   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 26, 2001
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                           --------------------------

                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                             HTTP TECHNOLOGY, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                         2834                    13-4148725
 (State or other jurisdiction   (Primary Standard Industrial     (I.R.S. Employer
              of                   Classification Number)     Identification Number)
incorporation or organization)

                      46 BERKELEY SQUARE, MAYFAIR, LONDON
                             UNITED KINGDOM W1J 5AT
                              011 44 207 598 4070

         (Address and telephone number of principal executive offices)

                             STEFAN ALLESCH-TAYLOR
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             HTTP TECHNOLOGY, INC.
                      46 BERKELEY SQUARE, MAYFAIR, LONDON
                             UNITED KINGDOM W1J 5AT

       (Name, address and telephone number of principal agent of service)
                           --------------------------

                                   COPIES TO:

                             STEVEN R. BERGER, ESQ.
                  SALANS HERTZFELD HEILBRONN CHRISTY & VIENER
                                620 FIFTH AVENUE
                         NEW YORK, NEW YORK 10020-2457
                                 (212) 632-5500
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
      SECURITIES TO BE REGISTERED            REGISTERED            SECURITY               PRICE          REGISTRATION FEE
Common Stock, $0.001 par value, to be
  resold...............................      18,929,670            $4.90(1)          $92,755,383.00         $22,168.54
Total..................................      18,929,670              $4.90           $92,755,383.00         $22,168.54

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. Based on the average of the bid and asked price reported for the Common Stock on the OTC Bulletin Board on December 20, 2001.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION PRELIMINARY PROSPECTUS
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                               18,929,670 SHARES

                             HTTP TECHNOLOGY, INC.

                                  COMMON STOCK

                               ------------------

    Certain stockholders (the "Selling Stockholders") of HTTP Technology, Inc. are selling 18,929,670 shares (the "Shares") of our common stock, par value $0.001 per share (the "Common Stock"). We will not receive any proceeds from the sale of the shares by the Selling Stockholders. The Selling Stockholders may offer the Shares from time to time in transactions (which may include block transactions) in the public market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Stockholders purchased the Shares in private offerings in which the Shares were not registered with the Securities and Exchange Commission. For more information about the Selling Stockholders, please refer to the sections entitled "Summary of Offering" and "The Selling Stockholders".

    Our Common Stock is traded on the OTC Electronic Bulletin Board under the symbol "HTTP". On December 20, 2001, the closing price of our Common Stock as reported on the OTC Electronic Bulletin Board was $4.90.

    THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 8.

                             ---------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIONS MADE TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

December 26, 2001

    This Prospectus does not constitute an offering or solicitation with respect to these securities by the Company to any person who may be considered to be an underwriter or to any person in any state in which said offering or solicitation is not authorized by the laws thereof or in which the person making said offering or solicitation is not qualified to act as dealer or broker or otherwise to make such offering or solicitation.

    We have agreed to file amendments to the registration statement of which this Prospectus is a part in order to inform potential purchasers of the Common Stock of any facts or events arising after the date of this Prospectus which are material to such purchaser's investment decision. We will distribute any such amendments to this Prospectus to the Selling Stockholders after such amendment has been filed with the Securities and Exchange Commission.

                           FORWARD-LOOKING STATEMENTS

    This Prospectus contains certain "forward-looking statements". We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about the Company, including, among other things:

    - Our ability to commercialize our technology;

    - Our business and prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets;

    - Our ability to attract and retain customers;

    - Our ability to secure financing as and when necessary;

    - Our ability to achieve adequate levels of revenue to recover our investment in capitalized software development costs and acquired technology;

    - Our ability to retain the services of our key management, and to attract new members of the management team;

    - The likelihood of significant ongoing capital requirements; and

    - Our ability to effect and retain appropriate patent, copyright and trademark protection of our products.

    We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events contained or incorporated by reference in this Prospectus might not occur.
                            ------------------------

    You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus, as well as information we previously filed with the SEC, is accurate as of the date on the front cover of this Prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

             WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

    We file reports, proxy statements, and other information with the Securities and Exchange Commission (SEC File Number 0-26886). Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington D.C. 20006-1500.

                             ADDITIONAL INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Shares offered hereby. This Prospectus, which constitutes part of such registration statement, does not contain all the information contained in the registration statement and the exhibits thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. For further information with respect to the Company and the shares offered hereby, reference is made to the registration statement and such exhibits. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by reference to the full text of such contract or document. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports and other information with the Commission. Such reports and other information and the Registration Statement, including exhibits thereto, may be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The Commission's web site can be accessed at http://www.sec.gov.

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, ESPECIALLY THE RISKS OF INVESTING IN OUR SECURITIES DISCUSSED UNDER "RISK FACTORS" ON PAGES 8-12.

OUR BUSINESS

    We are a developer of sophisticated software technology. Our business objective is to conceive, develop and commercialize innovative applications derived from our core technology. HTTP Software Plc ("Software") and HTTP Insights Ltd. ("Insights"), our wholly-owned subsidiaries, conduct our main development efforts, and a majority-owned subsidiary, Medicsight Plc ("Medicsight"), is commercializing a new technology in the medical field.

    In April 2000, we acquired Radical Technology Plc (now known as Software) which provided us with a business dedicated to systems integration and software development. In December 2000, we acquired Nightingale Technologies, Ltd. (now known as Insights), the principal technology of which is a Stochastic Perception Engine. A Stochastic Perception Engine processes and classifies unstructured data into meaningful outputs, enabling it to be viewed, interpreted or further manipulated by the user of the application. Similar technologies sit at the core of many of today's major software applications. Our Stochastic Perception Engine is comprised of four principal modules: cluster analysis, statistical modeling, classification and prediction. This technology has the ability to offer unprecedented processing speed, accuracy and comprehensiveness of results when compared to existing data classification technologies. Our Stochastic Perception Engine has significant potential uses in a wide variety of fields, including medical image analysis, the design of pharmaceuticals, environmental mapping, handwriting recognition, robotics and surveillance. In addition, we develop other proprietary algorithms which are used for analyzing visual data.

    On December 29, 2000, we acquired all of the issued and outstanding shares of Insights in a stock-for-stock transaction. We received the shares of Insights on December 29, 2000; however we were not required to pay any consideration for such shares unless certain conditions were met. On February 22, 2001, the first of these conditions was met, and as such we issued the first tranche of consideration of 15,000,000 shares, valued at approximately $93,000,000 based on a weighted average share price of $6.20 per share. Subsequent to September 30, 2001, upon agreement with the seller of Insights and in variance of the conditions precedent set forth in the original agreement, the parties agreed that the obligation to issue the second tranche of contingent consideration may be satisfied by the direct issuance of shares in Medicsight to Nightingale Technologies Ltd. ("Nightingale"), the seller of Insights. On November 22, 2001, Medicsight issued 15,000,000 shares in Medicsight to Nightingale, and Nightingale accepted such shares in satisfaction of our obligation under the original purchase agreement. Nightingale is an 8.6% stockholder of the Company. As of the date hereof, there is no public market for the Medicsight shares.

    We have recently restructured our business to focus more closely on the medical imaging applications derived from our original core technology. We have concluded the process of incorporating all research, software development, management and marketing activities related to our medical imaging initiatives into our subsidiary, Medicsight. Assets have been transferred and costs incurred on the development of the Medicsight system have been reimbursed and assigned by way of a loan note from Medicsight. The amount of the loan note to HTTP Technology, Inc. was L3,659,104, and this loan note has been converted into 58,868,582 ordinary shares of Medicsight issued to the Company and 15,000,000 ordinary shares of Medicsight issued to Nightingale.

    Medicsight is currently engaged in efforts to commercialize the Medicsight system, a state-of-the-art digital disease detection software system. The Medicsight system analyzes digital data from medical scanners, such as MRIs and CAT scans, and then alerts the clinician to any areas of possible abnormality. While the Medicsight system also attributes a percentage probability to what it has identified, it is not a diagnostic system. Based on research so far, we believe that the Medicsight system will be more accurate in identifying cancer cells and other abnormalities at earlier stages in the disease than current medical tools. The potential advantage of the Medicsight system is that it does not rely on the human eye or human interpretation to detect possible abnormalities; after the system uses its technology to identify possible abnormalities, the clinician will then apply his/her education, training and experience to determine the next steps in medical diagnosis and treatment. The Medicsight system can process unprecedented volumes of images. We believe that the Medicsight system will enable large-scale population screening, making a positive contribution to preventive medicine. We cannot assure you that Medicsight will be successful in commercializing the Medicsight system, or if such system is commercialized, that its use will be profitable to Medicsight.

    We have organized a subsidiary in the United States, Medical Vision
Systems, Ltd. ("Medicsight USA"). It is our intention that Medicsight USA will open offices on the West Coast of the United States in the first quarter of 2002 and will establish a new management team to work with our existing management to implement the business of Medicsight USA. Medicsight USA will hold the exclusive license to market and distribute the Medicsight disease detection system in North America.

    We were originally incorporated as a Utah corporation in 1977. On
December 19, 2000, we entered into an Agreement and Plan of Merger with our wholly-owned subsidiary HTTP Technology, Inc., a Delaware corporation, and thereby effected a reincorporation from Utah to Delaware. We maintain our corporate offices at 46 Berkeley Square, London, W1J 5AT, United Kingdom, telephone +44 (0) 207-598-4070, facsimile: +44 (0) 207-598-4071. As used herein,
"we", "us", "our" and "the Company" refer to HTTP Technology, Inc. and its subsidiaries collectively.

                                  THE OFFERING

Shares of Common Stock offered by the Selling
  Stockholders..............................................  18,929,670
Shares of Common Stock outstanding prior to the offering....  57,868,582
Shares of Common Stock to be outstanding after the
  offering..................................................  57,868,582
OTC Bulletin Board Symbol...................................        HTTP

    The number of shares of Common Stock to be outstanding prior to and after the offering does not include 13,784 shares reserved for issuance pursuant to the acquisition of Software.

                            THE SELLING STOCKHOLDERS

    This Prospectus relates to the registration of the resale of 18,929,670 shares of our Common Stock, beneficially owned by the Selling Stockholders. These shares were issued in private placement transactions and have not previously been registered with the SEC.

                                USE OF PROCEEDS

    We will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

    The following data sets forth certain summary consolidated financial data for the Company for each of the periods indicated. The historical financial data as of December 31, 2000 and 1999, and for the year ended December 31, 2000 and for the period from inception (October 18, 1999) through December 31, 1999 have been derived from the audited consolidated financial statements of the Company. The unaudited consolidated financial data for the nine months ended
September 30, 2001 and 2000 includes adjustments, all of which are normal and recurring adjustments which management considers necessary for a fair presentation of results for the unaudited period. The results of operations for the nine months ended September 30, 2001 are not necessarily indicative of the results of our operations for the full 2001 fiscal year. This financial data should be read in conjunction with management's discussion and analysis and the consolidated financial statements and the notes to those statements appearing elsewhere in this Prospectus.

                                                      FOR THE PERIOD FROM
                                                      (OCTOBER 18, 1999)
                                       YEAR ENDED          INCEPTION             NINE MONTHS ENDED
                                      DECEMBER 31,   THROUGH DECEMBER 31,          SEPTEMBER 30,
                                      ------------   ---------------------   --------------------------
                                          2000               1999                2001          2000
                                      ------------   ---------------------   ------------   -----------
INCOME STATEMENT DATA:
Operating revenues..................  $   514,152           $     --         $    158,796   $   224,545
Loss from operations................   (8,775,530)           (41,199)         (26,512,617)   (4,697,669)
Net Loss............................   (8,714,079)           (30,228)         (26,358,465)   (4,401,263)
Loss per share......................        (0.24)                --                (0.48)        (0.13)

                                            AS OF DECEMBER 31,            AS OF SEPTEMBER 30,
                                      ------------------------------   --------------------------
                                         2000             1999             2001          2000
                                      -----------   ----------------   ------------   -----------
BALANCE SHEET DATA:
Current assets......................  $ 6,856,365      $2,087,678      $    952,201   $11,240,343
Total assets........................   30,496,685       2,754,084       100,477,235    36,158,409
Long-term obligations...............    6,006,025          50,000                --            --
Total liabilities...................    7,281,915         135,591         4,631,828       574,240
Working capital(1)..................    5,604,318       2,002,087        (3,659,023)   10,666,103
Stockholders' equity................   23,214,770       2,618,493        95,845,407    35,584,169

------------------------

(1) Working capital is measured as the difference between current assets and current liabilities.

                                  RISK FACTORS

    AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, ALONG WITH THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, IN EVALUATING THE COMPANY, OUR BUSINESS AND PROSPECTS BEFORE PURCHASING THE COMMON STOCK. YOU COULD LOSE YOUR ENTIRE INVESTMENT.

RISKS RELATED TO OUR BUSINESS

    OUR LIMITED OPERATING HISTORY MAKES EVALUATION OF OUR BUSINESS AND PROSPECTS DIFFICULT.

    We have only a limited operating history on which you can base an evaluation of our business and prospects. While we have generated limited revenues since December 1999, we cannot assure you that we will generate sufficient revenues to fund our operations or that we will be profitable at such level of operations. Our Medicsight system has not generated any commercial revenues, and we cannot assure you that when or if it will commence generating any commercial revenues, or if it generates revenues, whether such revenues will be profitable to us. Our business and prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets, such as the market for positioning services.

    WE HAVE A HISTORY OF LOSSES AND WE ANTICIPATE SIGNIFICANT FUTURE LOSSES.

    For the year ended December 31, 2000 ("Fiscal 2000"), we had aggregate commercial revenues of $514,152. We incurred a loss of $8,714,079 for Fiscal 2000, as compared to a loss of $30,228 for the period from inception
(October 18, 1999) through December 31, 1999 ("Fiscal 1999"). For the nine months ended September 30, 2001, we generated $158,796 in revenues, as compared to $224,545 in revenues for the nine months ended September 30, 2000. We incurred an operating loss of $26,512,617 for the nine months ended
September 30, 2001, as compared to a loss of $4,697,669 for the comparable nine-month period in the prior year. We cannot assure you that we will become profitable. As we need to dedicate additional resources to the development of the Medicsight system, we are likely to generate further losses, which losses could be significant. If we were to record profits, we do not anticipate paying dividends on our Common Stock in the foreseeable future.

    THE COMMERCIALIZATION OF THE MEDICSIGHT SYSTEM MAY REQUIRE SIGNIFICANT RESOURCES.

    The technology underlying the Medicsight system has not yet been commercialized. Under generally accepted accounting principles, until the technology is determined to be feasible, all research and development expenditures must be expensed rather than capitalized. During the nine months ended September 30, 2001, we expended approximately $2,514,000 for research and development expenses for the Medicsight system. We cannot predict the amount of additional expenditures that will be necessary prior to achieving commercialization. Asia IT Capital Investments Limited ("Asia IT") has provided a ten million pound three-year credit facility for our subsidiary, Medicsight. Asia IT and its affiliates collectively own 12.6% of the outstanding shares of the Company. Pursuant to such credit facility, Medicsight has covenanted to undertake a public offering of ordinary shares in an amount not less than L25,000,000 prior to the end of February 2002. The outstanding loan may be converted, with the consent of Medicsight, into ordinary shares of Medicsight at the time Medicsight makes a public offering of its ordinary shares, at the public offering price. If Medicsight does not complete such offering, the facility nevertheless will remain in place. See "Security Ownership of Principal Stockholders, Directors and Executive Officers" and "Certain Relationship and Related Transactions." Medicsight may be required to raise additional capital, through the issuance of debt or additional equity. While we may invest additional capital in Medicsight, we have no commitment to do so. To the extent Medicsight sells additional equity, our interest in Medicsight maybe diluted.

    WE MAY NEED ADDITIONAL FINANCING FOR OUR FUTURE CAPITAL NEEDS.

    We may need additional funds in order to implement our strategies, including cash for research and development expenses, payment of increased operating expenses; and further implementation of our business strategies. We may raise such additional capital through additional public or private financings, as well as borrowings and other resources. We currently have an uncommitted credit line until December 31, 2002 for $20,000,000 with Asia IT, of which approximately $600,000 was outstanding as of November 15, 2001. Any further drawdowns on this credit line require the approval of our Board of Directors and of Asia IT. Asia IT and its affiliates collectively own approximately 12.6% of the outstanding shares of the Company. See "Security Ownership of Principal Stockholders, Directors and Executive Officers" and "Certain Relationships and Related Transactions". While this facility is in place, we are restricted by negative pledge from borrowing funds, directly or indirectly, other than through the credit facility with Asia IT, without the consent of Asia IT. We currently have no commitments for any additional financing. The possibility that the Selling Stockholders may sell a significant number of shares into the market pursuant to this Prospectus may have a material adverse effect on our ability to raise additional capital or on the terms on which such capital will be available to us.

    To the extent that we raise additional capital through the sale of equity or equity-related securities, the issuance of such securities could result in dilution to our stockholders. To the extent that Medicsight raises additional capital through the issuance of equity, our ownership interest in Medicsight may be reduced. We cannot be assured that we will have access to the capital markets in the future, or that financing will be available to us on acceptable terms to satisfy our cash requirements. If we cannot obtain the necessary capital, our business and financial condition will be materially and adversely affected. In such event, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our assets that we would not otherwise choose to do. If any of the foregoing risks actually occur, our results of operations and financial condition would be likely to suffer, and you could lose your entire investment.

    OUR BUSINESS DEPENDS ON OUR CORE TECHNOLOGIES.

    Medicsight, a majority-owned subsidiary, is currently engaged in efforts to commercialize a state-of-the-art digital disease detection software system called Medicsight. We have yet to derive any revenue from this technology. While we believe that this technology has significant potential uses in a wide variety of fields, including medical image analysis, the design of pharmaceuticals, environmental mapping, handwriting recognition, robotics and surveillance, the technology has not yet been shown to be commercially feasible in any of those areas.

    The products derived from our proprietary software technology are expected to account for substantially all of our revenues into the foreseeable future. We cannot assure you that such products will be successfully commercialized, or that if so commercialized, that revenues will be sufficient to fund our operations. Should we be unable to achieve adequate market commercialization, or maintain and enhance the competitive value of our core technology, our business and the results of our operations will be adversely affected.

    WE ARE DEPENDENT ON RETAINING AND ATTRACTING QUALIFIED SCIENTIFIC PERSONNEL IN ORDER TO COMMERCIALIZE OUR TECHNOLOGY.

    Our core technology, and our expected investment in research and development into the foreseeable future, are wholly dependent on our specialist scientists and software developers. Should we lose the services of certain of our key members of scientific and development staff or should we be unable to attract additional qualified scientific personnel, we will have difficulty commercializing our technology and our business will be materially adversely affected.

    WE MAY SUFFER ADVERSE CONSEQUENCES IF WE ARE DEEMED TO BE AN INVESTMENT COMPANY.

    We may suffer adverse consequences if deemed to be an investment company under the Investment Company Act of 1940 (the "1940 Act"). Some equity investments in other businesses anticipated by us may constitute investment securities under the 1940 Act. A company may be deemed to be an investment company if it owns investment securities with a value exceeding 40% of its total assets, subject to certain exclusions. Investment companies are subject to registration under, and compliance with, the 1940 Act unless a particular exclusion or Securities and Exchange Commission safe harbor applies. If we were to be deemed an investment company, we would become subject to the requirements of the 1940 Act. As a consequence, we may have to buy, sell or retain assets when we would otherwise not wish in order to avoid registration under the 1940 Act. This would have an adverse effect on our business and results of operations.

    WE MAY HAVE DIFFICULTY IDENTIFYING AND FINANCING SUITABLE ACQUISITIONS, JOINT VENTURES OR STRATEGIC ALLIANCES, AND THOSE THAT WE DO COMPLETE COULD ADVERSELY AFFECT OPERATING RESULTS.

    As part of our business strategy, senior management reviews potential acquisitions, joint ventures and strategic alliances that may complement or expand existing business or increase revenues. We may not be able to identify appropriate joint ventures, acquisitions or alliances or be able to finance these transactions successfully once identified. Any failure to identify or finance future transactions may impair our growth.

    Any acquisitions that are completed will be accompanied by the risks commonly encountered with acquisitions of companies, such as the difficulty of integrating the operations and personnel of the acquired businesses, the potential disruption of our business, the assumption of unexpected liabilities relating to the acquired assets, the imposition and maintenance of common standards, controls, procedures and policies and the impairment of relationships with employees and customers as a result of difficulties arising out of integration. Furthermore, the value of any business acquired may be less than the amount paid for it if, for example, there is a decline in the position of that business in the relevant market in which it operates or there is a decline in that market generally.

    WE MAY ENCOUNTER DIFFICULTIES IN IMPLEMENTING OUR BUSINESS STRATEGY.

    Although we intend to pursue a strategy of aggressive product marketing, development and distribution, implementation of this strategy will depend in large part on our ability to (i) establish a significant customer base and maintain favorable relationships with those customers, (ii) effectively introduce acceptable products to our customers, (iii) obtain adequate financing on favorable terms to fund our business strategy, (iv) maintain appropriate procedures, policies, and systems, (v) hire, train, and retain skilled employees, and (vi) continue to operate in the face of increasing competition. If we are unable to achieve any or all of these goals, we will not be able to successfully implement our business strategy, which could have a material adverse effect on our results of operations and financial condition.

    THE PERFORMANCE OF OUR PRODUCTS COULD RESULT IN PRODUCT LIABILITY FOR OUR BUSINESS.

    We are responsible for product performance and liabilities of our products based on our core technology. We currently do not carry any product liability insurance, and there can be no assurance that we will be able to obtain such insurance on acceptable terms or that such insurance will provide adequate coverage against potential liabilities. Each of the potential uses of our technology is "high risk" and, if our technology does not perform, we could suffer material adverse consequences. We face a business risk of exposure to product liability, claims for consequential damages and other claims in the event that the use of our technology and services or the failure of our technology to perform in accordance with specifications is alleged to result in adverse effects. We cannot assure you that we will avoid significant product liability exposure or that insurance coverage will be available in the future on commercially reasonable terms, or at all. The assertion of a product liability claim or claims would likely materially adversely affect our business, financial condition and results of operations. While we have taken, and will continue to take, what we believe are appropriate precautions, there can be no assurance that we will avoid significant liability exposure.

    PATENTS MAY NOT PROVIDE COMPLETE PROTECTION FOR THE INTELLECTUAL PROPERTY IN OUR CORE TECHNOLOGY.

    Protection of our proprietary technology, and our rights over that technology, from copy or unchallenged use is essential to our future success. Any challenges to or disputes concerning our core technology will result in great expense, delays in bringing products to market and disruption of our focus on our core activities. They may also result in loss of rights over our technology or the right to operate in particular markets due to adverse legal decisions against us.

    We have filed patents in the UK, USA and ASEAN covering the application of our core technology. However, we have not yet been granted any patents. We cannot provide assurance that patents protecting our core technology will be granted or that they will not be challenged, or that rights granted to us will actually provide us with advantage over our competitors.

    Failure to register appropriate patents, copyrights or trade marks in any jurisdiction may impede our ability to create brand awareness in our products, result in expenses involved in pursuing or defending related legal action, or result in lost revenues through delays incurred due to intellectual property disputes. For example, others may already have been granted rights over similar technology that would impede our ability to enter markets freely and may challenge our entrance to those markets. Where we are required to purchase licenses from those with prior rights in any country, we cannot assure you that we will be able to do so at a commercially acceptable cost.

    GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES MAY PLACE FINANCIAL BURDENS ON OUR BUSINESS.

    Medicsight is a system that analyzes digital data from medical scanners, such as MRI's and CAT scans, and then alerts the clinician to any areas of possible abnormality. It is not a diagnostic system. We are not aware of government regulations that would be applicable to the Medicsight system. To the extent that government regulations would apply depending upon the countries in which we sell or license the Medicsight system, such regulations could delay the commercial introduction of Medicsight and could significantly increase our costs of operations.

    A FEW STOCKHOLDERS OWN A SUFFICIENT NUMBER OF SHARES OF OUR COMMON STOCK AND CAN EXERT SUBSTANTIAL INFLUENCE ON DECISIONS TO BE MADE BY OUR STOCKHOLDERS.

    STG Holdings PLC ("STG") beneficially owns 17,803,682 shares, constituting approximately 30.8% of our outstanding Common Stock. Each of Mr. Stefan Allesch-Taylor, the Chairman of our Company, Sir Euan Calthorpe, and Mr. Mark Warde-Norbury, directors of our Company, is a significant shareholder and director of STG, and each of them, individually, or collectively, may be deemed to control and the investment and voting decisions with respect to the shares owned by STG. Because of such ownership, STG and Messrs. Allesch-Taylor, Calthorpe and Warde-Norbury could have a major influence on the election of all members of the Board of Directors and determine our corporate actions.

RISKS RELATED TO THIS OFFERING

    OUR SHARES MAY EXPERIENCE EXTREME PRICE AND VOLUME FLUCTUATIONS.

    The market price for our Common Stock may fluctuate significantly in response to a variety of reasons, some of which are beyond our control:

    - variations in quarterly operating results;

    - changes in market valuation of our competitors or perceived competitors;

    - additions or departures of key personnel;

    - sales of Common Stock or termination of stock transfer restrictions; and

    - fluctuations in trading volume, which are particularly common among high technology companies.

In addition, the stock market has, from time to time, experienced significant price and volume fluctuations that have affected the market prices for securities generally.

    Our Common Stock is currently traded on the OTC Electronic Bulletin Board. Unless and until we can be listed on a recognized stock exchange or on NASDAQ, our stockholders could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock. In addition, failure to obtain and maintain a listing for our Common Stock may make our Common Stock ineligible for use as, or make our Common Stock substantially less attractive as, collateral for margin and purpose loans, for investment by financial institutions under their internal policies or state legal investment laws, as consideration in the financing of future acquisitions of businesses or assets by us, and for issuance by us in future capital raising transactions.

    THE SALE OF THE SHARES BEING OFFERED COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY.

    Approximately 18,929,670 shares, or approximately 33% of our total outstanding shares, are being offered pursuant to this Prospectus. Sales of substantial amounts of our Common Stock in the public market would adversely affect the market price of our Common Stock and could impair our future ability to raise capital through an offering of equity securities. While some of the Selling-Stockholders will continue to be restricted on their ability to sell shares by the Securities Act, the Exchange Act and the applicable regulations thereunder, the possibility that such sales may occur could have a material adverse effect on our stock price or on our ability to raise additional capital on acceptable terms.

                                USE OF PROCEEDS

    We will not realize any proceeds from the sale of the Shares by the Selling Stockholders. We are preparing this Prospectus only to register the Shares in accordance with the agreements pursuant to which the Selling Stockholders originally acquired the Shares.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company as of September 30, 2001 (unaudited). See "Consolidated Financial Statements" included elsewhere in this Prospectus.

Total Liabilities...........................................  $  4,631,828
Common Stock, par value $0.001 (57,868,582 shares
  outstanding)
  Stated Capital............................................        57,869
  Additional Paid-in Capital................................   145,557,748
Accumulated Deficit.........................................   (34,972,376)
Total Stockholders' Equity..................................    95,845,407
                                                              ------------
Total Capitalization........................................  $100,477,235
                                                              ============

                            MARKET FOR COMMON EQUITY

MARKET INFORMATION

    The shares of our Common Stock are quoted on the OTC Bulletin Board, maintained by the National Association of Securities Dealers, Inc. Our Common Stock trades under the symbol "HTTP".

    On February 5, 2001, we effected a 2-for-1 split (the "Stock Split") of our Common Stock. All share and per share information set forth in this Prospectus have been restated to reflect the Stock Split. The following table sets forth the range of high and low closing prices for our Common Stock for each quarter within the last two fiscal years, after giving effect to the Stock Split. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

                                                            CLOSING PRICES ($)
                                                            -------------------
PERIOD                                                        HIGH       LOW
------                                                      --------   --------
1999
Fourth Quarter............................................    2.375    0.078125

2000
First Quarter.............................................    7.469        2.50
Second Quarter............................................     8.00        5.00
Third Quarter.............................................   10.063        7.50
Fourth Quarter............................................     9.00       6.438

2001
First Quarter.............................................     7.00        5.50
Second Quarter............................................     7.44        6.30
Third Quarter.............................................     7.10        5.30
Fourth Quarter (through December 20)......................     6.00        4.70

    As of November 29, 2001, there were 1,534 holders of record of our Common Stock.

    DIVIDENDS. We have never declared or paid cash dividends on the Common Stock. We currently intend to retain earnings, if any, to support our growth strategy and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

    The following data sets forth certain summary consolidated financial data for the Company and its consolidated subsidiaries for each of the periods indicated. Historical financial data as of December 31, 2000 and 1999, and for the year ended December 31, 2000 and for the period from inception (October 18, 1999) through December 31, 1999 have been derived from the audited consolidated financial statements of the Company. The unaudited consolidated financial data as of and for the nine months ended September 30, 2001 and 2000 include adjustments, all of which are normal and recurring adjustments, which management considers necessary for a fair presentation of results for the unaudited period. The results of operations for the nine months ended September 30, 2001 are not necessarily indicative of the results of our operations which are expected for the full 2001 fiscal year (ending December 31, 2001). This financial data should be read in conjunction with management's discussion and analysis and the consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus.

                                                          FOR THE PERIOD
                                                          FROM INCEPTION
                                                           (OCTOBER 18,
                                            YEAR ENDED    1999) THROUGH        NINE MONTHS ENDED
                                           DECEMBER 31,    DECEMBER 31,          SEPTEMBER 30,
                                           ------------   --------------   --------------------------
                                               2000            1999            2001          2000
                                           ------------   --------------   ------------   -----------
INCOME STATEMENT DATA:
Operating revenues.......................  $   514,152       $     --      $    158,796   $   224,545
Loss from operations.....................   (8,775,530)       (41,199)      (26,512,617)   (4,697,669)
Net loss.................................   (8,714,079)       (30,228)      (26,358,465)   (4,401,263)
Loss per share...........................        (0.24)            --             (0.48)        (0.13)

                                               AS OF DECEMBER 31,         AS OF SEPTEMBER 30,
                                            ------------------------   --------------------------
                                               2000          1999          2001          2000
                                            -----------   ----------   ------------   -----------
BALANCE SHEET DATA:
Current assets............................  $ 6,856,365   $2,087,678   $    952,201   $11,240,343
Total assets..............................   30,496,685    2,754,084    100,477,235    36,158,409
Long-term obligations.....................    6,006,025       50,000             --            --
Total liabilities.........................    7,281,915      135,591      4,631,828       574,240
Working capital(1)........................    5,604,318    2,002,087     (3,659,023)   10,666,103
Stockholders' equity......................   23,214,770    2,618,493     95,845,407    35,584,169

------------------------

(1) Working capital is measured as the difference between current assets and current liabilities.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

    Except for historical information, the material contained in this Management's Discussion and Analysis or Plan of Operations is forward-looking. This discussion includes, in addition to historical information, forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences are discussed below. These risks and uncertainties include the rate of market development and acceptance of technology, the unpredictability of our sales cycle, our limited revenues and significant operating losses generated to date, and the possibility of significant ongoing capital requirements. For the purposes of the safe harbor protection for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995, we urge you to review the list of certain important factors set forth in "Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995".

    We commenced operations under our current management on October 18, 1999. As such, there is no full-year data for Fiscal 1999. Our reporting currency is the United States Dollar.

RESULTS OF OPERATIONS
FISCAL 2000 V. FISCAL 1999

    REVENUES. For Fiscal 2000, our gross revenues from operations were approximately $514,000. We have relied heavily upon proceeds from the sale of our securities to fund our operations.

    We had operating activities in 2000 through our acquisition of Software. Software commenced operations under the Company umbrella from April 21, 2000, the date that the acquisition was unconditional. Our revenues for Fiscal 2000 were primarily comprised of software product consulting and support services. During Fiscal 2000, we had three customers who represented a significant portion of our revenues. We acquired two of these customers during the year, and the third is a related party. The customers were Red Cube AG, which accounted for approximately $137,000 (27%) of sales, Radical Technology, Plc (prior to acquisition by us), which accounted for approximately $99,000 (19%) of sales, and Nightingale Technologies, Ltd. (prior to acquisition by us), which accounted for approximately $132,000 (26%) of sales.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Our selling, general and administrative expenses were $5,785,000 in Fiscal 2000 compared to $42,000 for Fiscal 1999. The significant increase was due to the fact that we had only very limited operations in Fiscal 1999. Professional fees, including technology development and consulting services, were approximately $2,628,000 in Fiscal 2000. Also included were salaries and directors' compensation of $1,322,000, public relations costs of $369,000 and rent of $247,000. Professional fees included $1,580,000 in fees relating to a December 1999 consulting agreement with Oxford Capital Inc., for which the consideration was shares of our Common Stock. These fees were amortized over the twelve-month term of the agreement, through December 2000.

    The primary components of the increased selling, general and administrative expenses in Fiscal 2000 were an increase in personnel costs due to an increase in the number of employees and an increase in rent and other property costs resulting from a relocation to new premises. We expect selling, general and administrative expenses to continue at a similar level in the near future as we continue to devote resources to the expansion of the Company, excluding the Oxford Capital, Inc. consulting cost.

    SOFTWARE DEVELOPMENT COSTS WRITTEN OFF. During Fiscal 2000, we wrote off $2,020,000 in software development costs. These costs include $1,838,000 previously capitalized upon the acquisition of Software, but which was subsequently written off during the year. We decided to write off such costs because, after we acquired Software, we altered the strategic direction of Software to focus its resources on other projects, particularly the Stochastic Perception Engine project (the proprietary technology of Insights). Therefore, the software development costs written off were written down to an assessed net realizable value of zero. Software development costs also include $182,000 of in-process research and development costs that we wrote off when we acquired Software in April 2000.

    We went into negotiations in Autumn 2000 to acquire Insights. We estimated that the potential revenues to be derived from the development of Insights' Stochastic Perception Engine would be far in excess of revenues from software developed by Software. Thus, we decided to focus Software's resources towards working with Insights to assist in development of products utilizing the Stochastic Perception Engine. We decided it was not viable for Software to operate on two different types of business--software development work for Insights, Plannet and Call Analysis--plus bespoke work. Due to this revised strategy for Software, potential revenues from Plannet would not match the capitalized costs to date.

    DEPRECIATION AND AMORTIZATION EXPENSE. We had excess of purchase price over net assets acquired of approximately $8,293,000, associated with the acquisition of Software. We also had excess of purchase price over net assets acquired of approximately $10,443,000 from our acquisition of Insights. Our policy is to amortize goodwill over five years.

    IMPAIRMENT LOSS ON INVESTMENTS. Impairment loss on investments of $225,000 relates to the impairment in the carrying value of one of the Company's minority investments, Strategic Intelligence.

    IMPAIRMENT OF RECEIVABLE FROM VENDOR. Impairment of a receivable from a vendor in the amount of $19,109,000 relates to a receivable from Dr. Alexander Nill (one of our former directors). In connection with our acquisition of Core Ventures in September 2000, Dr. Nill had guaranteed the fair value of certain assets of Core Ventures. The receivable, which has been fully impaired, represents the fair value of 3,600,000 shares of Common Stock we issued as consideration for the acquisition, with a value of $20,364,000, less a provisional estimate of the fair value of the assets we acquired of $1,255,000. See "Description of Business--Recent Acquisitions".

    INCOME FROM VENDOR GUARANTEE. Income from vendor guarantee relates to a guarantee provided by Dr. Nill as to the fair value of certain assets acquired under our acquisition of Core Ventures in September 2000. The income recognized represents the fair value of 3,600,000 shares of Common Stock, valued at $20,364,000, that we issued as consideration for the acquisition less $1,255,000, a provisional estimate of the fair value of the assets we acquired. Since the end of Fiscal 2000, 3,040,000 of the 3,600,000 shares issued, with a fair value of $19,109,000, have been returned to us, duly endorsed by Dr. Nill. See "Business".

    NET LOSS AND NET LOSS PER SHARE. Our net loss for Fiscal 2000 was ($8,714,000), and was attributable to relatively low revenues and significant operating costs, including those relating to software development costs written off ($2,020,000), goodwill amortization ($1,260,000) and professional fees ($2,628,000). Our loss per share was ($0.24) based on weighted average shares outstanding of 36,383,441.

NINE MONTHS ENDED SEPTEMBER 30, 2001 V. NINE MONTHS ENDED SEPTEMBER 30, 2000

    REVENUES. For the nine months ended September 30, 2001 and September 30, 2000, the Company's gross revenues from operations were approximately $159,000 and $225,000, respectively. Our revenue was primarily derived from consulting activities provided by Software. The decrease in revenues from the nine months ended September 30, 2000 to the nine months ended September 30, 2001 is due to the change of focus of Software's operations from providing software consulting services to third parties to providing services to the testing and development of the Stochastic Perception Engine.

    During the nine months ended September 30, 2001, we had two customers who represented a significant proportion of its revenues. The customers were Commonwealth Secretariat, which accounted for approximately 54% of sales, respectively, and Texaco Ltd., which accounted for approximately 24% of sales, respectively.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for the nine months ended September 30, 2001 were approximately $5,670,000, as compared to $3,535,000 for the nine months ended September 30, 2000. Professional fees, including technology development and consulting services, were approximately $1,057,000 for the nine months ended September 30, 2001. Also included were salaries and directors' compensation of approximately $1,689,000, service charges and rates for property leasing of approximately $758,000, and rent of approximately $392,000. For the nine months ended September 30, 2000, professional fees, including technology development and consulting services, were approximately $1,666,000. Also included were salaries and directors' compensation of approximately $884,000, service charges and rates for property leasing of approximately $43,000, and rent of approximately $175,000. The components of the increased selling, general and administrative expenses from the nine months ended September 30, 2000 to the nine months ended September 30, 2001 were an increase in personnel and consultants associated with software development and an increase in rent and other property costs resulting from our move in the third quarter of fiscal 2000 from 16 Curzon Street to the larger area occupied at 46 Berkeley Square. These increases were the results of the Company's acquisition of Insights and the inclusion of Software's operating costs for a full nine months. We expect selling, general and administrative expenses to continue at a similar level in the near future as we continue to devote resources to the expansion of our business.

    DEPRECIATION AND AMORTIZATION EXPENSE. We had excess of purchase price over net assets acquired of approximately $10,154,000, associated with the acquisition of Software in April 2000. We had an excess of purchase price over net assets acquired of approximately $103,443,000 from its acquisition of Insights in December 2000. Our policy is to amortize goodwill over five years. The amortization charge for the nine months ended September 30, 2001 was approximately $14,251,000, as compared to $965,000 for the nine months ended September 30, 2000. The increase is a direct result of our acquisition of Insights and the issuance of 15,000,000 shares of our Common Stock on February 22, 2001.

    IMPAIRMENT LOSS ON INVESTMENTS. Impairment loss on investments of $2,412,000 relates to the impairment in the carrying value of investments in Compaer AG and Red Cube AG. Based on the financial status of Compaer AG and Red Cube AG, the investments were permanently impaired, and we have recorded an impairment for the entire carrying value of these investments. The impairment loss on investments for the third quarter of fiscal 2001 was related to the permanent impairment of Red Cube AG of approximately $1,201,000. There was no impairment loss on investments for the nine months ended September 30, 2000.

    IMPAIRMENT OF VENDOR GUARANTEE. Impairment of a vendor guarantee in the amount of $4,338,000 relates to an impairment of the guarantee provided by Dr. Alexander Nill ("Guarantor") as to the fair value of certain assets acquired under the Company's acquisition of Core Ventures Ltd. ("Core") in September 2000. The vendor guarantee represents the fair value of 3,100,000 shares returned to the Company as partial consideration for the guarantee, of which 3,000,000 shares (the "Escrow Shares") were placed in escrow. In Q3 2001, an agent, NYPPe LLC, was assigned by the escrow agent to dispose of the Escrow Shares in a secondary private placement. As of September 30, 2001, NYPPe LLC had disposed of 15,000 of the Escrow Shares for consideration of approximately $75,000. We have estimated the value of the guarantee as the value of common stock, based on a 15 day moving average from October 17, 2001, less a discount for the restricted nature of such Escrow Shares, for the remaining 3,085,000 giving a realizable value of approximately $14,771,000. The impairment of approximately $4,338,000, of which approximately $1,428,000 was recorded in Q3 2001 and approximately $2,910,000 was recorded in the quarter ended June 30, 2001, represents the difference between the value that may be realized and the value at acquisition, with a value of $20,364,000, less a provisional estimate of the fair value of the assets acquired of $1,255,000. We will endeavor to seek remedy according to the full recourse guarantee given by Dr. Nill. However, it is uncertain that Dr. Nill has sufficient assets to be able to cover the shortfall.

    NET LOSS AND NET LOSS PER SHARE. Net loss was approximately $26,358,000 for the nine months ended September 30, 2001 compared to a net loss of approximately $4,401,000 for the nine months ended September 30, 2000. Net loss per share for the nine months ended September 30, 2001 was $0.48, based on a weighted average shares outstanding of 54,956,110 compared to a net loss per share of $0.13 for the nine months ended September 30, 2000, based on a weighted average shares outstanding of 34,555,962.

LIQUIDITY AND CAPITAL RESOURCES

    WORKING CAPITAL. At September 30, 2001, we had approximately $952,000 in current assets. Cash and cash equivalents amounted to approximately $308,000. Current liabilities were approximately $4,611,000 at September 30, 2001. Short term debt amounted to approximately $3,250,000 which is associated with a loan note assumed upon acquisition of Insights. The terms of the loan note include a provision whereby the lender can require repayment within one business day of giving notice of demand, in the event Insights ceases to be a wholly-owned subsidiary. Although no such notice has been given nor is expected to be received, management has reclassified the remaining amount payable as short term debt due to this demand provision and withholding tax due under the loan. At December 31, 2000, we had approximately $6,856,000 in current assets and cash and cash equivalents amounted to approximately $6,231,000. Current liabilities were approximately $1,252,000 at December 31, 2000. Working capital at the end of the third quarter of 2001 was approximately ($3,659,000), as compared to approximately $5,604,000 at December 31, 2000. The ratio of current assets to current liabilities was 0.21 to 1.0 at the end of third quarter of 2001 as compared to 5.5 to 1.0 at December 31, 2000. The decrease in working capital during the nine months ended September 30, 2001 was primarily due to the Company's use of cash to fund its operations and the payment of the reclassified short term debt.

    NET DECREASE IN CASH AND CASH EQUIVALENTS. During the nine-month period ended September 30, 2001, our cash and cash equivalents decreased by approximately $5,923,000. This decrease was primarily the result of net cash used in operations of approximately $4,740,000 and net cash used in financing activities of approximately $2,761,000. We received net cash of approximately $1,574,000 in investing activities, primarily from the disposition of investments during the nine months ended September 30, 2001.

    NET CASH USED IN OPERATIONS. The use of cash in operations of approximately $4,740,000 during the nine months ended September 30, 2001 was attributable to our relatively low revenues at the same time that the Company incurred significant operating costs. These significant costs included professional fees, salaries and directors' compensation, and service charges associated with rental property and rent, all of which resulted from our commencement of operations and expansion of its infrastructure to support such operations. We used cash in operations for the nine months ended September 30, 2000 of $1,918,000.

    NET CASH PROVIDED IN INVESTMENT ACTIVITIES. For the nine months ended September 30, 2001, we had a net cash inflow from investment activities of approximately $1,574,000 compared with a net cash outflow from investment activities of approximately $2,538,000 for the nine months ended September 30, 2000. We received funds in the first quarter of 2001 from the sale of our shareholding in MDA Group Plc and from funds received as part of the Core guarantee. We had acquired investments as part of our business strategy in the nine months ended September 30, 2000. As the divestment of our holding in the MDA Group Plc was completed by an exercise of a guarantee given by a shareholder, the excess of proceeds over book value of the investment in MDA Group Plc is reflected as a contribution to stockholders' equity for the period ended September 30, 2001. We have discontinued the strategy of taking minority investment stakes which was pursued during Fiscal 2000. We do not currently have any commitments for material capital expenditures.

    NET CASH USED IN FINANCING ACTIVITIES.  For the nine months ended
September 30, 2001, we had a net cash outflow from financing activities of approximately $2,761,000. The Company acquired Insights in December 2000. At the time of such acquisition, Insights had outstanding $6,006,000 of long-term debt. This debt is part of a loan of $10,000,000 that Insights owed to its parent company relating to the acquisition of patent applications for its Stochastic Perception Engine technology. The loan bears interest at 2% above LIBOR and is unsecured. The principal of the loan and accrued interest does not mature until October 5, 2003. During the nine months ended September 30, 2001, the Company repaid an additional $2,756,000 of the loan principal resulting in an outstanding balance of $3,250,000.

    In connection with this loan, in accordance with UK legislation, Insights was obliged to withhold tax from the payment at the UK basic rate and account for this to the UK taxation authorities on or by January 14, 2001. This obligation was not specifically envisaged in the agreement under which the patent application rights were acquired. Insights has received legal advice to the effect that it should have deducted the appropriate amount of tax from the payments to the former parent company of Insights in respect of UK patent rights acquired and that it should therefore withhold such amounts from the remaining payments still to be made. The former parent company of Insights has not formally accepted this position, and it is therefore possible that the former parent would seek to recover any such deductions from Insights. The directors have concluded that, taking into account the legal advice received, it is unlikely that a material, unprovided loss will arise in respect of this matter. The amount of tax which should have been deducted is estimated at $2.2 million, and this obligation has been accruing interest at the UK statutory rate as from the due payment date of January 14, 2001. The directors are negotiating a rectification of the agreement under which the U.K. patent application rights were acquired, with the former parent of Insights. The parties intended from the outset that the former parent company should assign to us all world-wide rights covered by the technology. However, the initial agreement referred only to the European patent application rights (treated as a U.K. asset under U.K. tax law). It is proposed that the rectification agreement should clarify that all rights in the underlying technology and the patent rights relating thereto in any part of the world should have been incorporated into the original assignment.

    STOCKHOLDERS' EQUITY. Stockholders' equity at September 30, 2001 was approximately $95,845,000, including an accumulated deficit of approximately $34,972,000. At December 31, 2000, stockholders' equity was approximately $23,215,000, including an accumulated deficit of $8,614,000 and after deducting a vendor guarantee of approximately $19,109,000. Additional paid-in capital at September 30, 2001 was approximately $145,558,000. The increase in additional paid-in capital was primarily due to the issuance of 15,000,000 shares of Common Stock in connection with the acquisition of Insights. The securities returned to us under its acquisition of Core have been valued as a vendor guarantee in connection with such acquisition and are duly endorsed over to the Company. The vendor guarantee amounted to approximately $14,771,000 as of September 30, 2001. During the quarter ended June 30, 2001, we received 3,000,000 shares of Common Stock that were placed in escrow as part of the vendor guarantee. In the third quarter of fiscal 2001, an agent, NYPPe LLC, was assigned by the escrow agent to dispose of these shares in a secondary private placement that is expected to result in net proceeds of approximately $15,000,000. We have also received a further 100,000 shares of Common Stock that are duly endorsed. As of September 30, 2001 the agent had sold 15,000 shares resulting in the Company's receipt of net proceeds of $75,000.

    ADDITIONAL CAPITAL. We may require additional capital during our fiscal year ending December 31, 2002 to implement our business strategies, including cash for (i) payment of increased operating expenses such as salaries for additional employees; and (ii) further implementation of those business strategies. Such additional capital may be raised through public or private financing, as well as borrowings and other resources.

    On December 15, 2000, the Company entered into an unsecured credit facility with Asia IT, which provides a $20,000,000 line of credit. Such line of credit originally expired on December 31, 2001, but has been extended until December 31, 2002. Interest on advances under the credit facility accrues at 2% above LIBOR. We can draw down on this credit facility for its financing requirements, upon approval by the Company's Board of Directors and subject to approval by Asia IT (such approval not to be unreasonably withheld). While the facility is in place, we are restricted by negative pledge from borrowing funds, directly or indirectly, other than through the credit facility with Asia IT, without the consent of Asia IT. The availability of the credit facility reduces PRO RATA upon our sale of any of our investment assets. As of the date of this Prospectus, we had drawn down approximately $600,000 under this credit facility.

    The research and development for the Medicsight technology is likely to require significant additional capital investment. Asia IT has provided a L10,000,000 three-year credit facility for Medicsight. Such credit facility is secured by all of the assets of Medicsight. Pursuant to the credit facility, Medicsight has covenanted to undertake a public offering of its ordinary shares in an amount not less than L25,000,000 prior to the end of February 2002. The outstanding loan may be converted, with the consent of Medicsight, into ordinary shares of Medicsight at the time Medicsight makes a public offering of its ordinary shares, at the public offering price. If Medicsight does not complete such offering, the facility nevertheless will remain in place. Medicsight may raise additional capital through the sale of equity or debt instruments. It is possible that we or our affiliates may invest additional capital in Medicsight, though there are no commitments in that regard.

    As we have incurred substantial operating losses, we have substantial tax loss carryforwards. However, due to uncertainty of the recoverability of these carryforwards, a valuation allowance for the entire deferred tax asset has been recognized.

    Our intent is to liquidate our non-core investments as appropriate and to use the proceeds of these sales to fund continuing development and marketing of our technology applications. To the extent that additional capital is raised through the sale of equity or equity-related securities, the issuance of such securities could result in dilution to our stockholders. No assurance can be given, however, that we will have access to the capital markets in the future, or that financing will be available on acceptable terms to satisfy our cash requirements to implement the business strategies of our consolidated group. If we are unable to access the capital markets or obtain acceptable financing, our results of operations and financial conditions could be materially and adversely affected. We may be required to raise substantial additional funds through other means. If adequate funds are not available to us, we may be required to curtail our operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies or products that we would not otherwise relinquish.

    ACQUISITIONS. On December 29, 2000, we acquired all of the issued and outstanding shares of Insights in a stock-for-stock transaction. We received the shares of Insights on December 29, 2000; however we were not required to pay any consideration for such shares unless certain conditions were met. On
February 22, 2001, the first of these conditions was met, and as such we issued the first tranche of consideration of 15,000,000 shares, valued at approximately $93,000,000 based on a weighted average share price of $6.20 per share. Subsequent to September 30, 2001, upon agreement with the seller of Insights and in variance of the conditions precedent set forth in the original agreement, the parties agreed that the obligation to issue the second tranche of contingent consideration may be satisfied by the direct issuance of shares in Medicsight to Nightingale Technologies Ltd. ("Nightingale"), the seller of Insights. On November 22, 2001, Medicsight issued 15,000,000 shares in Medicsight to Nightingale, and Nightingale accepted such shares in satisfaction of our obligation under the original purchase agreement. Nightingale is an 8.6% stockholder of the Company. As of the date hereof, there is no public market for the Medicsight shares.

    The Medicsight business is in an early stage of the development, and there are numerous future milestones that must be achieved in order for the Medicsight business to reach a point of commercial viability, including reaching the point of technical feasibility. Although, as of the date hereof, there are no indications of significant development problems, the successful achievement of these milestones is subject to uncertainty.

NEW ACCOUNTING PRONOUNCEMENTS

    SFAS NO. 142. In June 2001, the Financial Accounting Standards Board ("FASB") authorized the issuance of Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001. SFAS No. 141 requires intangible assets to be recognised if they arise from contractual or legal rights or are "separable", i.e., it is feasible that they may be sold, transferred, licensed, rented, exchanged or pledged. As a result, it is likely that more intangible assets will be recognised under SFAS No. 141 than its predecessor, APB Opinion No. 16 although in some instances previously recognised intangibles will be subsumed into goodwill.

    Under SFAS No. 142, goodwill will no longer be amortised over its estimated useful life, but will be tested for impairment on an annual basis and whenever indicators of impairment arise. The goodwill impairment test, which is based on fair value, is to be performed on a reporting unit level. A reporting unit is defined as a SFAS No. 131 operating segment or one level lower. Goodwill will no longer be allocated to other long-lived assets for impairment testing under SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Additionally, goodwill on equity method investments will no longer be amortised; however, it will continue to be tested for impairment in accordance with Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. Under SFAS No. 142 intangible assets with indefinite lives will not be amortised. Instead they will be carried at the lower cost or market value and tested for impairment at least annually. All other recognised intangible assets will continue to be amortised over their estimated useful lives.

    SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 although goodwill on business combinations consummated after July 1, 2001 will not be amortised. On adoption the company may need to record a cumulative effect adjustment to reflect the impairment of previously recognised intangible assets. In addition, goodwill on prior business combinations will cease to be amortised. Had the Standard been in place during the nine months ended September 30, 2001, the Company would not have recorded amortization expense of approximately $14,251,000 and $965,000 for the nine months ended September 30, 2000. At this stage, the Company has not determined whether there will be a cumulative effect adjustment related to impairment at date of adoption. The Company will complete this determination in early 2002.

    SFAS NO. 143. In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires the fair value of a liability for asset retirement obligations be recognized in the period in which it is incurred if a reasonable estimate of the fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the related long-lived asset. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after

June 15, 2002. The Company has not yet assessed the potential impact of the adoption of SFAS No. 143.

    SFAS NO. 144. In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale consistent with the fundamental provisions of SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". Whilst it supersedes APB Opinion 30 "Reporting the Results of operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" it retains the presentation of discontinued operations but broadens that presentation to include a component of an entity (rather than a segment of a business). However, discontinued operations are no longer recorded at net realizable value and future operating losses are no longer recognised before they occur. Under SFAS No. 144 there is no longer a requirement to allocate goodwill to long-lived assets to be tested for impairment. It also establishes a probability weighted cash flow estimation approach to deal with situations in which there are a range of cash flows that may be generated by the asset being tested for impairment. SFAS No. 144 also establishes criteria for determining when an asset should be treated as held for sale.

    SFAS No. 144 is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years, with early application encouraged. The provisions of the Statement are generally to be applied prospectively. The Company currently has no plans to dispose of any operations and accordingly, does not anticipate that adoption of SFAS No. 144 will have a material impact on its results of operations or its financial position.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
  DISCLOSURE

    PRIOR INDEPENDENT ACCOUNTANTS. On June 26, 2000, we agreed with our independent accountants, Callaghan Nawrocki LLP, that Callaghan Nawrocki LLP would terminate its relationship as our auditors. The Board of Directors recommended and approved the decision to change independent accountants.

    The reports of Callaghan Nawrocki LLP on the financial statements for the year ended December 31, 1998 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the report on the 1998 audited financial statements which included a modification on our ability to continue as a going concern. In connection with the audit for the year ended December 31, 2000, our new independent accountants, Arthur Andersen, conducted an independent audit of the financial statements for the year ended December 31, 1999, and in connection therewith, we have amended our Annual Report for the year ended December 31, 1999 to include the financial statements for such year as audited by Arthur Andersen. The amended and restated financial statements for the year ended December 31, 1999 modify, in certain respects, the financial statements for such fiscal year as previously reported.

    In connection with its audits for the year ended December 31, 1998, there were no disagreements with Callaghan Nawrocki LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Callaghan Nawrocki LLP, would require disclosure.

    NEW INDEPENDENT ACCOUNTANTS. On June 26, 2000, we engaged Arthur Andersen as our independent accountants to examine and report on our financial statements for the year ended December 31, 2000. This engagement was ratified by our stockholders at our 2000 Annual Meeting. Prior to our engagement of Arthur Andersen, we did not consult with Arthur Andersen on items which (a) were, or should have been, subject to SAS 50 or (b) concerned a disagreement or reportable event with Callaghan Nawrocki LLP as described in Regulation S-B Item 304(a)(2).

                                    BUSINESS

GENERAL

    We develop sophisticated software technology. Our business objective is to conceive, develop and commercialize innovative products based around our core technology. In April 2000, we acquired Software which provided us with a business dedicated to systems integration and software development. In
December 2000, we acquired Insights, the principal technology of which is a Stochastic Perception Engine. A Stochastic Perception Engine processes and classifies unstructured data into meaningful outputs, enabling it to be viewed, interpreted or further manipulated by the user of the application. Similar technologies sit at the core of many of today's major software applications.

    Our Stochastic Perception Engine is comprised of four principal modules: cluster analysis, statistical modeling, classification and prediction. This technology offers unsurpassed processing speed, accuracy and comprehensiveness of results when compared to existing data classification or neural network based technologies. This technology has significant potential uses in a wide variety of fields, including medical image analysis, the design of pharmaceuticals, environmental mapping, handwriting recognition, robotics and surveillance. In addition, we develop other proprietary algorithms which are used for analyzing visual data.

    We were originally incorporated as a Utah corporation in 1977. On
December 19, 2000, we entered into an Agreement and Plan of Merger with our wholly-owned subsidiary HTTP Technology, Inc., a Delaware corporation, and thereby effected a reincorporation from Utah to Delaware. All references in this Prospectus to "HTTP", "the Company", "we" or "us" refer to HTTP
Technology, Inc., the Delaware corporation, if the event occurred on or after December 19, 2000 or to HTTP Technology, Inc., the Utah corporation, if the event occurred prior to December 19, 2000. We are authorized to issue 100,000,000 shares of Common Stock. On December 27, 2000, our Board of Directors approved a 2-for-1 forward split (the "Split") of our Common Stock, effective February 5, 2001, payable to holders of record on January 22, 2001. As of November 29, 2001, 57,868,582 shares of Common Stock were issued and outstanding. We maintain our corporate offices at 46 Berkeley Square, London, W1J 5AT, United Kingdom, telephone +44 (0) 207-598-4070, facsimile: +44
(0) 207-598-4071.

RECENT ACQUISITIONS

    FAIRFAX EQUITY LTD. On October 27, 1999, we entered into a conditional Acquisition Agreement and Plan of Reorganization (the "Reorganization Agreement") with Fairfax Equity Ltd. ("Fairfax"), a holding company, and the stockholders of Fairfax whereby we would acquire all of the issued capital stock of Fairfax. The acquisition was contingent upon the completion of all of our previously unfiled audited financial statements, the filing of all outstanding reports required by the Exchange Act, and the settlement of all outstanding legal proceedings. On December 22, 1999, all the conditions precedent to the Reorganization Agreement were met and, accordingly, we proceeded to implement the transactions contemplated by the Reorganization Agreement. Pursuant to this implementation, we issued a total of 17,280,000 shares of Common Stock to the shareholders of Fairfax in order to acquire 100% of the issued capital stock of Fairfax. These shares accounted for 80.3% of our issued share capital. The shareholders of Fairfax as a group thus acquired a majority of the shares issued and STG Holdings Plc ("STG"), the major shareholder of Fairfax, controlled 60.2% of the Company. STG is a company incorporated in England and Wales. Simultaneously with the closing of the Reorganization Agreement, Stefan Allesch-Taylor, our present Chairman and Chief Executive Officer, Nicholas Thistleton, and Sir Euan Calthorpe, Bt., were appointed to the Board of Directors of the Company. Mr. Allesch-Taylor, Sir Euan Calthorpe and Mark Warde-Norbury, current directors of the Company, are also directors and shareholders of STG.

    ACQUISITION OF HTTP SOFTWARE PLC. On April 21, 2000, we acquired, through a stock-for-stock tender offer, approximately 76.73% of the issued and outstanding ordinary shares of Software. We offered 100 shares of Common Stock of the Company (the "Exchange Stock") for every 143 shares of capital stock of Software. Through additional issuances of stock subsequent to April 21, 2000, we have acquired an aggregate of 99.5% of the outstanding shares of Software in exchange for 2,549,644 shares of our Common Stock. Accordingly, we have the right under applicable law to compulsorily acquire the balance and to treat Software as a wholly-owned subsidiary. Assuming full acceptance, 2,563,428 shares of our Common Stock will be issued, constituting approximately 4.4% of our outstanding shares.

    Software is a computer software developer, business systems integrator and package software supplier. The majority of its current products and services are Internet/Intranet related, primarily utilizing Microsoft-Registered Trademark-development tools. We anticipate that Software will form the core technical base for software testing and project managing the software development of Insights.

    ACQUISITION OF CORE VENTURES, LTD. In September 2000, we acquired Core Ventures Limited, a privately held Internet venture company, from Troy Limited, a Cayman corporation. Under the agreement, we issued 3,600,000 shares of our Common Stock for 100% of the outstanding stock of Core Ventures Limited. Core Ventures is a holding company whose principal asset is an interest of less than 1% in Red Cube AG ("Red Cube"), a voice-over-IP telecommunications provider, and warrants to purchase further shares (less than 3%) in Red Cube. The agreement also provided in part that Dr. Alexander Nill guaranteed to us that, as of December 15, 2000, Core would have had assets of not less than $25,000,000. Pursuant to this guarantee Dr. Alexander Nill signed a Memorandum of Understanding, on December 27, 2000, stipulating that the net assets of Core Ventures Limited were estimated to be approximately $2,500,000 and that the warrants to purchase further Red Cube stock held by Core had no value. Dr. Nill acknowledged that he had been served by us with a formal demand to honor his obligations to us pursuant to the terms of the personal guarantee provided by him as security for the transaction. As part of this obligation, Dr. Nill will provide 13,500 shares of Schweizerische Gesellschaft fur Aktienhandel und Research AG ("SGA") (a Company incorporated in Switzerland) which have an estimated value of $10,900,000 and place 1,848,576 shares of our Common Stock, currently held by him, into an escrow account. The remaining shortfall in value, approximately $11,600,000, due under the guarantee was to be paid in cash no later than June 26, 2001. As of March 23, 2001, the Company had not received the 13,500 shares of SGA but had received 3,040,000 shares of our Common Stock, which were duly endorsed. At the time of the original transaction, Dr. Alexander Nill was a director of the Company. Dr. Nill resigned as a director of the Company, effective February 27, 2001. In the fiscal quarter ended September 30, 2001, an agent, NYPPe LLC, was assigned by the escrow agent to dispose of the escrow shares in a secondary private placement. We also received an additional 100,000 shares of our Common Stock which have been duly endorsed. As of September 30, 2001, an aggregate of 15,000 escrow shares had been sold, resulting in net proceeds to the Company of approximately $75,000.

    ACQUISITION OF HTTP INSIGHTS, LTD. On December 29, 2000, we acquired all of the issued and outstanding shares of Insights, in a stock-for-stock transaction valued at approximately $180 million. We received the shares of Insights on that date but, pursuant to the terms of our offer, were not required to pay any consideration for the Insights shares until certain conditions were met. The first of these conditions, that we receive a validation by the Defence Evaluation and Research Agency ("DERA"), an agency of the United Kingdom Ministry of Defence, as to the technical and commercial viability of Insights' proprietary technology, was satisfied on February 22, 2001. As such, we issued the first tranche of contingent consideration of 15,000,000 shares of our Common Stock on that date. Subsequent to September 30, 2001, upon agreement with Nightingale, the seller of Insights, and in variance of the conditions precedent set forth in the original agreement, the parties agreed that the obligation to issue the second tranche of contingent consideration may be satisfied by the direct issuance of shares in Medicsight to Nightingale. On November 22, 2001, Medicsight issued 15,000,000 shares in Medicsight to Nightingale, and Nightingale accepted such shares in satisfaction of our obligation under the original purchase agreement. As of the date hereof, there is no public market for the Medicsight shares.

BUSINESS STRATEGY

    We are a developer of software technology. We have three main subsidiaries, HTTP Software, HTTP Insights, and Medicsight.

    SOFTWARE. Over the last four years, Software has generated revenue from its systems integration business together with sales of its in-house developed systems integration and network software products. We have decided to focus Software's resources towards working with Insights to assist in development of the core software systems of the Stochastic Perception Engine, as well as building its Application Programming Interface (API) libraries.

    INSIGHTS. The research and development team at Insights conceived and continues to develop our core proprietary technologies. Our principal technology is a Stochastic Perception Engine that processes and classifies unstructured data into meaningful outputs, enabling it to be viewed, interpreted or further manipulated by the user of the application. This type of technology sits at the core of many of today's major software applications. Our Stochastic Perception Engine is comprised of four principal capabilities: cluster analysis, statistical modeling, classification and prediction. In addition, we develop other proprietary algorithms which are used for analyzing visual data.

    The Insights team is based in our head office in central London, where they work closely with our management in scoping, defining, planning and developing specific solutions for applications identified through our strategic market research team.

    Commercialization of the Stochastic Perception Engine is anticipated to occur through joint ventures, embedded technology and in-house development according to the optimum market entry strategy. The technology is designed to be deployed in the form of software modules or utility libraries, or embedded within microchips.

    MEDICSIGHT. Our subsidiary, Medicsight is currently engaged in efforts to commercialize a state-of-the-art digital disease detection software system called Medicsight. The Medicsight system analyzes digital data from medical scanners, such as MRIs and CAT scans, and then alerts the clinician to any areas of possible abnormality. While the Medicsight system also attributes a percentage probability to what it has identified, it is not a diagnostic system. We believe that the Medicsight system will be more accurate in identifying cancer cells and other abnormalities at earlier stages in the disease than current medical tools. The advantage of the Medicsight system is that it does not rely on the human eye or human interpretation to detect possible abnormalities; after the system uses its technology to identify possible abnormalities, the clinician will then apply his/her education, training and experience to determine the next steps in medical diagnosis and treatment. We cannot assure you that we will be successful in commercializing the Medicsight system, or if such system is commercialized, that its use will be profitable. The Medicsight system can process unprecedented volumes of images. We believe that the Medicsight system will enable large-scale population screening, making a positive contribution to preventive medicine.

    We are also working on developing other applications for our core technology. One area being explored is a computer vision system for the examination of baggage and packages being carried by airplanes.

    We are not aware of any direct competition with the Medicsight system. There are computer-aided diagnostic systems and other screening businesses which work in the field, but, in our view, such existing systems are overly dependent on human resources to carry out the analysis and are therefore unable to achieve large economies of scale.

EMPLOYEES

    As of November 29, 2001, we had 41 employees, all of whom are full-time employees.

DESCRIPTION OF PROPERTY

    We maintain our corporate offices at 46 Berkeley Square, Mayfair, London, United Kingdom W1J 5AT. The office is comprised of 9,642 square feet. The lease is renewable annually. We maintain subsidiary and affiliate offices at Jessop House, 100 Tamworth Road, Croydon, Surrey, United Kingdom.

                                   MANAGEMENT

EXECUTIVE OFFICER AND DIRECTORS

    The following table sets forth our current executive officers and directors:

NAME                                          AGE      POSITION
----                                        --------   --------
Stefan Allesch-Taylor.....................             Chairman, Chief Executive Officer and
                                               32      Director
Jason E. Forsyth..........................     31      Chief Financial Officer and Director
Sir Euan Calthorpe, Bt....................     36      Director
Peter Venton OBE..........................     58      Director
Mark Warde-Norbury........................     38      Director

    Directors are elected in accordance with our by-laws to serve until the next annual stockholders meeting and until their successors are elected in their stead. We do not currently pay compensation to directors for services in that capacity. Officers are elected by the Board of Directors and hold office until their successors are chosen and qualified, until their death or until they resign or have been removed from office. All corporate officers serve at the discretion of the Board of Directors. There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

    STEFAN ALLESCH-TAYLOR has been as our Chairman and Chief Executive Officer since December 1999. Since that date, his principal role has been to oversee corporate affairs of HTTP, including the creation of Medicsight.
Mr. Allesch-Taylor has served as Chairman of STG Holdings PLC, a U.K. investment company, since 1997; STG is a major stockholder of HTTP Technology, Inc.
Mr. Allesch-Taylor led the team at STG that organized the Company and also acquired International Cellulose Company Limited in 2001. Over the past eight years, he has served as a Director of a wide variety of companies and acted for a number of substantial international trusts involved in the finance and technology sectors.

    SIR EUAN CALTHORPE, BT. (member of the Audit and Compensation Committees) has served as a director of the Company since December 22, 1999. Sir Euan Calthorpe, Bt. has been the principal of the private Calthorpe Estates group of companies for over 10 years. The core activity of Calthorpe Estates is real estate investment and development spanning a wide variety of assets from leisure to retail shopping centers and serviced offices. Utilizing significant financial and management expertise, the Group has diversified investments in publishing, e-commerce and B2B information technology companies. He leads a team of professionals from offices in the United Kingdom and has a broad network of business connections both in Europe and the United States.

    JASON E. FORSYTH, has served as our Chief Financial Officer and Director since March 30, 2000. Mr. Forsyth has eight years of experience in accounting and finance in both the United Kingdom and the United States. He has worked in a variety of industries including software, telephony and consumer products. He has extensive commercial and corporate strategy experience having worked at AT&T Wireless (formerly LA Cellular) and has been involved in corporate finance, seed financing, working capital fund raising and mezzanine financing for several years. Mr. Forsyth has passed the Certified Management Accountant (CMA), Certified Financial Manager (CFM) and Certified Public Accountant (CPA) examinations. He gained a BSc (Honors) in Accountancy and Economics from Southampton University, England.

    PETER VENTON OBE (member of the Audit and Compensation Committees) was appointed as a director of the Company in March 2001. Mr. Venton has over 30 years' experience in the computing and telecommunications industry and holds several patents in the sector. Between 1985 and 2000, Mr. Venton held various chief executive posts, including Plessey Radar which became Siemens Plessey Electronic Systems after its takeover by Siemens in 1989. From 1993 to 1996, he was the Chief Executive of GEC-Marconi Prime Contracts. From 1997 to 2000,
Mr. Venton was the Regional

Managing Director of GEC Plc (BAE Systems from December 1999), the supplier of defense, telecommunications, medical and industrial products and systems. He currently serves as the Deputy Chairman of International Hospitals Group and is the Technical Audit Chairman for the Defence Evaluation and Research Agency. He was made a member of the Order of the British Empire (OBE) in the Queen's Birthday Honours in 1989 for services to UK Industry.

    MARK WARDE-NORBURY has served as a director of the Company since
January 29, 2001. He graduated from Durham University and spent fourteen years with the investment bank Robert Fleming & Co. and its subsidiary company Save & Prosper Group. As a senior manager in the bank, Mr. Warde-Norbury helped to launch and manage the Fleming Private Banking operation in the UK, working in conjunction with the Commercial Banking and Corporate Finance departments.
Mr. Warde-Norbury's primary responsibilities for the Company will be in creating the structures of joint partnerships and alliances for our proprietary technology, and in presenting the company's varied operations and products. He is an Affiliate of The Securities Institute, and a Securities and Futures Authority (SFA) authorized Corporate Advisor, as well as a director of Capital Strategy PLC and STG Holdings PLC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, our directors, our executive officers, and any persons holding more than ten percent of our Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established and we are required to disclose any failure to file by these dates. Each of Stefan Allesch-Taylor, Sir Euan Calthorpe, Bt., and Mark Warde-Norbury, directors of the Company, and STG Holdings Plc (a beneficial owner of more than 10% of the outstanding Common Stock) filed late Forms 4 with respect to acquisitions by STG Holdings Plc of our Common Stock during the current fiscal year as required by Section 16(a) of the Exchange Act. In addition, Asia IT, a beneficial owner of more than 10% of our outstanding Common Stock) has not filed a Form 3 with respect to its original acquisition of our Common Stock, as required by Section 16(a) of the Exchange Act. The failure of each such person and entity to timely file the required reports with the SEC is considered a knowing violation of Section 16(a) of the Exchange Act.

                             EXECUTIVE COMPENSATION

    The following table summarizes calendar 2000 compensation for services in all capacities of our executive officers:

                           SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION                            LONG-TERM COMPENSATION
                             ------------------------------   -------------------------------------------------------------
                                                                            AWARDS                          PAYOUTS
                                                              -----------------------------------   -----------------------
                                                                                    SECURITIES        LTIP
                                         SALARY     BONUS     RESTRICTED STOCK      UNDERLYING      PAYOUTS     ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR       ($)        ($)        AWARD(S) (#)       OPTIONS (#)        ($)      COMPENSATION
---------------------------  --------   --------   --------   ----------------   ----------------   --------   ------------
Stefan Allesch-Taylor,....     2000     172,741         --              --                  --           --             --
  Chairman and CEO             1999          --         --              --                  --           --             --
                               1998          --         --              --                  --           --             --

Jason E. Forsyth, CFO.....     2000     115,967         --              --                  --           --             --
                                 --          --         --              --                  --           --             --
                                 --          --         --              --                  --           --             --

    Christopher J. Wilkes served as President and Director from September 30, 1996 to January 10, 2000. He resigned from his positions with the Company as a result of the implementation of the Reorganization Agreement. Mr. Wilkes did not receive any compensation during any of the three fiscal years ended on December 31, 2000 or earlier.

EMPLOYMENT AGREEMENTS

    To date, we have not entered into employment agreements with our executive officers. However, it is anticipated that we will enter into such employment agreements with our executive officers awarding the salaries set forth above and other forms of compensation.

COMPENSATION COMMITTEE

    The Board of Directors has established a Compensation Committee, composed of Sir Euan Calthorpe and Peter Venton, who are responsible for administering the Company's 2000 Combined Incentive and Nonqualified Stock Option Plan. The members of the Compensation Committee are no longer eligible to participate in the Stock Option Plan and qualify as disinterested persons for purposes of Rule 16b-3(c)(2)(i) of the Exchange Act. The Compensation Committee did not hold a meeting in the last fiscal year.

                        SECURITY OWNERSHIP OF PRINCIPAL
                 STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information regarding beneficial ownership of our Common Stock as of November 29, 2001, by:

    - each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock;

    - each person serving as a director or executive officer of the Company; and

    - all executive officers and directors of the Company as a group.

    Beneficial ownership is determined in accordance with the rules of the Commission. In general, a person who has voting power and/or investment power with respect to securities is treated as a beneficial owner of those securities. For purposes of this table, shares subject to outstanding warrants and options exercisable within 60 days of the date of this Prospectus are considered as beneficially owned by the person holding such securities. To our knowledge, except as set forth in this table, we believe that the persons named in this table have sole voting and investment power with respect to the shares shown. Except as otherwise indicated, the address of each of the directors, executive officers and 5% shareholders in this table is as follows: HTTP Technology, Inc., 46 Berkeley Square, London, United Kingdom, W1J 5AT.

    Percentage beneficially owned is based upon 57,868,582 shares of Common Stock issued and outstanding as of November 29, 2001.

                                                          NUMBER OF SHARES      PERCENTAGE OF COMMON
NAME OF BENEFICIAL OWNER                                 BENEFICIALLY OWNED   EQUITY BENEFICIALLY OWNED
------------------------                                 ------------------   -------------------------
5% BENEFICIAL OWNERS
STG Holdings PLC.......................................       17,803,682                30.8%
  46 Berkeley Square
  London, United Kingdom
  W1J 5AT

Societe Privee, as Nominee.............................        8,348,094(1)             14.5%
  22 Grosvenor Square, London,
  United Kingdom W1X 9LF

Asia IT Nominees, Ltd.,................................        7,274,990(2)             12.6%
  As Nominee
  16 rue de la Confederation
  1204 Geneva, Switzerland

Nightingale Technologies Limited.......................        5,000,000                 8.6%
  P.O. Box 42127
  Abu Dhabi, UAE

Emirates Nominees Limited..............................        4,200,000                 7.3%
  P.O. Box 42127
  Abu Dhabi, UAE

DIRECTORS
Stefan Allesch-Taylor..................................       17,803,682(3)             30.8%

Sir Euan Calthorpe.....................................       17,803,682(4)             30.8%

Jason E. Forsyth.......................................           50,000                   *

Peter Venton...........................................           50,000                   *

Mark Warde-Norbury.....................................       17,927,204(5)             31.0%

Total Officers and Directors as a Group (5 persons)....       18,127,206                31.3%

------------------------

*   Less than 1%.

(1) Consists of the holdings of 69 individuals and corporate entities none of whom i) holds more than 3.6% of the issued and outstanding shares of the Company; and ii) is an officer, director or control person or is related to an officer, director, control person or an affiliate.

(2) Includes (1) 266,562 shares held in accounts for eight clients of Asia IT Nominees Ltd. ("Nominees") with respect to which Nominees may from time to time possess certain indicia of investment discretion and voting power but as to which it disclaims beneficial ownership, and (2) 9,587 shares owned by Asia IT Capital Ltd., the parent of Nominees.

(3) Consists of 17,803,682 shares of common stock directly owned by STG Holdings PLC. As a significant shareholder and a director of STG, Mr. Allesch-Taylor may be deemed to control the investment and voting decisions with respect to the stock held by STG in the Company.

(4) Consists of 17,803,682 shares of common stock directly owned by STG Holdings PLC. As a significant shareholder and a director of STG, Sir Euan Calthorpe, Bt. may be deemed to control the investment and voting decisions with respect to the stock held by STG in the Company.

(5) Includes 40,000 shares held by a spouse, Lucy Warde-Norbury, 83,524 shares directly owned by Capital Strategy PLC and 17,803,682 shares directly owned by STG Holdings PLC. A significant shareholder of Capital Strategy PLC and a director and officer of STG Holdings PLC, Mr. Warde-Norbury may be deemed to control the investment and voting decisions with respect to the stock held by each in the Company

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    FAIRFAX EQUITY LTD. On October 27, 1999, we entered into a conditional Acquisition Agreement and Plan of Reorganization (the "Reorganization Agreement") with Fairfax Equity Ltd. ("Fairfax"), a holding company, and the stockholders of Fairfax whereby we would acquire all of the issued capital stock of Fairfax. On December 22, 1999, we satisfied all the conditions precedent to the Reorganization Agreement and, accordingly, we and Fairfax proceeded to implement the transactions contemplated by the Reorganization Agreement. Pursuant to this implementation, we issued a total of 17,280,000 shares of common stock to the shareholders of Fairfax in order to acquire 100% of the issued capital stock of Fairfax. These shares accounted for 80.3% of our issued share capital. The shareholders of Fairfax as a group thus acquired a majority of the shares issued, and STG, the major shareholder of Fairfax, controlled 60.2% of the Company. STG is an English company. Simultaneously with the closing of the Reorganization Agreement, Stefan Allesch-Taylor, our current Chairman, Chief Executive Officer and Director, and Sir Euan Calthorpe, Bt., a current Director, were appointed to the Board of Directors. In February 2001, Mark Warde-Norbury was appointed as a Director of the Company. Mr. Allesch-Taylor and Mr.Warde-Norbury are also Chairman and Director, respectively, of STG.

    ACQUISITION OF CORE VENTURES, LTD. In September 2000, we acquired Core Ventures Limited, a privately held Internet venture company from Troy Limited, a Cayman corporation. Under the agreement, we issued 3,600,000 shares of our Common Stock for 100% of the outstanding stock of Core Ventures. The agreement also provided in part that Dr. Alexander Nill guaranteed to the Company that, as of December 15, 2000, Core would have had assets of not less than $25,000,000. Dr. Nil was appointed as a director in May 2000. Pursuant to this guarantee
Dr. Alexander Nil signed a Memorandum of Understanding, on December 27, 2000, stipulating that the net assets of Core Ventures was estimated to be approximately $2,500,000 and that the warrants to purchase further Red Cube stock held by Core had no value. Dr. Nill acknowledged that he had been served by the Company with a formal demand to honor his obligations to us pursuant to the terms of the personal guarantee provided by him as security for the transaction. As of June 30, 2001, the stockholder had placed 3,000,000 shares of our Common Stock in escrow as security for the stockholder receivable, and is proceeding to liquidate such shares in order to settle the guarantee. Subsequently, the stockholder placed an additional 100,000 shares of our Common Stock in escrow. An agent, NYPPe LLC, was assigned by the escrow agent, to dispose of 3,000,000 of these shares on behalf of the stockholder in a secondary private placement. At the time of the acquisition, Dr. Nill was a director of the Company. Dr. Nill resigned as a director of the Company, effective
February 27, 2001. In the fiscal quarter ended September 30, 2001, an agent, NYPPe LLC, was assigned by the escrow agent to dispose of the escrow shares in a secondary private placement. We also received an additional 100,000 shares of our Common Stock which have been duly endorsed. As of September 30, 2001, an aggregate of 15,000 escrow shares had been sold, resulting in net proceeds to the Company of approximately $75,000.

    ACQUISITION OF INSIGHTS. On December 29, 2000, the Company acquired all of the issued and outstanding shares of Insights in a stock-for-stock transaction valued at approximately $180 million. We received the shares of Insights on that date but, pursuant to the terms of the transaction, we were not required to pay any consideration for the Insights shares until certain conditions were met. The first of these conditions, that we receive a validation by DERA as to the technical and commercial viability of Insights' proprietary technology, was satisfied on February 22, 2001. As such, we issued the first tranche of contingent consideration of 15,000,000 shares of our Common Stock on that date to Asia IT, Nightingale Emirates Nominees and other former shareholders of Insights. As a result of such transactions, each of Nightingale, Asia IT and Emirates Nominees became an owner of 5% or more of our Common Stock. In connection with our corporate reorganization, the assets have been transferred and costs associated with the development of the Medicsight product have been reimbursed and assigned by way of a loan note to Medicsight. The amount of the loan note from the Company was approximately $5,379,000, and this loan note has been converted into 58,868,582 ordinary shares of

Medicsight. Subsequent to September 30, 2001, upon agreement with the seller of Insights and in variance of the conditions precedent set forth in the original agreement, the parties agreed that the obligation to issue the second tranche of contingent consideration may be satisfied by the direct issuance of shares in Medicsight. On November 22, 2001, Medicsight issued 15,000,000 shares in Medicsight to Nightingale, and Nightingale accepted such shares in satisfaction of our obligation under the original purchase agreement. As of the date hereof, there is no public market for the Medicsight shares to Nightingale. Nightingale is an 8.6% stockholder of the Company. Asia IT was a shareholder of Nightingale. Asia IT was also a shareholder owning more than 5% of our Common Stock at the time of this acquisition.

    CREDIT FACILITIES FROM ASIA IT. On December 15, 2000, we entered into an unsecured credit facility with Asia IT, which provides a $20,000,000 line of credit. Asia IT and its affiliates collectively beneficially own 7,274,990 shares (or approximately 12.6% of the outstanding shares) of our Common Stock as of the date of this Prospectus. Such line of credit originally expired on December 31, 2001, but has been extended until December 31, 2002. Interest on advances under the credit facility accrues at 2% above LIBOR. We can draw down on this credit facility for our financing requirements, upon approval by our Board of Directors and subject to approval by Asia IT (such approval not to be unreasonably withheld). While this facility is in place, we are restricted by negative pledge from borrowing funds, directly or indirectly, other than through the credit facility with Asia IT, without the consent of Asia IT. As of November 15, 2001, approximately $600,000 was outstanding under this credit facility. The availability of the credit facility reduces upon our sale of any of our investment assets. We anticipate that, in the foreseeable future, we are likely to need to draw upon this credit facility in order to meet our obligations and to implement our business strategies.

    On November 20, 2001, Asia IT entered into a L10,000,000 credit facility with Medicsight. Such facility matures in November 2004 and is secured by a lien on all of the assets of Medicsight. Interest on outstanding amounts accrues at 2% above LIBOR. Pursuant to such credit facility, Medicsight has covenanted to undertake a public offering of its ordinary shares in an amount not less than L25,000,000 not later than February 2002. The outstanding loan may be converted, with the consent of Medicsight, into ordinary shares of Medicsight at the time Medicsight makes a public offering of its ordinary shares, at the public offering price.

    The foregoing transactions were approved by the disinterested members of our Board of Directors, and the terms of which were determined by such disinterested members of our Board to be fair as if such transactions were on an arms' length basis. All future transactions, including loans, if any, between the Company and our officers, directors and principal shareholders and their affiliates and any transactions between the Company and any entity with which its officers, directors or principal shareholders are affiliated will be subject to the approval of a majority of our Board of Directors, including the majority of the independent and disinterested outside directors of the Board of Directors and must be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                           DESCRIPTION OF SECURITIES

CAPITAL STOCK

    Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value (the "Common Stock"), of which 57,868,582 shares were issued and outstanding as of November 29, 2001.

COMMON STOCK

    Each outstanding share of Common Stock is fully paid and non-assessable. Holders of the Common Stock are entitled to one vote per share on each matter submitted to vote at any meeting of stockholders or consent in lieu thereof under the Delaware Business Corporation Law. The Common

Stock does not carry any cumulative voting rights and, therefore, a majority of the outstanding common stock will be able to elect the entire Board of Directors. The Common Stock is not subject to redemption and carries no preemptive, subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. There are no outstanding options, warrants or rights to purchase shares of the Common Stock other than as offered hereby and/or as referred to herein.

SHARES ELIGIBLE FOR FUTURE SALE

    As of November 29, 2001, there were 57,868,582 shares of Common Stock outstanding. This Prospectus covers 18,929,670 Shares, which are restricted securities. Upon effectiveness of this Prospectus, such restrictions will be lifted and the Shares may be freely sold. Principal stockholders, officers and directors who own Shares will still be restricted in the number of Shares they may sell during any three-month period, and are also bound by prohibitions on trading while in possession of material non-public information. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 of the Securities Act.

    In general, under the provisions of Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one (1) year holding period may sell in ordinary market transactions through a broker or with a market maker, within any three (3) month period, the number of shares which does not exceed the greater of one percent (1%) of the number of outstanding shares of Common Stock or the average of the weekly trading volume of the Common Stock during the four
(4) calendar weeks prior to such sale. Sales under Rule 144 require the filing of Form 144 with the Commission. If the shares of Common Stock have been held for more than two (2) years by a person who is not an affiliate, there is no limitation on the manner of sale or the volume of shares that may be sold and no Form 144 is required. An "affiliate" of the company is any person who directly or indirectly controls, is controlled by or is under common control with, the company. Affiliates of the company may include its directors, executive officers and persons, directly or indirectly owning 10% or more of the outstanding common stock.

    No prediction can be made as to the effect, if any, that sales of our Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market would likely have a material adverse effect on prevailing market prices for the common stock and could impair our ability to raise capital through the sale of equity securities. See "Risk Factors."

TRANSFER AGENT

    Our transfer agent for the Common Stock is Atlas Stock Transfer Company, located at 5899 S. State Street, Salt Lake City, UT 84107, telephone
(801) 266-7151.

                            THE SELLING STOCKHOLDERS

    The Selling Stockholders are using this Prospectus to offer a maximum of 18,929,670 shares of our Common Stock.

                                                                         PERCENTAGE
                                                          NUMBER OF      OF COMMON      BENEFICIAL OWNERSHIP
                                                            SHARES         EQUITY          AFTER OFFERING
                                          NUMBER OF      BENEFICIALLY   BENEFICIALLY   ----------------------
NAME OF SELLING STOCKHOLDER             SHARES OFFERED      OWNED          OWNED       SHARES(1)   PERCENT(1)
---------------------------             --------------   ------------   ------------   ---------   ----------
Ahmed Abdulaziz.......................         1,398           1,398           *             --           --
Lee Antony Acourt.....................           278             278           *             --           --
Sanjeev Kumar Aggarwal................           854             854           *             --           --
Stewart Clifford Akers................           772             772           *             --           --
Sager Aktar...........................           854             854           *             --           --
Ian Anthony Allen.....................           854             854           *             --           --
Richard Brynmor Allen.................         3,024           3,024           *             --           --
Julius Olusegun Alonge................            68              68           *             --           --
A Amijee..............................         1,142           1,142           *             --           --
Anthony Armer & Vera Armer............           854             854           *             --           --
Asia IT Capital, Ltd..................         9,578           9,578           *             --           --
Asia IT Nominees Ltd..................     7,266,562       7,266,562        12.6%            --           --
Leo Bacigalupo........................         4,250           4,250           *             --           --
Neil Ronald Bain......................           854             854           *             --           --
Patricia Ann Baker....................         1,398           1,398           *             --           --
Paul Emerson Baker....................         2,446           2,446           *             --           --
Simon Harrison Barclay................         1,140           1,140           *             --           --
James Barker..........................           854             854           *             --           --
Jonathan Barker.......................         1,426           1,426           *             --           --
Thomas Barclay Barr & Duncan McColm...         1,710           1,710           *             --           --
Bharat Bavishi........................           854             854           *             --           --
Paul Bayston..........................        11,654          11,654           *             --           --
Antony Cecil Bedell, Lavinia Molly
  Bedell..............................         2,282           2,282           *             --           --
Gary Robert Bell......................           854             854           *             --           --
Jacqueline Sophie Bigwood.............         2,796           2,796           *             --           --
Robert Alec Birchall..................         2,474           2,474           *             --           --
GA & S Blount.........................           350             350           *             --           --
Christine Mary Boot...................       356,992         356,992           *             --           --
Robert Boot...........................       454,342         454,342           *             --           --
Paul Boulger..........................         1,472           1,472           *             --           --
Peter John Bowker.....................           854             854           *             --           --
Mark Boyd.............................           190             190           *             --           --
Patricia Brennan......................           476             476           *             --           --
Q P Broadbent.........................         1,962           1,962           *             --           --
Alan Brock............................           750             750           *             --           --
Louis Broomberg.......................            68              68           *             --           --
Peter Robert Buckley..................           854             854           *             --           --
Mark Bullock..........................           628             628           *             --           --
Rosiland Susan Burlinson..............           278             278           *             --           --
J. Burns..............................        50,698          50,698           *             --           --
Terrence Burns........................        50,348          50,348           *             --           --
Catherine Julie Burns.................       293,704         293,704           *             --           --
Julian Burns..........................        24,030          24,030           *             --           --

                                                                         PERCENTAGE
                                                          NUMBER OF      OF COMMON      BENEFICIAL OWNERSHIP
                                                            SHARES         EQUITY          AFTER OFFERING
                                          NUMBER OF      BENEFICIALLY   BENEFICIALLY   ----------------------
NAME OF SELLING STOCKHOLDER             SHARES OFFERED      OWNED          OWNED       SHARES(1)   PERCENT(1)
---------------------------             --------------   ------------   ------------   ---------   ----------
Alexander George Callaby..............           156             156           *             --           --
Andrew John Calvert...................           248             248           *             --           --
Capital Strategy plc..................        83,522          83,522           *             --           --
Paul Carlsen..........................           570             570           *             --           --
Ronald Douglas Carter.................           854             854           *             --           --
D Carter..............................         1,906           1,906           *             --           --
Mark Jonathan Carver..................           854             854           *             --           --
Richard Carver........................           854             854           *             --           --
Gerrard John Casey....................         1,398           1,398           *             --           --
Ilias Alexandros Catsaros.............            12              12           *             --           --
William Chamberlain...................           854             854           *             --           --
Dr. Anil Kumar Chand..................           854             854           *             --           --
Darshan Lal Chodah....................         1,140           1,140           *             --           --
Simon Kai-Ki Chung....................           854             854           *             --           --
Richard Cole..........................           174             174           *             --           --
Arthur Roland Leycester Coltman.......         2,132           2,132           *             --           --
Mr. Michael Colvin....................           134             134           *             --           --
Paul Joseph Constable.................         2,852           2,852           *             --           --
David Michael Cooper..................         1,426           1,426           *             --           --
Robin Brodie Cooper...................           286             286           *             --           --
John Arthur Coote.....................           398             398           *             --           --
Daniel Copp & Tara Copp...............         6,476           6,476           *             --           --
Alexander Thomas Coppin...............           854             854           *             --           --
Antonio Cosco.........................           698             698           *             --           --
Stephan Garry Cotterell...............           854             854           *             --           --
David William Cowie...................           606             606           *             --           --
David William Cowie & Carol Ann
  Cowie...............................           410             410           *             --           --
David Alfred John Crabb...............           174             174           *             --           --
Michael Critchley.....................           964             964           *             --           --
Patrick James Cross...................           348             348           *             --           --
Russell Andrew Cross..................           854             854           *             --           --
Hugh Crowe............................         1,528           1,528           *             --           --
Paula Ann Croxon & Darrell Mary
  Croxon..............................           572             572           *             --           --
Frank Joseph Curry & Alan Wilson......         2,796           2,796           *             --           --
David Ronald Cutler...................           854             854           *             --           --
Grace Dako............................           418             418           *             --           --
Marshall James Dale...................           498             498           *             --           --
Steven Paul Dale......................           208             208           *             --           --
John Francis Daly.....................           342             342           *             --           --
Darlington Portfolio Nominees Limited
  DPN Acct............................           418             418           *             --           --
Dennis Jarvis Davies..................           348             348           *             --           --
Ms. Christine Evelyn Dean.............           638             638           *             --           --
Nimesh Desai & Nisha Nimesh Desai.....           530             530           *             --           --
Mr. Shameem Dhar......................         3,496           3,496           *             --           --
Anthony K. Dickens & Annette Karen....           368             368           *             --           --

                                                                         PERCENTAGE
                                                          NUMBER OF      OF COMMON      BENEFICIAL OWNERSHIP
                                                            SHARES         EQUITY          AFTER OFFERING
                                          NUMBER OF      BENEFICIALLY   BENEFICIALLY   ----------------------
NAME OF SELLING STOCKHOLDER             SHARES OFFERED      OWNED          OWNED       SHARES(1)   PERCENT(1)
---------------------------             --------------   ------------   ------------   ---------   ----------
Jeremy Melville Dougall...............         2,852           2,852           *             --           --
Bryan Durkan..........................           698             698           *             --           --
Craig Lloyd Durrant...................           104             104           *             --           --
Max Dyson.............................           854             854           *             --           --
Guy Trevor Elliott....................           418             418           *             --           --
Hugh David Stacey Ellis...............         1,500           1,500           *             --           --
Mark John Elvin.......................         7,692           7,692           *             --           --
Emirate Nominees Ltd..................     4,200,000       4,200,000         7.3%            --           --
Margo Evans...........................           384             384           *             --           --
Mark Andrew Christian Evans...........           658             658           *             --           --
Eamonn Fahey..........................         1,362           1,362           *             --           --
Clemente Falcone......................           302             302           *             --           --
Dr Jinei Fan, Liang Xia, & Jing Fan...         1,710           1,710           *             --           --
Malcolm Frederick Fane................         1,426           1,426           *             --           --
John Samuel Fay.......................           854             854           *             --           --
JA Fergus.............................           202             202           *             --           --
M Fergus..............................         1,398           1,398           *             --           --
Ferlim Nominees Limited P575 Acct.....           138             138           *             --           --
Ferlim Nominees Limited D547 Acct.....           132             132           *             --           --
Supem Fernando........................           108             108           *             --           --
FHF (Nominees) Limited C09438.........         3,146           3,146           *             --           --
Fielding Nominees Limited CIA
  Account.............................         1,048           1,048           *             --           --
Fitel Nominee Limited C00472 Acct.....           698             698           *             --           --
Fitel Nominee Limited C13165 Acct.....         3,494           3,494           *             --           --
Fitel Nominee Limited C13166 Acct.....         3,496           3,496           *             --           --
Fitel Nominee Limited C32865 Acct.....         3,496           3,496           *             --           --
Barry Flitton.........................        10,488          10,488           *             --           --
Audrey Fraser & William George
  Bennet..............................           138             138           *             --           --
Joseph Ezekiel de Freitas.............           634             634           *             --           --
Fritz Fricker & Anor..................         1,748           1,748           *             --           --
Joseph Amon-Frimpong..................           348             348           *             --           --
James Fullerton.......................         2,184           2,184           *             --           --
Alan John Galley......................           838             838           *             --           --
Michele Stella Gattenio & Dr. Salil
  Bahl................................           786             786           *             --           --
Aidan Gavigan.........................         1,426           1,426           *             --           --
Sushil Kumar Ghai.....................           698             698           *             --           --
Gibley Nominees Limited BTCERT Acct...         3,496           3,496           *             --           --
Eira Wyn Dryhurst Gill................           308             308           *             --           --
Keith Laurence Gill...................         1,032           1,032           *             --           --
Global In2net Limited.................         1,748           1,748           *             --           --
Brian Godley..........................           854             854           *             --           --
Hasanthi Samadara Gooneratne..........           698             698           *             --           --
CS & DL Goss..........................           350             350           *             --           --
Graham Maitland Gough.................           950             950           *             --           --
Bridget Karen Grunshaw................         2,236           2,236           *             --           --
A Guirdam.............................           700             700           *             --           --
Darren Hackelton......................         1,710           1,710           *             --           --

                                                                         PERCENTAGE
                                                          NUMBER OF      OF COMMON      BENEFICIAL OWNERSHIP
                                                            SHARES         EQUITY          AFTER OFFERING
                                          NUMBER OF      BENEFICIALLY   BENEFICIALLY   ----------------------
NAME OF SELLING STOCKHOLDER             SHARES OFFERED      OWNED          OWNED       SHARES(1)   PERCENT(1)
---------------------------             --------------   ------------   ------------   ---------   ----------
David Hall............................           854             854           *             --           --
Stephen Hall..........................           776             776           *             --           --
R Hamilton & D Fryer..................         1,172           1,172           *             --           --
Robert John Harding...................           250             250           *             --           --
Hare & Co.............................         7,266           7,266           *             --           --
Hargreave Hale Nominees Limited
  Account Designated 040872...........         1,398           1,398           *             --           --
Peter Huw Gerwyn Harries..............           244             244           *             --           --
Martin John Harrington................           854             854           *             --           --
Mark Andrew Harris....................         3,494           3,494           *             --           --
Terence Desmond Harrison &
  Joy Harrison........................           506             506           *             --           --
Philip Graham Harvey..................           258             258           *             --           --
Rodney Carl Harwin....................           698             698           *             --           --
Jane Hastings & Anor Hastings.........            62              62           *             --           --
Marilyn Hatch.........................           348             348           *             --           --
Steven Hatch..........................         1,748           1,748           *             --           --
Natalie Hatch.........................         1,748           1,748           *             --           --
Andrew Walter Hatton..................           698             698           *             --           --
Thomas Hayter.........................         2,282           2,282           *             --           --
Michael Roger Heath...................         1,048           1,048           *             --           --
Anthony Hector........................           426             426           *             --           --
Hester Matilda Herbert................           348             348           *             --           --
Anna Herniman & Paul Buckland.........           224             224           *             --           --
Lee Hibbert...........................         4,564           4,564           *             --           --
Stephen Thomas Higson.................           726             726           *             --           --
Brian Michael Hill....................           582             582           *             --           --
Peter John Hippey.....................         7,000           7,000           *             --           --
AC Hobday.............................           498             498           *             --           --
Chris Hocking.........................           436             436           *             --           --
Joseph Wallace Hocking................           698             698           *             --           --
IG & TM Horgan........................         1,028           1,028           *             --           --
Peter Jacob Houtbraken................           854             854           *             --           --
HSBC Global Custody Nominee (UK)
  Limited 813259 Acct.................           698             698           *             --           --
MJ & LH Hudson........................         1,016           1,016           *             --           --
Michael Hudson........................         2,852           2,852           *             --           --
Thomas William Hunt...................           854             854           *             --           --
Juliet Faith Hunt.....................           348             348           *             --           --
Syed Belayet Hussain..................         1,140           1,140           *             --           --
Jamal & Jubia Akhtar Hussain..........         1,398           1,398           *             --           --
Merhan Hussian........................         4,278           4,278           *             --           --
Investor Company......................           350             350           *             --           --
Imran Faruque Ismail..................           854             854           *             --           --
Sameen Helen Ismail...................           854             854           *             --           --
Dr. Tamalyn Ayesha Ismail.............           854             854           *             --           --
Yusuf Faruque Ismail..................           854             854           *             --           --

                                                                         PERCENTAGE
                                                          NUMBER OF      OF COMMON      BENEFICIAL OWNERSHIP
                                                            SHARES         EQUITY          AFTER OFFERING
                                          NUMBER OF      BENEFICIALLY   BENEFICIALLY   ----------------------
NAME OF SELLING STOCKHOLDER             SHARES OFFERED      OWNED          OWNED       SHARES(1)   PERCENT(1)
---------------------------             --------------   ------------   ------------   ---------   ----------
Anita Jacobs..........................           818             818           *             --           --
Ivor Jacobs...........................           854             854           *             --           --
F & NF Jamil..........................         1,400           1,400           *             --           --
William Anderson James................           726             726           *             --           --
James Brearley Crest Nominees Ltd
  Trader Account......................         3,496           3,496           *             --           --
James Brearley Crest Nominees Ltd
  Walpole Account.....................         1,314           1,314           *             --           --
Rameshchandra & Parin Ramesh Jani.....         2,888           2,888           *             --           --
Robert Jardin.........................           418             418           *             --           --
Jarvis Investment Management
  Limited.............................         2,560           2,560           *             --           --
Sir Dawda Kairaba Jawara..............           698             698           *             --           --
Robert Johnson........................           242             242           *             --           --
Andrew Michael Jones..................         1,126           1,126           *             --           --
Geriant Owen Littler Jones............         6,992           6,992           *             --           --
Syriol Laura Jones....................         1,426           1,426           *             --           --
Stephen Miller-Jones..................         3,146           3,146           *             --           --
Mohammed Kaddir.......................           348             348           *             --           --
Jayantkumar Keshavial Kakhani.........           854             854           *             --           --
Jean Edith Chang-Kakoti...............           854             854           *             --           --
Sharhrzar Karimi......................         2,538           2,538           *             --           --
KAS Nominees Limited 24900013 Acct....         3,496           3,496           *             --           --
Surinder Kaur & Naujot Dhaliwal.......         1,146           1,146           *             --           --
Glen Roger Keene......................           500             500           *             --           --
Ambreen Kelly.........................         1,500           1,500           *             --           --
Mark Kelly............................         4,000           4,000           *             --           --
Peter John Kemp.......................         1,398           1,398           *             --           --
Neville George Kemp...................            68              68           *             --           --
Megan Kendrick........................        92,656          92,656           *             --           --
Dr. Robert Francis Ker................        17,120          17,120           *             --           --
Shazia Khan...........................       150,960         150,960           *             --           --
Suheb Khan............................        41,708          41,708           *             --           --
Dr. Jahanara Begum Khan...............           698             698           *             --           --
Prakash Khunti........................           854             854           *             --           --
Graham John Kyffin....................           154             154           *             --           --
John David Lagdon.....................           698             698           *             --           --
Manjit Singh Lall.....................           698             698           *             --           --
John Paul Lancaster...................         2,282           2,282           *             --           --
Barbara Lancaster.....................           516             516           *             --           --
Michael Thomas Lawrence...............         4,194           4,194           *             --           --
John Lawson...........................         8,004           8,004           *             --           --
Brian Lewis...........................           698             698           *             --           --
T Lewis...............................           350             350           *             --           --
Deborah Limpus........................         2,852           2,852           *             --           --
Clifford Nigel Lindsay................         1,398           1,398           *             --           --
Lloyds Bank Nominee Limited...........         7,672           7,672           *             --           --
P Lowery..............................         1,048           1,048           *             --           --

                                                                         PERCENTAGE
                                                          NUMBER OF      OF COMMON      BENEFICIAL OWNERSHIP
                                                            SHARES         EQUITY          AFTER OFFERING
                                          NUMBER OF      BENEFICIALLY   BENEFICIALLY   ----------------------
NAME OF SELLING STOCKHOLDER             SHARES OFFERED      OWNED          OWNED       SHARES(1)   PERCENT(1)
---------------------------             --------------   ------------   ------------   ---------   ----------
Simon Ludwig..........................           698             698           *             --           --
Frank Luxton..........................         1,140           1,140           *             --           --
Magenco Nominees Limited 01577 Acct...         2,096           2,096           *             --           --
Pankaj Maini..........................        18,180          18,180           *             --           --
Brenda Carole Mair....................           700             700           *             --           --
B Malet...............................           358             358           *             --           --
Leah Mandel...........................           854             854           *             --           --
Leon Mandel...........................           854             854           *             --           --
Andrew Lawrence Frederick March.......         1,638           1,638           *             --           --
Richard Ogdin March...................         1,200           1,200           *             --           --
Stuart Latham-Marr....................         1,072           1,072           *             --           --
Paul Roy Martin.......................           854             854           *             --           --
Bryan Mathews.........................           348             348           *             --           --
Robert George Cutcliffe Maunder.......           800             800           *             --           --
Gordon Thomas Mawer...................           348             348           *             --           --
Pauline Maxwell.......................             8               8           *             --           --
Ian McArdle...........................        12,306          12,306           *             --           --
Moira McCorkell.......................           278             278           *             --           --
James McGilvray.......................         1,398           1,398           *             --           --
Norman George McLeod..................           460             460           *             --           --
Peter James McMahon...................         1,572           1,572           *             --           --
Ajit Mehta............................           854             854           *             --           --
Graham Anthony Merton.................         6,992           6,992           *             --           --
Stewart Millward......................         7,956           7,956           *             --           --
Nicholas Paul Milner..................           698             698           *             --           --
Bharat Mistry.........................           854             854           *             --           --
Phyllida June Mitchell................         1,804           1,804           *             --           --
Mole Nominees Ltd 500579 Acct IFSC....         2,096           2,096           *             --           --
Donald Montgomery.....................           628             628           *             --           --
Michael Moran.........................           698             698           *             --           --
Morgan Stanley Quilter Nominees
  Limited.............................         1,398           1,398           *             --           --
Brian Guille Morrison.................           854             854           *             --           --
Harja Mulla...........................           854             854           *             --           --
Peter Murray..........................           854             854           *             --           --
Thomas Noel Henry Nash................         1,730           1,730           *             --           --
DM & SR Neal..........................           350             350           *             --           --
Keith Nettleton.......................           236             236           *             --           --
AJ & PJ Nice..........................         1,748           1,748           *             --           --
SG & JD Nice..........................           350             350           *             --           --
Colin Nicol & Mark Alexander
  Johnson.............................         2,740           2,740           *             --           --
Nightingale Technologies Limited......     5,000,000       5,000,000         8.6%            --           --
Walter & Sheila Nogler................           128             128           *             --           --
North Castle (Nominees) Limited BLW434
  Acct................................           698             698           *             --           --
David O'Malley........................         1,398           1,398           *             --           --
Trevor O'Rorke & Helen O'Rorke........           698             698           *             --           --

                                                                         PERCENTAGE
                                                          NUMBER OF      OF COMMON      BENEFICIAL OWNERSHIP
                                                            SHARES         EQUITY          AFTER OFFERING
                                          NUMBER OF      BENEFICIALLY   BENEFICIALLY   ----------------------
NAME OF SELLING STOCKHOLDER             SHARES OFFERED      OWNED          OWNED       SHARES(1)   PERCENT(1)
---------------------------             --------------   ------------   ------------   ---------   ----------
Rakeesh Oberoi........................         1,398           1,398           *             --           --
Obhioise Benjamin Ogedegbe............           272             272           *             --           --
Peter Anthony Oliver..................           698             698           *             --           --
Nicholas Anthony Stanhope Owen........         2,852           2,852           *             --           --
Janina Irena Ozols....................           854             854           *             --           --
Katya Antonia Ozols...................           854             854           *             --           --
Maris Viktors Ozols...................           854             854           *             --           --
Martin Alexander Ozols................           854             854           *             --           --
Jeanette Elizabeth Palmer.............         1,574           1,574           *             --           --
David Guy Pankhurst...................           854             854           *             --           --
S. Paramaguru.........................         1,398           1,398           *             --           --
Derek Neil Parsons....................         1,248           1,248           *             --           --
Mukesh Patel..........................           854             854           *             --           --
Rohit Jayantbhai Patel................           606             606           *             --           --
Bina Patel............................         1,026           1,026           *             --           --
Hiren Ramesh Patel....................         1,140           1,140           *             --           --
Mukesh Patel & Alka Patel.............           854             854           *             --           --
Geoffrey David Paul...................         1,140           1,140           *             --           --
Neil Pegg.............................         2,902           2,902           *             --           --
Brian Alfred Penman...................         1,090           1,090           *             --           --
Pershing Keen Nominees Limited........           606             606           *             --           --
Pershing Keen Nominees Limited 61CLT..        10,488          10,488           *             --           --
Pershing Keen Nominees Limited ABCLT..           604             604           *             --           --
Pershing Keen Nominees Limited
  PSL991..............................         7,692           7,692           *             --           --
Pershing Keen Nominees Limited GACLT
  Acct................................           854             854           *             --           --
Nicholas Philippou....................         1,086           1,086           *             --           --
Geoffrey Phillips.....................           854             854           *             --           --
John Porter...........................           698             698           *             --           --
DH Prever.............................           700             700           *             --           --
Arthur Rees Pritchard.................           278             278           *             --           --
Lawrence Pryor........................           910             910           *             --           --
Deepa Pursooth........................           854             854           *             --           --
John Robert Pyer & Keith Russell......           282             282           *             --           --
Harry Michael Pynn....................           854             854           *             --           --
Dr. Farukh Qureshi....................           234             234           *             --           --
Jagjit Rai............................           854             854           *             --           --
Dylan Ranasinghe......................         7,342           7,342           *             --           --
Raven Nominees Limited 7451 Acct......           698             698           *             --           --
Rene Nominees (IOM) Limited 536 Acct..         8,390           8,390           *             --           --
Riada Nominees Limited PC11 Acct......         3,496           3,496           *             --           --
Anthony John Richardson...............         5,706           5,706           *             --           --
Ray Richardson........................           524             524           *             --           --
Ian Eric & C. Richmond................           208             208           *             --           --
Grace Ritchie.........................         2,446           2,446           *             --           --
Philip Roberts........................       393,034         393,034           *             --           --
Gregory John Robinson.................           854             854           *             --           --

                                                                         PERCENTAGE
                                                          NUMBER OF      OF COMMON      BENEFICIAL OWNERSHIP
                                                            SHARES         EQUITY          AFTER OFFERING
                                          NUMBER OF      BENEFICIALLY   BENEFICIALLY   ----------------------
NAME OF SELLING STOCKHOLDER             SHARES OFFERED      OWNED          OWNED       SHARES(1)   PERCENT(1)
---------------------------             --------------   ------------   ------------   ---------   ----------
Peter William Robinson................           556             556           *             --           --
Lucinda Jane Macdonald-Robinson.......           348             348           *             --           --
Rock (Nominees) Limited 0200842
  Acct................................           740             740           *             --           --
Rock (Nominees) Limited 0225410
  Acct................................           516             516           *             --           --
Rock (Nominees) Limited 0782066
  Acct................................         2,300           2,300           *             --           --
Rock (Nominees) Limited 1317336
  Acct................................           698             698           *             --           --
Rock (Nominees) Limited 2012645
  Acct................................        10,488          10,488           *             --           --
Rock (Nominees) Limited 2610169
  Acct................................        10,488          10,488           *             --           --
Rock (Nominees) Limited 4450894
  Acct................................         1,644           1,644           *             --           --
Rock (Nominees) Limited 4451101
  Acct................................         1,398           1,398           *             --           --
Rock (Nominees) Limited 4451105
  Acct................................         1,310           1,310           *             --           --
Paul Hugh Rollason....................         3,422           3,422           *             --           --
Michael Keith Rowe....................         1,426           1,426           *             --           --
Philip Stephen Rowlands...............           138             138           *             --           --
Haitham Rowley........................         3,576           3,576           *             --           --
CK Ryman..............................           350             350           *             --           --
Mohmmmead Sajawal.....................         5,706           5,706           *             --           --
Abdur Rahim Salam.....................           854             854           *             --           --
Benjamin Samet........................           854             854           *             --           --
Daniel Samet..........................           854             854           *             --           --
Debra Samet...........................           386             386           *             --           --
Ephraim Samet.........................           854             854           *             --           --
Ujjal Singh Sawnhey...................         4,194           4,194           *             --           --
Zainul Sayani.........................           854             854           *             --           --
Sean Scannell.........................         1,426           1,426           *             --           --
Sceptre Nominees Limited 1017369......           698             698           *             --           --
Stanley Schofield.....................         4,632           4,632           *             --           --
John Scrivens.........................           768             768           *             --           --
Chandramany Shah......................         2,852           2,852           *             --           --
AP Shah...............................         2,798           2,798           *             --           --
Ravindra Shah.........................           244             244           *             --           --
Anthony Reuben Sharpe &
  Barbara Sharpe......................           524             524           *             --           --
William Ivor Shipley..................         7,132           7,132           *             --           --
Sinjul Nominees Limited...............         9,598           9,598           *             --           --
Brian Sirrs...........................           820             820           *             --           --
Beverly Slater........................           448             448           *             --           --
Major John Nevill Smale...............         2,852           2,852           *             --           --
Terence Smith.........................         1,140           1,140           *             --           --
Girdharlal Solanki....................           726             726           *             --           --
SP Angel (Nominees) Limited...........           348             348           *             --           --
Maryanne Travers-Spencer..............         1,048           1,048           *             --           --
Michael Spencer.......................           854             854           *             --           --
MD Spooner............................         2,596           2,596           *             --           --
Lynette Spriggs.......................           110             110           *             --           --
Wing Commander Phillip Sprinks &
  Jacqueline Wendy Sprinks............         1,748           1,748           *             --           --

                                                                         PERCENTAGE
                                                          NUMBER OF      OF COMMON      BENEFICIAL OWNERSHIP
                                                            SHARES         EQUITY          AFTER OFFERING
                                          NUMBER OF      BENEFICIALLY   BENEFICIALLY   ----------------------
NAME OF SELLING STOCKHOLDER             SHARES OFFERED      OWNED          OWNED       SHARES(1)   PERCENT(1)
---------------------------             --------------   ------------   ------------   ---------   ----------
Anne Stacey...........................           894             894           *             --           --
Jamie Standing........................           698             698           *             --           --
Philip John Stanton...................         1,126           1,126           *             --           --
Alan Henry Stewart....................         2,096           2,096           *             --           --
P & A Stewart.........................         1,398           1,398           *             --           --
William Sutherland Stirling...........         1,232           1,232           *             --           --
M G Streeter..........................         1,142           1,142           *             --           --
Paul William Hastie Sutherland........        96,152          96,152           *             --           --
Swan Alley Nominees Limited POOL
  Acct................................           500             500           *             --           --
Alan Tacey............................           138             138           *             --           --
Hugo William Paul Tarmey &
  Patricia Carol Tarmey...............           854             854           *             --           --
Martyn St John Taylor.................         1,426           1,426           *             --           --
Peter John Taylor.....................           734             734           *             --           --
TD Waterhouse Nominees (Europe)
  Limited SMKTNOMS Acct...............         1,368           1,368           *             --           --
Paul Thomas...........................         3,496           3,496           *             --           --
Paul Derek Thomas.....................         2,796           2,796           *             --           --
Thomas Grant and Company Nominees
  Limited TGNOMS Acct.................         3,536           3,536           *             --           --
George Edward Thompson................           854             854           *             --           --
Alexander Thow........................         2,096           2,096           *             --           --
Christopher Charles Tilley............         1,426           1,426           *             --           --
Steven Robert Tomlinson...............         1,702           1,702           *             --           --
Paul John Tonner & Karen Ann Macmillan
  & Christopher Paul Stubbs...........           854             854           *             --           --
Torrie Nominees Fastrade Acct.........            88              88           *             --           --
Giancarlo Tosti.......................         4,148           4,148           *             --           --
Lennon Trail..........................         2,852           2,852           *             --           --
Robert Rodney Trotter.................         2,852           2,852           *             --           --
Trustees of Brian Anton...............         6,294           6,294           *             --           --
Anthony Philip Turnage................           698             698           *             --           --
Derek Paul Turner.....................         2,116           2,116           *             --           --
Brian Tyrell..........................           698             698           *             --           --
Ruth Mary Unsworth....................           436             436           *             --           --
William Weir Vennard..................         1,426           1,426           *             --           --
Shah Vinodrai.........................         2,852           2,852           *             --           --
Gerfried Jugen Adolf Von Kynhoff......           746             746           *             --           --
W B Nominees Limited..................         1,748           1,748           *             --           --
W McFarland Shareholding Ltd..........           698             698           *             --           --
David Wade & Katherine Elizabeth
  Wade................................           348             348           *             --           --
Bruce Ramsay Millar Wallace...........           158             158           *             --           --
P Walsh...............................         2,186           2,186           *             --           --
Derick Herbert Warner & Helen Joyce
  Warner..............................           776             776           *             --           --
Amanda Waters.........................         1,710           1,710           *             --           --

                                                                         PERCENTAGE
                                                          NUMBER OF      OF COMMON      BENEFICIAL OWNERSHIP
                                                            SHARES         EQUITY          AFTER OFFERING
                                          NUMBER OF      BENEFICIALLY   BENEFICIALLY   ----------------------
NAME OF SELLING STOCKHOLDER             SHARES OFFERED      OWNED          OWNED       SHARES(1)   PERCENT(1)
---------------------------             --------------   ------------   ------------   ---------   ----------
Richard Grenville Welburn.............           278             278           *             --           --
Welcome Inn Ltd.......................        20,978          20,978           *             --           --
Michael Anthony West..................         3,636           3,636           *             --           --
Robert Sinclair Wharton...............         1,398           1,398           *             --           --
Beryl Doris Wheeler...................         1,048           1,048           *             --           --
Michael Brian Wheeler.................           436             436           *             --           --
Janice Claire Ridout-White............           348             348           *             --           --
Nicholas White........................         2,796           2,796           *             --           --
Mark Graham Williams..................         2,852           2,852           *             --           --
Pamela Margaret Elizabeth Williams....         4,544           4,544           *             --           --
M Williams............................         1,398           1,398           *             --           --
Hamish Graham Williams................         2,282           2,282           *             --           --
John Terry Williamson.................           324             324           *             --           --
Brian James Willmott..................         6,818           6,818           *             --           --
Angus George Timothy Wilson...........         3,536           3,536           *             --           --
Clifford Wilson & Kathleen Rose
  Wilson..............................           854             854           *             --           --
Stan Wocial...........................         6,292           6,292           *             --           --
Janusz Jan Wocial & Zofia Babara
  Wocial..............................         5,594           5,594           *             --           --
Adrian Neville Wood...................         1,748           1,748           *             --           --
Carl Woodley..........................           698             698           *             --           --
Clive Stuart Wrangles.................         6,144           6,144           *             --           --
Martin Wright.........................           698             698           *             --           --
Kwai Lin Yau..........................         1,140           1,140           *             --           --
Yorkshare Nominees Limited 303987
  Acct................................           278             278           *             --           --
Yorkshare Nominees Limited 305733
  Acct................................           698             698           *             --           --
Yorkshare Nominees Limited 303532
  Acct................................           698             698           *             --           --
    Total.............................    18,929,670      18,929,670

------------------------

*   Less than 1%

(1) Assuming all shares included in this Prospectus are sold, except where otherwise noted.

    The Shares being offered by the Selling Stockholders were issued to them by us as follows:

    On October 25, 1999, the Company raised $50,000 through the issuance of a Convertible Loan Note (the "Note") to Palamon (Gestion) S.A. The Note was offered pursuant to an exemption from registration under Regulation S promulgated under the Securities Act. The purpose of this funding was to enable the Company to file all outstanding reports required by the Exchange Act, and to search for suitable acquisition candidates in Internet related fields. The Note bore interest at 5.5% per annum. The Note was converted by the Note holder into 400,000 shares of Common Stock of the Company at the rate of $0.125 per share on January 24, 2000.

    On December 22, 1999, the Company entered into an annual consulting agreement with Oxford Capital, Inc. This primarily related to the negotiation and execution of the reverse merger with Fairfax and the raising of equity funding through Panther Capital Ltd. as set out below. Payment was made by the issuance of 1,200,000 shares of common stock at the weighted average rate of approximately $1.35 per share. Such shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act.

    On January 6, 2000, the Company entered into an underwriting agreement (the "Underwriting Agreement") with Panther Capital Ltd. ("Panther") to sell shares of Common Stock and warrants of the Company pursuant to an exemption from registration under Regulation S promulgated under the Securities Act. Pursuant to the terms of the Underwriting Agreement, the Company sold 10,000,000 shares of its Common Stock (the "Panther Shares"), at a price of $0.50 per share to certain sub-underwriters named in the Underwriting Agreement, for whom Panther acted as lead underwriter. In consideration for such underwriting, Panther received warrants to purchase up to 2,000,000 shares of Common Stock of the Company (the "Warrants"). The Warrants were exercisable at $0.50 per share if exercised within one year of the first closing of the Agreement, which occurred on January 28, 2000 (the "First Closing"), and at a price of $5.00 per share if exercised within two years of the date of the First Closing. The fair value of the Warrants on the date of the grant was approximately $4,428,000. On May 12, 2000, Panther exercised all the Warrants for $1,000,000.

    On April 21, 2000, the Company acquired, through a stock-for-stock tender offer, approximately 76.73% of the issued and outstanding ordinary shares of Radical Technology Plc (subsequently renamed Software). Pursuant to such offer, we offered 100 shares of our Common Stock for every 143 shares of capital stock of Software. Through additional issuances of stock subsequent to April 21, 2000, we acquired an aggregate of 99.5% of the outstanding shares of Software in exchange for 2,549,644 shares of our Common Stock. Accordingly, we have the right under applicable law to compulsorily acquire the balance and to treat Software as a wholly-owned subsidiary. Assuming full acceptance of the offer, 2,563,428 shares will be issued, constituting approximately 4.4% of our outstanding shares.

    On May 25, 2000, we issued a private placement memorandum to raise up to $30 million through the sale of shares of Common Stock at a price of $6.25 per share pursuant to an exemption from registration under Regulation S promulgated under the Securities Act. We raised the minimum allowed under the private placement, $10 million, and also established a $20 million credit facility with Asia IT as of December 15, 2000 to cover the balance of the funds we sought to raise. Asia IT and its affiliates currently own approximately 12.6% of our outstanding Common Stock. As of November 15, 2001, $600,000 is outstanding under the credit facility. We anticipate that, in the foreseeable future, we will need to draw upon the credit facility to continue to operate and implement our business strategy. The credit facility originally expired on December 31, 2001, but has been extended until December 31, 2002.

    On December 29, 2000, we acquired all of the issued and outstanding shares of Insights in a stock-for-stock transaction. We received the shares of Insights on December 29, 2000; however we were not required to pay any consideration for such shares unless certain conditions were met. On February 22, 2001, the first of these conditions was met, and as such we issued the first tranche of consideration of 15,000,000 shares, valued at approximately $93,000,000 based on a weighted average share price of $6.20 per share. Subsequent to September 30, 2001, upon agreement with the seller of Insights and in variance of the conditions precedent set forth in the original agreement, the parties agreed that the obligation to issue the second tranche of contingent consideration may be satisfied by the direct issuance of shares in Medicsight to Nightingale Technologies Ltd. ("Nightingale"), the seller of Insights. On November 22, 2001, Medicsight issued 15,000,000 shares in Medicsight to Nightingale, and Nightingale accepted such shares in satisfaction of our obligation under the original purchase agreement. Nightingale is an 8.6% stockholder of the Company. As of the date hereof, there is no public market for the Medicsight shares.

                              PLAN OF DISTRIBUTION

    Shares may be offered by the Selling Stockholders from time to time in transactions (which may include block transactions) in the public market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at a time of sale, or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares directly to purchasers or through broker dealers who may act as agents or principals. Such broker dealers may receive compensation in the form of discounts, concessions or commission from the Selling Stockholders and/or the purchasers of the Selling Stockholders' shares for whom they may sell (which compensation as to a particular broker dealer might be in excess of customary commissions).

    In connection with any transaction involving our Common Stock, broker dealers or others may receive from the Selling Stockholders, and may in turn pay to other broker dealers, or others, compensation in the form of commissions, discounts or concession in amounts to be negotiated at the time. Broker dealers or any other persons participating in a distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such distribution. Such commissions, discounts or concession may be deemed to be underwriting discounts or commissions under the Securities Act (and may also to a particular broker/dealer be in excess of customary commissions).

    The Securities Act may impose liability on the Selling Stockholders or any broker dealer who may be used by the selling stockholders for violations of federal securities laws. If the registration statement contains untrue statements or omission of material facts, liability may be imposed on the selling stockholders or any broker dealer used by the selling stockholders. Generally, if any liability is found, the investors purchasing the shares will have a claim for damages against the selling stockholders and/or the broker dealer.

                                 LEGAL MATTERS

    Certain legal matters with respect to the Shares will be passed upon for us by Salans Hertzfeld Heilbronn Christy & Viener, Attorneys at Law, New York, New York.

                                    EXPERTS

    The consolidated financial statements of HTTP Technology, Inc. as of December 31, 2000 and for the year ended December 31, 2000 and the period from inception (October 18, 1999) to December 31, 1999 included in this Prospectus have been audited by Arthur Andersen, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of the HTTP Insights Limited as of December 28, 2000 and for the period from inception (July 12, 2000) to December 28, 2000 included in this Prospectus have been audited by Arthur Andersen, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

    The financial statements of Radical Technology Plc (now known as Software) included in this Prospectus have been audited by Lees, Registered Auditor, of Surrey, England, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES
                       (FORMERLY INTERNET HOLDINGS, INC.)
                       CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report................................  F-3

Consolidated Balance Sheet as of December 31, 2000..........  F-4

Consolidated Statements of Operations for the Year Ended
  December 31, 2000 and the Period from Inception
  (October 18, 1999) to December 31, 1999...................  F-5

Consolidated Statements of Stockholders' Equity for the Year
  Ended December 31, 2000 and the Period from Inception
  (October 18, 1999) to December 31, 1999...................  F-6

Consolidated Statements of Cash Flows for the Year Ended
  December 31, 2000 and the Period from Inception
  (October 18, 1999) to December 31, 1999...................  F-7

Notes to the Consolidated Financial Statements..............  F-8 to F-19

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE
  NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

Condensed Consolidated Balance Sheets as of September 30,
  2001 (Unaudited) and December 31, 2000....................  F-21

Condensed Consolidated Statements of Operations for the Nine
  Months Ended September 30, 2001 (Unaudited) and September
  30, 2000 (Unaudited)......................................  F-22

Condensed Consolidated Statements of Cash Flows for the Nine
  Months Ended September 30, 2001 (Unaudited) and September
  30, 2000 (Unaudited)......................................  F-23

Notes to Condensed Consolidated Financial Statements........  F-24 to F-30

HTTP SOFTWARE PLC (FORMERLY RADICAL TECHNOLOGY PLC)
  FINANCIAL STATEMENTS

Auditors' Report............................................  F-32

Balance Sheet as at 31st March, 2000 and 1999...............  F-33

Limited Profit and Loss Account for the years ended 31st
  March, 2000 and 1999......................................  F-34

Cash Flow Statement for the years ended 31st March, 2000 and
  1999......................................................  F-35

Notes to Financial Statements...............................  F-36 to F-44

HTTP INSIGHTS LTD. (FORMERLY NIGHTINGALE TECHNOLOGIES LTD.)
  FINANCIAL STATEMENTS

Report of Independent Public Accountants....................  F-46

Statement of Operations for the Period from Inception (12
  July 2000) to 28 December 2000............................  F-47

Balance Sheet as of 28 December 2000........................  F-48

Statement of Cash Flow Statement for the Period from
  Inception (12 July 2000) to 28 December 2000..............  F-49

Notes to the Financial Statements...........................  F-50 to F-60

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION......  P-1

Pro Forma Condensed Consolidated Statement of Operations for
  the Twelve-Month Period Ended December 31, 2000...........  P-2

Pro Forma Condensed Consolidated Statement of Operations for
  the Nine-Month Period Ended September 30, 2001............  P-3

Pro Forma Condensed Consolidated Balance Sheet as of
  September 30, 2001........................................  P-4

Notes to Pro Forma Condensed Consolidated Statement of
  Operations for the Twelve-Month Period Ended December 31,
  2000......................................................  P-5

Notes to Pro Forma Condensed Consolidated Statement of
  Operations for the Nine-Month Period Ended September 30,
  2001......................................................  P-6

Notes to Pro Forma Condensed Consolidated Balance Sheet as
  of September 30, 2001.....................................  P-7

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders and Directors of
HTTP Technology, Inc.:

    We have audited the accompanying consolidated balance sheet of HTTP Technology, Inc., formerly Internet Holdings, Inc., and Subsidiaries as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended and the period from inception (October 18, 1999) to December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HTTP Technology, Inc. and Subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the year then ended and the period from inception (October 18, 1999) to December 31, 1999 in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN

London, England
April 11, 2001

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES
                       (FORMERLY INTERNET HOLDINGS, INC.)
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2000


                                 ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 6,231,136
  Accounts receivable, net..................................      116,771
  Prepaid expenses..........................................      287,862
  VAT Receivable............................................      159,032
  Other current assets......................................       61,564
                                                              -----------
    Total current assets....................................    6,856,365

PROPERTY AND EQUIPMENT, at cost, net of accumulated
  depreciation
  of $110,698...............................................      399,744

INVESTMENTS, at cost........................................    3,803,733

SECURITY DEPOSITS...........................................      244,579

INTANGIBLE ASSET, at cost, net of accumulated amortization
  of $143,035...............................................      443,382

EXCESS OF PURCHASE PRICE OVER NET ASSETS ACQUIRED, net of
  accumulated amortization of $1,259,871....................   18,736,151

OTHER NON-CURRENT ASSETS....................................       12,731
                                                              -----------
                                                              $30,496,685
                                                              ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................  $   666,827
  Accrued expenses..........................................      169,026
  Accrued professional expenses.............................      237,176
  Bank Overdraft............................................      179,018
                                                              -----------
    Total current liabilities...............................    1,252,047
                                                              -----------
CAPITAL LEASE...............................................       23,843

LONG TERM DEBT..............................................    6,006,025
                                                              -----------
  Total liabilities.........................................    7,281,915
                                                              -----------
STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value, 100,000,000 shares
    authorized, 42,748,270 shares
    issued and outstanding..................................       42,748
  Additional paid-in capital................................   50,914,679
  Vendor Guarantee..........................................  (19,109,330)
  Accumulated comprehensive loss............................      (19,416)
  Accumulated deficit.......................................   (8,613,911)
                                                              -----------
    Total stockholders' equity..............................   23,214,770
                                                              ===========
                                                              $30,496,685
                                                              ===========

The accompanying notes to consolidated financial statements are an integral part of this balance sheet.

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES
                       (FORMERLY INTERNET HOLDINGS, INC.)
                     CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE YEAR ENDED DECEMBER 31, 2000 AND FOR THE PERIOD
             FROM INCEPTION (OCTOBER 18, 1999) TO DECEMBER 31, 1999

                                                                  2000          1999
                                                              ------------   -----------
REVENUES....................................................  $    514,152   $        --

EXPENSES:
  Selling, general and administrative.......................     5,784,838        41,199
  Software development costs written off....................     2,020,024            --
  Impairment loss on investments............................       224,948            --
  Amortization of goodwill..................................     1,259,872            --
  Impairment of receivable from vendor (Note 9).............    19,109,329            --
  Income on vendor guarantee of other receivable (Note 9)...   (19,109,329)           --
                                                              ------------   -----------
                                                                 9,289,682        41,199
                                                              ------------   -----------
Operating loss..............................................    (8,775,530)      (41,199)

OTHER INCOME/EXPENSE:
  Interest and other income.................................       138,393         1,771
  Net foreign exchange gains (losses).......................      (109,616)        9,200
                                                              ------------   -----------
                                                                    28,777        10,971
                                                              ------------   -----------
Net income (loss) before minority interests.................    (8,746,753)      (30,228)

MINORITY INTERESTS..........................................        32,674            --
                                                              ------------   -----------
  Net loss..................................................  $ (8,714,079)  $   (30,228)
                                                              ============   ===========

PER SHARE DATA:
  Basic and diluted loss per share..........................  $      (0.24)  $        --
  Weighted average number of common shares outstanding......    36,383,441    18,005,192

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES
                       (FORMERLY INTERNET HOLDINGS, INC.)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

     FOR THE YEAR ENDED DECEMBER 31, 2000 AND FOR THE PERIOD FROM INCEPTION
                    (OCTOBER 18, 1999) TO DECEMBER 31, 1999

                                                                                                                ACCUMULATED
                                  COMMON STOCK*       ADDITIONAL                                                   OTHER
                              ---------------------     PAID-IN        VENDOR                    ACCUMULATED   COMPREHENSIVE
                                SHARES      AMOUNT      CAPITAL      GUARANTEE      WARRANTS       DEFICIT         LOSS
                              ----------   --------   -----------   ------------   -----------   -----------   -------------
INITIAL CAPITALIZATION......      20,000   $   324    $ 1,153,670   $         --            --           --      $     --
Effective shares issued in
  connection with reverse
  acquisition...............  17,260,000    16,956        (16,956)            --            --           --            --
Shares of Internet Holdings,
  Inc. outstanding prior to
  reverse acquisition.......   4,238,940     4,239       (129,512)            --            --           --            --
Issuance of shares pursuant
  to consulting agreement...   1,200,000     1,200      1,618,800             --            --           --            --
Net loss for the period.....          --        --             --             --            --      (30,228)           --
                              ----------   -------    -----------   ------------   -----------   -----------     --------
BALANCE, DECEMBER 31,
  1999......................  22,718,940    22,719      2,626,002             --            --      (30,228)           --
Issuance of warrants........          --        --             --             --     4,427,877           --            --
Issuance of shares pursuant
  to convertible loan
  note......................     400,000       400         49,600             --            --           --            --
Issuance of shares pursuant
  to regulation S
  offerings.................  11,600,000    11,600     10,308,148             --            --           --            --
Issuance of shares upon
  exercise of warrants......   2,000,000     2,000      5,425,877             --    (4,427,877)          --            --
Issuance of shares in
  connection with
  acquisition of Radical
  Technology PLC............   2,429,330     2,429     12,144,221             --            --           --            --
Issuance of shares in
  connection with
  acquisition of Core
  Ventures Limited..........   3,600,000     3,600     20,360,831             --            --           --            --
Less Vendor Guarantee.......          --        --             --    (19,109,330)           --           --            --
COMPREHENSIVE LOSS
Net loss for the year.......          --        --             --             --            --   (8,714,079)           --
Net effect of foreign
  currency translation
  adjustment................          --        --             --             --            --           --       (19,416)
Exercise of Subsidiary stock
  option....................          --        --             --             --            --      130,396            --
                              ----------   -------    -----------   ------------   -----------   -----------     --------
Total Comprehensive Loss....          --        --             --             --            --   (8,583,683)           --
                              ----------   -------    -----------   ------------   -----------   -----------     --------
BALANCE, DECEMBER 31,
  2000......................  42,748,270   $42,748    $50,914,679   $(19,109,330)  $        --   $(8,613,911)    $(19,416)
                              ==========   =======    ===========   ============   ===========   ===========     ========


                                 TOTAL
                              STOCKHOLDERS
                                 EQUITY
                              ------------
INITIAL CAPITALIZATION......  $  1,153,994
Effective shares issued in
  connection with reverse
  acquisition...............            --
Shares of Internet Holdings,
  Inc. outstanding prior to
  reverse acquisition.......      (125,273)
Issuance of shares pursuant
  to consulting agreement...     1,620,000
Net loss for the period.....       (30,228)
                              ------------
BALANCE, DECEMBER 31,
  1999......................     2,618,493
Issuance of warrants........     4,427,877
Issuance of shares pursuant
  to convertible loan
  note......................        50,000
Issuance of shares pursuant
  to regulation S
  offerings.................    10,319,748
Issuance of shares upon
  exercise of warrants......     1,000,000
Issuance of shares in
  connection with
  acquisition of Radical
  Technology PLC............    12,146,650
Issuance of shares in
  connection with
  acquisition of Core
  Ventures Limited..........    20,364,431
Less Vendor Guarantee.......   (19,109,330)
COMPREHENSIVE LOSS
Net loss for the year.......    (8,714,079)
Net effect of foreign
  currency translation
  adjustment................       (19,416)
Exercise of Subsidiary stock
  option....................       130,396
                              ------------
Total Comprehensive Loss....    (8,603,099)
                              ------------
BALANCE, DECEMBER 31,
  2000......................  $ 23,214,770
                              ============

------------------------------

* All share issuances have been retroactively restated to give effect to 2-for-1 stock split on February 5, 2001.

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES
                       (FORMERLY INTERNET HOLDINGS, INC.)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
     FOR THE YEAR ENDED DECEMBER 31, 2000 AND FOR THE PERIOD FROM INCEPTION
                    (OCTOBER 18, 1999) TO DECEMBER 31, 1999

                                                                 2000          1999
                                                              -----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)..................................................  $(8,714,079)  $  (30,228)
Adjustments to reconcile net income (loss) to net cash
    Provided (used) by operating activities:
    Depreciation............................................      253,733           --
    Write-off of software development cost..................    2,020,024           --
    Amortization of goodwill................................    1,259,872           --
    Provision for doubtful accounts.........................       71,041           --
    Non-cash consulting fees................................    1,580,055       39,945
    Write-down on investments...............................      224,948           --
    Minority interest.......................................      (32,674)          --
Changes in operating assets and liabilities, net of effects
  from acquisitions of businesses:
    Decrease in accounts receivable.........................      197,241           --
    Increase in other receivables...........................      (15,109)      (1,474)
    (Increase) decrease in prepaid expenses.................     (199,209)          --
    Increase in VAT receivable..............................     (159,032)          --
    Decrease in unbilled services...........................       27,433           --
    Increase in security deposits...........................     (244,579)          --
    Increase in accounts payable............................      157,690           --
    Increase (decrease) in accrued expenses.................      (50,741)       1,214
    Increase (decrease) in accrued professional expenses....      237,176           --
                                                              -----------   ----------
      Net cash provided (used) by operating activities......   (3,386,210)       9,457
                                                              -----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of fixed assets................................     (463,715)          --
    Capitalized software development costs..................      (85,417)
    Purchase of investments.................................   (2,109,137)          --
                                                              -----------   ----------
      Net cash used by investing activities.................   (2,658,269)          --
                                                              -----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Increase in loan to Insights (pre-acquisition)..........   (5,000,000)          --
    Shares issued upon conversion of warrants...............    1,000,000           --
    Other...................................................      130,396           --
    Increase in bank overdraft..............................      179,018           --
    Shares issued for cash..................................   15,479,467      496,692
                                                              -----------   ----------
      Net cash provided by financing activities.............   11,788,881      496,692
                                                              -----------   ----------
Effects of exchange rates on cash and cash equivalents......      (19,416)          --
NET INCREASE IN CASH & CASH EQUIVALENTS.....................    5,724,986      506,149
CASH & CASH EQUIVALENTS, BEGINNING OF YEAR..................      506,149           --
                                                              -----------   ----------
CASH & CASH EQUIVALENTS, END OF YEAR........................  $ 6,231,135   $  506,149
                                                              ===========   ==========
CASH PAID FOR TAXES.........................................  $     8,000
NONCASH FINANCING ACTIVITIES:
Investment in MDA Group Plc acquired on reverse
  acquisition...............................................  $        --   $  666,406
Issuance of shares for acquisition..........................   32,511,081
Issuance of shares for convertible loan note................       50,000           --
Shares issued pursuant to consulting agreement..............           --    1,620,000
Liabilities incurred on reverse acquisition.................           --       84,377

The accompanying notes to consolidated financial statements are an integral part of these statements.

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES
                       (FORMERLY INTERNET HOLDINGS, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION AND BASIS OF PRESENTATION

    HTTP Technology, Inc. and its subsidiaries (the "Company") is a developer of sophisticated software technology. The Company's business objective is to conceive, develop and commercialize innovative products based around the Company's core technology. In April 2000, the Company acquired Radical Technology Plc (now known as HTTP Software Plc) which provided the Company with a business dedicated to systems integration and software development. In December 2000, the Company acquired Nightingale Technologies Limited (now known as HTTP Insights Ltd.), the principal technology of which is a Stochastic Perception Engine, formerly known as the Data Classification Engine.

    A Stochastic Perception Engine, processes and classifies unstructured data into meaningful outputs, enabling it to be viewed, interpreted or further manipulated by the user of the application. Similar technologies sit at the core of many of today's major software applications.

    HTTP's Stochastic Perception Engine is comprised of four principal modules: cluster analysis, statistical modeling, classification and prediction. This technology offers unsurpassed processing speed, accuracy and comprehensiveness of results when compared to existing data classification or neural network based technologies.

    The Company is the successor consolidated entity formed by the reverse acquisition on December 22, 1999 by Fairfax Equity, Ltd. of Internet
Holdings, Inc. a publicly-held company originally incorporated in Utah in 1977, under the name, Trolley Enterprises, Inc. Fairfax Equity, Ltd. ("Fairfax") which was treated as the accounting acquirer in the transaction, was incorporated in the United Kingdom on October 18, 1999. On October 12, 2000, the Company changed its name from Internet Holdings, Inc. to HTTP Technology, Inc.

    Prior to its reverse acquisition by Fairfax, control of the former Internet Holdings, Inc., as well as the corporate name, had changed many times. All prior operations had previously been discontinued and all claims and counterclaims were settled, the last of which settlements occurred in November 1999.

    Pursuant to the reverse acquisition, Fairfax's shareholders were issued 17,280,000 shares of the Company's common shares, then constituting 80.3% of outstanding common shares. At the time of acquisition, the majority stockholder of Fairfax represented the value of its cash and investment assets to be not less than $2,160,000. In the event that when the investment is realized, the net proceeds, together with cash at the date of acquisition, total less than $2,160,000, the majority stockholder of Fairfax has guaranteed to contribute additional cash to bring the total amount up to $2,160,000 (see Note 3).

    On December 19, 2000, HTTP Technology, Inc. entered into an Agreement and Plan of Merger with its wholly-owned subsidiary HTTP Technology, Inc., a Delaware corporation and thereby effected a reincorporation of the Company from Utah to Delaware.

    During the year ended December 31, 2000, the Company emerged from its development stage status as a result of its acquisitions.

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES
                       (FORMERLY INTERNET HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    PRINCIPLES OF CONSOLIDATION--The consolidated financial statements include the accounts of HTTP Technology, Inc. and its subsidiaries in which it has a controlling interest. Subsidiaries acquired are consolidated from the date of acquisition. All inter-company accounts and transactions have been eliminated in consolidation.

    CASH AND CASH EQUIVALENTS--The Company considers investments with original maturities of three months or less to be cash equivalents.

    ACCOUNTS RECEIVABLE--Accounts receivable are stated at cost. The Company maintains allowances for uncollectible accounts. The balance for the years ended December 31, 2000 and December 31, 1999 for provision of doubtful accounts was $71,000 and $0, respectively. During 2000, the Company increased the provision by $71,000.

    INVESTMENTS--Investments consist of equity ownership in various corporations. The Company records these investments at historical cost, subject to any provision for impairment.

    PROPERTY AND EQUIPMENT--Property and equipment are stated at cost. Depreciation is calculated on the various asset classes over their estimated useful lives, which range from two to seven years, except leasehold improvements which are depreciated over their lease term.

    INTANGIBLE ASSETS--Intangible assets consist primarily of software development costs, trademarks, workforce and existing contracts. These intangible assets are being amortized on a straight-line basis over two to three years. Accumulated amortization was approximately $143,000 at December 31, 2000.

    EXCESS OF PURCHASE PRICE OVER NET ASSETS ACQUIRED--Excess of purchase price over net assets acquired ("goodwill") represents the excess of acquisition purchase price over the fair value of the net assets acquired. To the extent possible, a portion of the excess purchase price is assigned to identifiable intangible assets. Goodwill is being amortized on a straight-line basis over five years.

    The balance of goodwill (net of amortization of $1,260,000) at December 31, 2000 comprises $10,443,000 relating to the acquisition of Insights and $8,293,000 relating to the acquisition of Software. The goodwill relating to the Insights acquisition is based on preliminary estimates. The Company anticipates that the final allocation may result in the write-off of certain in-process research and development costs. Any other changes to the preliminary estimates will be reflected as an adjustment to goodwill and other identifiable tangible and intangible assets.

    IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF--The Company evaluates the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company's assessment for impairment of an asset involves estimating the future cash flows expected to result from use of the asset and its eventual disposition. An impairment loss recognized is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

    The evaluation of the impairment for the "excess of purchase price over net assets acquired" at an entity level includes consideration of all operations which benefit directly from the acquired business on a net cash flow basis. Therefore, where acquired businesses have been integrated into the Company's operations, the impairment evaluation is made at the level of the Company as a whole.

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES
                       (FORMERLY INTERNET HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    FOREIGN CURRENCY TRANSLATION--The accounts of the Company's foreign subsidiaries are maintained using the local currency as the functional currency. For these subsidiaries, assets and liabilities are translated into U.S. dollars at year-end exchange rates, and income and expense accounts are translated at average monthly exchange rates. Net gains and losses from foreign currency translation are excluded from operating results and are accumulated as a separate component of stockholders' investment.

    Gains and losses on foreign currency transactions are reflected in current operating results.

    REVENUE RECOGNITION--Revenue is recognized as services are performed, in accordance with the terms of the contractual arrangement, where persuasive evidence of an arrangement exists, the fee is fixed and determinable and collection is reasonably assured.

    The Company's principal revenues relate to software product consulting and support services.

    RESEARCH AND DEVELOPMENT--Costs incurred in connection with the development of software products that are intended for sale are accounted for in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed". Costs incurred prior to technological feasibility being established for the product are expensed as incurred. Technological feasibility is established upon completion of a detail program design or, in its absence, completion of a working model. Thereafter, all software production costs are capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Capitalized costs are amortized based on current and future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product. Amortization commences when the product is available for general release to customers.

    INCOME TAXES--The Company has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", to account for deferred income taxes. Deferred taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The net difference, if any, between the provision for taxes and taxes currently payable is reflected in the balance sheet as deferred taxes. Deferred tax assets and/or liabilities, if any, are classified as current and noncurrent based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability. Valuation allowances are recorded to reduce deferred tax assets to that amount which is more likely than not to be realized.

    LOSS PER SHARE--Basic loss per share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing the net income attributable to the ordinary shareholders by the sum of the weighted average number of outstanding shares and the diluted potential ordinary shares.

    COMPREHENSIVE LOSS--Comprehensive loss reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive loss is comprised of net
(loss) and foreign currency translation adjustments.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--Statement of Financial Accounting Standards 107, requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the Company reports that the carrying amount of cash and cash equivalents, accounts

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES
                       (FORMERLY INTERNET HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) receivables, monetary prepayments, accounts payable and accrued liabilities, advances and long term debt approximates fair value due to the short maturity of these instruments. The fair value of the long term debt as of December 31, 2000 was $6,000,000.

    SEGMENT REPORTING--The Company follows the provisions of SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information". The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers.

    All of the Company's revenues were generated by HTTP Software, which was acquired during April 2000 and all revenues were generated in the United Kingdom. Until year end, and the acquisition of HTTP Insights, HTTP Software was the only division. During the current year, the Company had three customers that represented a significant portion of its revenues. The Company acquired two of these customers during the year. The customers are as follows:

       Red Cube AG approximately $137,000 or 27% of sales
       Radical Technology, prior to acquisition, approximately $99,000 or 19% of sales
       Insights, prior to acquisition, approximately $132,000 or 26% of sales

    As of December 31, 2000, receivables from these customers represented 71% of total accounts receivable.

    COMMON STOCK--The holder of each share of common stock outstanding is entitled to one vote per share.

    STOCK OPTIONS--The Company accounts for stock options under the provisions of Accounting Principles Board Opinion ("APB") No. 25. Where options are issued to acquire a fixed number of shares with a fixed exercise price the intrinsic value measured at the grant date is amortized over the vesting period of the options. Options issued to non-employees are accounted for in accordance with the fair value method under SFAS No. 123. This requires the use of an option pricing model, to determine the fair value of the option. The measurement date is the earlier of either of the following:

    - The date at which a commitment for performance is reached (a performance commitment) or

    - The date at which the counter party's performance is complete

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as revenues and expenses during the reporting period. Actual results could vary from those estimates.

    RECENT ACCOUNTING PRONOUNCEMENTS--In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). This statement, which was amended by the issuance of SFAS 137 and SFAS 138, is effective for the Company beginning January 1, 2001 and requires that all derivative instruments be recorded on the balance sheet at their fair value. The statement requires changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES
                       (FORMERLY INTERNET HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) derivative is designated as part of a hedge transaction and, if so, the type of hedge transaction. The Company does not expect that the adoption of this standard will have any material effect on its results of operations, cash flows or financial position.

    In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition in Financial Statements," which provides guidance related to revenue recognition based on interpretations and practices followed by the SEC. SAB 101 is effective for the Company's fourth quarter of 2000. The Company does not expect the implementation of SAB 101 to have a material effect on its financial position or results of operations.

    In March 2000, the FASB issued interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation, and Interpretation of APB Opinion No. 25" (FIN. 44). The interpretation is intended to clarify certain problems that have arisen in practice since the issuance of APB No. 25 "Accounting for Stock Issued to Employees." The effective date of the interpretation is July 1, 2000. The provisions of the interpretation will apply prospectively, but it will also cover certain events occurring after December 15, 1998 and after January 12, 2000. The adoption of FIN. 44 did not have an effect on the current or historical consolidated financial statements.

(3) INVESTMENTS

    The Company accounts for its investments in non-marketable securities under the cost method of accounting as it owns less than a 20% interest in each of the companies.

    During October 2000, the Company acquired the outstanding common stock of Core Ventures Limited (Core) for approximately $20,364,000 (see Note 9). On the date of acquisition, Core owned less than 1% interest in Red Cube AG. The fair value of this investment has been provisionally estimated at $1,255,000.

    In connection with the reverse acquisition on December 22, 1999, the Company acquired a 14% equity position in MDA Group Plc, which is stated at the historical cost of $666,406. Subsequent to December 31, 2000, the Company sold this investment to STG, a major shareholder of HTTP Technology, Inc., for $1,660,000 pursuant to the Acquisition and Reorganization Agreement dated December 22, 1999. Since STG plc was the controlling shareholder as of the date of the reverse acquisition the excess of the proceeds received will be recorded as a capital contribution.

    On April 13, 2000 the Company purchased a 6% holding in Eurindia Plc, an equity management company which seeks to invest in small to medium sized Indian Information Technology services companies, for cash of 400,000 pounds sterling (approximately $636,800)

    On April 17, 2000 the Company purchased a 5% holding in Compaer AG, a supplier of online insurance for both business-to-business and business-to-customer markets in Germany for cash of DM2.5 million (approximately $1,314,000).

    On April 19, 2000 the Company purchased a 1% holding in Strategic Intelligence PLC-Ltd, a market research company, for cash of 441,000 Singapore dollars (approximately $262,000). As of December 31, 2000, it was determined that the investment was permanently impaired by approximately $225,000, and that amount was written off.

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES
                       (FORMERLY INTERNET HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(4) PROPERTY AND EQUIPMENT

    Property and equipment consist of the following as of December 31, 2000:

Computer hardware and software..............................  $177,789
Furniture and fixtures......................................   135,802
Motor Vehicles..............................................   196,851
                                                              --------
                                                               510,442
                                                              --------
Less: Accumulated depreciation..............................  (110,698)
                                                              --------
                                                              $399,744
                                                              ========

(5) LINE OF CREDIT

    On December 15, 2000, the Company entered into an unsecured credit facility with ASIA IT Capital Investments Limited ("Asia IT"), which provides a $20,000,000 line of credit. Such line of credit originally expired on December 31, 2001, but has been extended until June 30,2002. Interest on advances under the credit facility accrues at 2% above LIBOR. The Company can draw down on this credit facility for its financing requirements, upon approval by the Company's Board of Directors and subject to approval by Asia IT (such approval not to be unreasonably withheld). The Company is restricted from borrowing funds, directly or indirectly, other than through the credit facility with Asia IT, without the consent of Asia IT. The availability of the credit facility reduces upon the Company's sale of any of its investment assets. As of the date of this Annual Report, the Company has not yet drawn down any amounts under this credit facility, although the Company estimates that, in the foreseeable future, it will need to draw upon such credit facility in order to meet its liabilities as they come due.

(6) CAPITAL LEASE OBLIGATION

    As of December 31, 2000, the Company was party to capital lease obligations in the amount of $23,843. These obligations require monthly payments of $684, including interest computed at the rate of 0.76% through October 2005 and are secured by the underlying equipment.

(7) LONG-TERM DEBT

    The Company is indebted to a corporation under a loan agreement dated October 5, 2000 in the original principal amount of $10,000,000. As of December 31, 2000, the balance of this loan is $6,000,000. The loan bears interest at 2% above LIBOR (6.13% as of December 31, 2000), is payable in full on October 5, 2003 and is unsecured. Subsequent to December 31, 2000, this loan obligation was reduced to $5,000,000. Interest accrues on the loan on a day to day basis and is payable when the loan is redeemed.

(8) STOCKHOLDERS' EQUITY

    In connection with the acquisition agreement with Fairfax Equity Ltd. on December 22, 1999, the Company entered into a consulting agreement with an unrelated company to assist the Company with its strategy, expansion and financing. Upon signing of the agreement, the Company issued 1,200,000

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES
                       (FORMERLY INTERNET HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(8) STOCKHOLDERS' EQUITY (CONTINUED)
shares of common stock as consideration for services to be rendered over the year ended December 22, 2000. The fair value of these shares was approximately $1,620,000, of which $1,580,000 was recorded as a prepaid expense.

    On October 25, 1999, Internet Holdings, Inc. raised $50,000 through the issuance of a convertible loan note (the "Note"). The Note was offered pursuant to an exemption from registration under Section 4 (2) of the Securities Act of 1933, as amended, and/or Regulation S promulgated by the Securities and Exchange Commission. The purpose of this funding was to enable the Company to file all outstanding reports required by the Securities Exchange Act of 1934, as amended, and to search for suitable acquisition candidates in the Internet related fields. The Note bore interest at 5.5% per annum. On January 24, 2000, the $50,000 convertible loan note was converted into 400,000 shares of the Company's common stock.

    On January 28, 2000, the Company sold 10,000,000 shares of common stock at a price of $.50 per share pursuant to Regulation S. The Company has agreed to register 25% of the shares under the Securities Act of 1933, as amended. In consideration for underwriting the issue in full, the underwriter received warrants to purchase up to 2,000,000 shares of common stock of the Company at a price of $0.50 per share. The fair value of the warrants, which has been recorded as a reduction of the proceeds, is approximately $5,428,000. On
May 12, 2000, the underwriters exercised all the warrants for $1,000,000. The Company has not yet filed a registration statement in respect of these shares.

    On November 20, 2000, the Company sold 1,600,000 shares of its common stock at a price of $6.25 per share pursuant to Regulation S. The Company received proceeds of $9,747,625, net of $252,375 of expenses associated with this stock issuance.

(9) CORPORATION ACQUISITIONS

    On April 21, 2000, the Company acquired through a stock for stock tender offer approximately 76.73% of the outstanding ordinary shares of Radical Technology Plc (subsequently renamed HTTP Software Plc) ("Software"). Through subsequent additional issuances of stock the Company has acquired 97.2% of Software's outstanding common stock in exchange for 2,429,330 shares of the Company's common stock which was valued at approximately $12,146,650. The acquisition has been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the date of the acquisition. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed has been assigned to in process research and development, other identifiable intangibles including trademarks, workforce, software development costs, existing contracts and the remaining amount has been recorded as excess of purchase price over net assets acquired on the accompanying balance sheet. The fair values have been based on an independent valuation. The value assigned to in-process research and development, approximately $182,000, has been expensed and is reflected in software development costs written off in the accompanying consolidated statements of operations.

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES
                       (FORMERLY INTERNET HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(9) CORPORATION ACQUISITIONS (CONTINUED)

    During September 2000, the Company issued 3,600,000 shares of new common stock for 100% of the outstanding stock of Core Ventures Limited. Core Ventures is a holding company whose principal asset is an interest in Red Cube AG, a voice-over-IP telecommunications provider, and warrants to purchase further shares in Red Cube. The agreement also provided in part that Dr. Alexander Nill would guarantee to HTTP Technology that as of December 15, 2000, Core would have assets of not less than $25,000,000. Pursuant to this guarantee, Dr. Alexander Nill signed a Memorandum of Understanding (the "Memorandum"), on December 27, 2000, stipulating that the net assets of Core Ventures Limited were estimated to be approximately $2,500,000 and that the warrants to purchase further Red Cube stock had a nil value. Dr. Nill acknowledged that he had been served with a formal demand to honor his obligations to HTTP pursuant to the terms of the personal guarantee provided to him as security for the transaction. As of March 23, 2001, the Company has received 3,040,000 shares of the Company's Common Stock, which have been duly endorsed. Dr. Nill has the right to assign this guarantee to another party but only with the escrow agent's consent. At the time of these agreements, Dr. Alexander Nill was a director of the Company.
Dr. Nill resigned as a director of the Company effective February 27, 2001.

    IMPAIRMENT OF RECEIVABLE FROM VENDOR. Impairment of a receivable from a vendor in the amount of $19,109,000 relates to a receivable from Dr. Alexander Nill (a former director of the Company). In connection with the Company's acquisition of Core Ventures in September 2000, Dr. Nill had guaranteed the fair value of certain assets of Core Ventures. The receivable, which has been fully impaired, represents the fair value of 3,600,000 shares issued as consideration for the acquisition ($20,364,000) less a provisional estimate of the fair value of the assets acquired ($1,255,000).

    INCOME FROM VENDOR GUARANTEE. Income from vendor guarantee relates to a guarantee provided by Dr. Nill as to the fair value of certain assets acquired under the Company's acquisition of Core Ventures in September 2000. The income recognized represents the fair value of 3,600,000 shares, valued at $20,364,000, issued as consideration for the acquisition less $1,255,000, a provisional estimate of the fair value of the assets acquired. Since the end of Fiscal 2000, 3,040,000 of the 3,600,000 shares issued, with a fair value of $19,109,000, have been returned to the Company, duly endorsed by Dr. Nill.

    On October 5, 2000, the Company entered into a Purchase and Sale Agreement to acquire 100% of the outstanding capital stock of Ferman AG, a Swiss venture capital company ("Ferman") for the issuance of 5,100,000 shares of common stock. The Company, having undertaken further due diligence, has determined that conditions to closing had not been fulfilled, and accordingly, the Company has decided not to proceed with the transaction. Therefore, results and net assets of Ferman have not been consolidated in the financial statements contained in this Annual Report in any way.

    On December 29, 2000, the Company acquired all of the issued and outstanding shares of HTTP Insights Limited ("Insights"), formerly known as Nightingale Technologies, Ltd., in a stock-for-stock transaction valued at approximately $180 million (the "Insights Offer"). The Company received the shares of Insights on that date but, pursuant to the terms of the Insights Offer, was not required to pay any consideration for the Insights shares until certain conditions were met. The first of these conditions, that the Company receive a validation by the Defence Evaluation and Research Agency ("DERA"), an agency of the United Kingdom Ministry of Defence, as to the technical and commercial viability of Insights' proprietary technology, was satisfied on February 22, 2001. As such, the Company

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES
                       (FORMERLY INTERNET HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(9) CORPORATION ACQUISITIONS (CONTINUED) issued the first tranche of contingent consideration of 15,000,000 shares of its Common Stock on that date. A further 15,000,000 shares will be issued either upon the Company's first use of a medical imaging prototype for scan analysis with third parties or upon appropriate validation being provided by DERA as to the technical novelty and commercial viability of the same, whichever shall be earlier.

    The acquisition of Core and Insights have been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the dates of the acquisitions. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed has been assigned to "excess of purchase price over net assets acquired" at the date of acquisition. Contingent consideration is not included in the purchase price until the contingency occurs. Certain of the assets acquired and liabilities assumed for each of these acquisitions have been recorded based upon preliminary estimates as of the dates of acquisition. The Company anticipates that the final allocation may result in the write off of certain in-process research and development costs. Any other changes to the preliminary estimates will be reflected as an adjustment to goodwill.

    Results of operations for all acquisitions have been included in the accompanying consolidated financial statements since their respective dates of acquisition.

    The unaudited pro forma consolidated statement of operations gives effect to the acquisition of HTTP Insights Limited, Core Ventures Limited and HTTP Software Limited as if they had occurred at the beginning of each period:

                                                                        PERIOD FROM INCEPTION
                                                  TWELVE MONTHS ENDED     OCTOBER 18, 1999
PRO FORMA:                                         DECEMBER 31, 2000    TO DECEMBER 31, 2000
----------                                        -------------------   ---------------------
Revenues........................................     $    632,943           $    816,348
Net loss........................................     $(12,679,706)          $(13,515,719)
Basic and diluted net loss per share............     $      (0.32)          $      (0.34)
Weighted average shares outstanding.............       39,844,160             39,844,160

    The unaudited pro forma consolidated financial information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had occurred at such dates or to project the Company's future results of operations.

(10) EMPLOYEE STOCK OPTIONS

    On May 3, 2000, the Board of Directors approved the Company's Combined Incentive and Nonqualified Stock Option Plan and has reserved 2,500,000 shares of its common stock for issuance upon exercise of options granted under this plan. During the year the Company granted 1,168,000 options to its employees. These options were returned to the Company by the employees later in the year. There was no consideration provided to the employees related to the return of the options. As of December 31, 2000 there were no options issued and outstanding.

    The Company applies APB Opinion 25 and the related Interpretations in accounting for its Stock Option Plan. Had compensation costs been determined, based on fair values as of the date of grant consistent with the method of SFAS 123, the Company's net loss would have been approximately $14,039,000 for the year ended December 31, 2000 and the loss per share would have been $0.39. The

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES
                       (FORMERLY INTERNET HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(10) EMPLOYEE STOCK OPTIONS (CONTINUED)
fair value of the option grant was estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate of 5.2%; expected life of 3 years; and, volatility of 175% and a dividend yield of 0%.

    There was no stock option plan in 1999.

(11) INCOME TAXES

    The income tax provision is summarized as follows for the years ended December 31, 2000 and December 31, 1999:

                                                         YEAR ENDED         PERIOD ENDED
                                                      DECEMBER 31, 2000   DECEMBER 31, 1999
                                                      -----------------   -----------------
Current
  Federal...........................................       $8,000                $0
  State and local...................................            0                 0
  Foreign...........................................            0                 0
Deferred............................................       (8,000)                0
                                                           ------                --
Total income tax provision (benefit)................            0                 0
                                                           ======                ==

    Significant components of deferred tax assets were as follows as of December 31, 2000:

Deferred Tax Assets
Tax loss carryforward.......................................  $ 2,282,000
Property and plant depreciation methods.....................  $    30,000
                                                              -----------
Total.......................................................  $ 2,312,000
Valuation Allowance.........................................  $(2,312,000)
                                                              -----------
Net deferred tax asset......................................  $         0
                                                              ===========

    The Company has net operating loss carryforwards to offset future taxable income of approximately $8,600,000 expiring in years 2004 through 2015. As it is not more likely than not that the resulting deferred tax benefits will be realized, a valuation allowance has been recognized for such deferred tax assets.

    The provision for income tax differs from the amount computed by applying the statutory federal income tax rate to income before the provision for income taxes. The sources and tax effects of the differences are as follows:

                                                         YEAR ENDED         PERIOD ENDED
                                                      DECEMBER 31, 2000   DECEMBER 31, 1999
                                                      -----------------   -----------------
Income taxes at the federal statutory rates.........          34%                 34%
Change in valuation allowance.......................         (34)                (30)
Nondeductible amortization..........................          15
Foreign operations..................................          (4)                 (4)
                                                             ---                 ---
Effective rate of income tax........................           0%                  0%
                                                             ===                 ===

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES
                       (FORMERLY INTERNET HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(12) LEASE COMMITMENTS

    The Company has entered into various operating leases for its facilities and equipment. Future minimum obligations under these lease arrangements are as follows:

FOR THE YEAR ENDING                                 FACILITIES   EQUIPMENT
DECEMBER 31,                                          LEASES      LEASES      TOTAL
-------------------                                 ----------   ---------   --------
2001.............................................    $516,820     $18,581    $535,401
2002.............................................     246,675      14,531     261,206
2003.............................................     246,675      12,918     259.593
2004.............................................     246,675       8,203     254,878
2005.............................................     246,675       5,469     252,144
2006 and thereafter..............................     196,219          --     196,219

    Total rent expense for the year ended December 31, 2000 was $268,266 and for the period ended December 31, 1999 was $0.

(13) RELATED PARTY TRANSACTIONS

    As more fully discussed in Note 9, during September 2000, the Company acquired 100% of the outstanding stock of Core Ventures Limited. At the time of this transaction, Dr. Alexander Nill was a Director of the Company and principal beneficial shareholder of Core Ventures Limited. In connection with this acquisition, Dr. Nill had guaranteed the valuation of the net assets of Core Ventures Limited to be not less then $25,000,000 as of December 15, 2000. On December 27, 2000 Dr. Nill acknowledged the net assets of Core Ventures Limited to be approximately $2,500,000 and agreed to provide other investments valued at $10,900,000 to the Company. The remaining balance of $11,600,000 due under this guarantee is to be paid in cash no later than June 26, 2001. Dr. Nill resigned as a Director of the Company effective February 27, 2001.

    As more fully discussed in Note 9, during 2000 the Company entered into certain agreements to acquire Ferman AG. At the time of these agreements, Dr. Alexander Nill and Martin Lecher, the principal shareholder and Chief Executive Officer of Ferman AG, respectively, were Directors of the Company. As conditions to closing on the transaction had not been fulfilled, the Company decided not to proceed with the acquisition. Mr. Lechner and Dr. Nill resigned as Directors of the Company on December 11, 2000 and February 27, 2001, respectively.

    As more fully discussed in Note 9, on December 29, 2000, the Company acquired all of the issued and outstanding shares of HTTP Insights Limited ("Insights"). ASIA IT Capital Investments Limited was a shareholder in Insights as well as the Company at the time of the acquisition, and has provided a credit facility for up to $20,000,000. The credit facility expires on December 31, 2001, but has been extended to June 30, 2002. All advances under the credit facility accrue interest at 2% above LIBOR. The Company is restricted from borrowing funds, directly or indirectly, other than through the credit facility, without the consent of Asia IT.

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES
                       (FORMERLY INTERNET HOLDINGS, INC.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(14) SUBSEQUENT EVENTS

    On February 5, 2001, the Company effected a 2-for-1 forward split of its Common Stock. As such, all share and per share information in the accompanying financial statements have been restated to reflect this split.

    The Company sold its interest in MDA Group Plc to STG Holdings Plc, a major stockholder, on March 23, 2001 for the guaranteed value of $1,660,000 representing an excess over book value of approximately $1,000,000. As this amount represented a guarantee by a previous shareholder this amount will be reflected as an increase in shareholders' equity for the period ending
December 31, 2001.

    As discussed in Note 9, on December 29, 2000, the Company acquired all of the issued and outstanding shares of HTTP Insights Limited ("Insights"), formerly known as Nightingale Technologies, Ltd., in a stock-for-stock transaction valued at approximately $180 million (the "Insights Offer"). The Company received the shares of Insights on that date but, pursuant to the terms of the Insights Offer, was not required to pay any consideration for the Insights shares until certain conditions were met. The first of these conditions was satisfied on February 22, 2001. As such, the Company issued the first tranche of consideration for approximately $93,000,000 based on a weighted average share price of $6.20 per share.

(15) EVENT (UNAUDITED) SUBSEQUENT TO THE AUDITORS' REPORT

    On August 10, 2001, the Company formed Medicsight Limited as a 100% owned subsidiary through the issuance of 1 ordinary L1.00 share. On November 9, 2001 the authorised and allotted share capital was converted from L1.00 to L0.05 shares. On November 22, 2001, Medicsight Limited issued 999,980 shares to the Company in exchange for consideration of L49,999. Medicsight Limited simultaneously issued 57,868,582 shares to the Company in settlement of a loan note with the Company, and the Company transferred the medical application of the proprietary technology which was acquired from Insights, into Medicsight Limited. The obligation to pay the second tranche of contingent consideration to the vendors of Insights was also transferred to Medicsight upon agreement by all parties.

    On November 22, 2001 the second tranche of contingent consideration, representing 15 million shares of Medicsight valued at approximately $37,094,000, related to the Insights acquisition, was paid. The 15,000,000 shares were valued at a price of $2.47 per share which represents the directors best estimate of the fair value of the shares at this date. This issuance results in Insights owning approximately 20% of Medicsight. The additional contingent consideration results in additional excess purchase price over the fair value of the assets acquired and liabilities assumed of approximately $37,094,000 and has been recorded as goodwill as of the date of payment. This goodwill has an estimated useful life of 5 years. The allocation of the purchase price has been based on preliminary estimates. The Company is pending an independent valuation of such in-process research and development costs. The Company anticipates that this valuation report may result in a substantial write off of certain in-process research and development costs.

    On November 30, 2001, Medicsight Limited reregistered as a public company under the name Medicsight plc.

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           FOR THE NINE MONTHS ENDED
                    SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                              SEPTEMBER 30, 2001   DECEMBER 31, 2000
                                                              ------------------   -----------------
                                                                 (UNAUDITED)
                                               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................     $    308,431         $ 6,231,136
  Accounts receivable, net..................................           59,448             116,771
  Prepaid expenses..........................................          176,208             287,862
  Value-added Tax receivable................................           66,213             159,032
  Other current assets......................................          341,901              61,564
                                                                 ------------         -----------
    Total current assets....................................          952,201           6,856,365
PROPERTY AND EQUIPMENT, at cost, net of accumulated
  depreciation of $256,322 and $110,698, respectively.......          415,334             399,744
INVESTMENTS.................................................          700,099           3,803,733
SECURITY DEPOSITS...........................................           47,049             244,579
INTANGIBLE ASSET, at cost, net of accumulated depreciation
  of $273,983 and $143,035, respectively....................          244,528             443,382
Excess of Purchase Price over Net Assets Acquired, net of
  accumulated amortization of $15,510,488 and $1,259,871
  respectively..............................................       98,087,105          18,736,151
OTHER NON-CURRENT ASSETS....................................           30,919              12,731
                                                                 ------------         -----------
    Total assets............................................     $100,477,235         $30,496,685
                                                                 ============         ===========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................     $    699,434         $   666,827
  Accrued expenses..........................................          469,858             169,026
  Accrued professional expenses.............................          182,380             237,176
  Bank overdraft............................................            9,552             179,018
  Short term debt (See Note 4)..............................        3,250,000                  --
                                                                 ------------         -----------
    Total current liabilities...............................        4,611,224           1,252,047
CAPITALIZED LEASE...........................................           20,604              23,843
LONG TERM DEBT (See Note 4).................................               --           6,006,025
                                                                 ------------         -----------
    Total liabilities.......................................        4,631,828           7,281,915
                                                                 ------------         -----------
STOCKHOLDERS' EQUITY
Common stock, $.001 par value, 100,000,000 shares
  authorized, 57,868,582 and 42,748,270 shares issued and
  outstanding, respectively.................................           57,869              42,747
Additional paid-in capital..................................      145,557,748          50,914,680
Vendor guarantee............................................      (14,770,980)        (19,109,330)
Accumulated other comprehensive loss........................          (26,854)            (19,416)
Accumulated deficit.........................................      (34,972,376)         (8,613,911)
                                                                 ------------         -----------
    Total stockholders' equity..............................       95,845,407          23,214,770
                                                                 ------------         -----------
                                                                 $100,477,235         $30,496,685
                                                                 ============         ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                                 NINE MONTHS          NINE MONTHS
                                                                    ENDED                ENDED
                                                              SEPTEMBER 30, 2001   SEPTEMBER 30, 2000
                                                              ------------------   ------------------
                                                                 (UNAUDITED)          (UNAUDITED)
REVENUES....................................................     $    158,796          $   224,545

EXPENSES:
  Selling, general and administrative charges...............        5,670,185            3,535,269
  Impairment of investment..................................        2,412,239                   --
  Impairment of vendor guarantee............................        4,338,372                   --
  Capitalized software development costs written off........               --              421,469
  Amortization of goodwill..................................       14,250,617              965,476
                                                                 ------------          -----------
                                                                   26,671,413            4,922,214
    Operating loss..........................................      (26,512,617)          (4,697,669)

OTHER INCOME/EXPENSES:
  Interest and other income.................................          152,123              102,038
  Net foreign exchange gains................................               --              130,177
                                                                 ------------          -----------
                                                                      152,123              232,215

Net loss before minority interest...........................      (26,360,494)          (4,465,454)

MINORITY INTEREST...........................................            2,029               64,191
                                                                 ------------          -----------
  Net loss..................................................     $(26,358,465)         $(4,401,263)
                                                                 ============          ===========

PER SHARE DATA:
  Basic and diluted loss per share..........................     $      (0.48)         $     (0.13)
                                                                 ============          ===========
  Weighted average number of common shares outstanding......       54,956,110           34,555,962
                                                                 ============          ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

                                                                 NINE MONTHS          NINE MONTHS
                                                                    ENDED                ENDED
                                                              SEPTEMBER 30, 2001   SEPTEMBER 30, 2000
                                                              ------------------   ------------------
                                                                 (UNAUDITED)          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss..................................................     $(26,358,465)         $(4,401,263)
  Adjustments to reconcile net loss to net cash used in
    operating activities
    Depreciation............................................          276,572               46,404
    Amortization of goodwill................................       14,250,617              965,476
    Provision for doubtful accounts.........................           21,229                   --
    Impairment of investment................................        2,412,239                   --
    Capitalized software development costs written off......           70,527              421,469
    Non cash consulting expense.............................               --            1,039,208
    Impairment of vendor guarantee..........................        4,338,372                   --
    Minority interest in net earnings of subsidiary.........          (18,097)             (64,191)
  Changes in operating assets and liabilities, net of
    effects from acquisitions of businesses
    Decrease in accounts receivable.........................           36,094              201,624
    Decrease in prepaid expenses............................          111,654               17,013
    Decrease/(increase) in VAT receivable...................           92,819             (109,495)
    (Increase)/decreases in other assets....................         (280,337)               2,055
    Decrease/(increase) in security deposits................          197,530             (217,126)
    Increase in accounts payable............................           32,607               56,240
    (Decrease) in bank overdraft............................         (169,466)                  --
    Increase in accrued expenses............................          300,832              124,797
    Decrease in accrued professional expenses...............          (54,796)                  --
                                                                 ------------          -----------
        Net cash used in operating activities...............       (4,740,069)          (1,917,789)
                                                                 ------------          -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets..................................         (161,213)            (334,286)
  Capitalised software development..........................               --               37,960
  Funds received from Core guarantee........................           75,192                   --
  Sale/(purchase) of investments............................        1,660,000           (2,242,109)
                                                                 ------------          -----------
        Net cash provided by (used in) investing
          activities........................................        1,573,979           (2,538,435)
                                                                 ------------          -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in capitalized lease.............................           (4,477)                  --
  Repayment of debt.........................................       (2,756,025)                  --
  Exercise of option........................................               --              130,396
  Shares issued for cash....................................               --            4,918,984
                                                                 ------------          -----------
        Net cash provided by (used in) financing
          activities........................................       (2,760,502)           5,049,380
                                                                 ------------          -----------
Effects of exchange rates on cash and cash equivalents......            3,887              (73,918)
                                                                 ------------          -----------
NET INCREASE (DECREASE) IN CASH.............................       (5,922,705)             519,238
CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD................        6,231,136              506,149
CASH & CASH EQUIVALENTS, END OF PERIOD......................     $    308,431          $ 1,025,387
                                                                 ============          ===========
NON CASH FINANCING ACTIVITIES
Issuance of shares associated with acquisitions.............     $ 93,601,570          $        --
Issuance of shares for acquisition..........................               --           32,335,461
Issuance of shares for convertible loan note................               --               50,000
Stock issuance costs paid in warrants.......................               --            4,428,000
Common stock subscribed.....................................               --            1,000,000

  The accompanying notes are an integral part of these consolidated financial statements.

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

    The accompanying unaudited consolidated financial statements of the Company have been prepared pursuant to the rules of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted pursuant to such rules and regulations. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed on April 17, 2001. In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the results for the periods presented. All significant intercompany transactions have been eliminated in consolidation.

    Certain reclassifications have been made in prior period financial statements to conform to the current presentation. The results of operations presented for the three months and nine months ended September 30, 2001, are not necessarily indicative of the results to be expected for any other interim period or any future fiscal year.

(2) INVESTMENTS

    The Company accounts for its investments in non-marketable securities under the cost method of accounting, as it owns less than a 20% interest in each of the companies which comprise the investments.

    On April 17, 2000 the Company purchased a 5% holding in Compaer AG, a supplier of online insurance for both business-to-business and business-to-customer markets in Germany for cash of DM2.5 million (approximately $1,211,000). Based on information received during the quarter ended June 30, 2001 regarding its financial status of Compaer AG, management concluded that the value of its investment was permanently impaired, and the Company has recorded an impairment write-down equivalent to the entire carrying value of this investment.

    The Company sold its interest in MDA Group plc to STG Holdings plc. See
Note 5.

    On September 20, 2000 the Company acquired Core Ventures Limited ("Core") in a stock for stock acquisition. The principal asset of Core was an investment in Red Cube AG that was recorded at approximately $1,201,000. Based on the deteriorating financial status of Red Cube AG, management concluded that the value of the investment was permanently impaired, and the Company has recorded an impairment write-down in Q3 2001 equivalent to the entire carrying value of this investment.

    During Q3 2001, the Company permanently impaired the values of its investments in Fix-It-On-Line Ltd of approximately $20,000 and M3U.com Ltd of approximately $12,000, based on their deteriorating financial status, both companies being registered in England and Wales.

(3) LINE OF CREDIT

    On December 15, 2000, the Company entered into an unsecured credit facility with Asia IT Capital Investments Limited ("Asia IT"), which provides a $20,000,000 line of credit. Such line of credit originally expired on December 31, 2001, but has been extended until December 31, 2002. Interest on advances under the credit facility accrues at 2% above LIBOR. The Company can draw down on this credit facility for its financing requirements, upon approval by the Company's Board of Directors and

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES

(3) LINE OF CREDIT (CONTINUED)
subject to approval by Asia IT (such approval not to be unreasonably withheld). While the facility is in place, the Company is restricted by negative pledge from borrowing funds, directly or indirectly, other than through the credit facility with Asia IT, without the consent of Asia IT. The availability of the credit facility reduces PRO RATA upon the Company's sale of any of its investment assets. As of the date of this Report, the Company has drawn down approximately $600,000 under this credit facility.

(4) SHORT-TERM DEBT

    The Company acquired Insights in December 2000. At the time of such acquisition, Insights had outstanding $6,006,000 of long-term debt. This debt is part of an original loan of $10,000,000 that Insights owed to its parent company relating to the acquisition of patent applications for its Stochastic Perception Engine technology. The loan bears interest at 2% above LIBOR and is unsecured. The principal of the loan and accrued interest does not mature until October 5, 2003. As of June 30, 2001, the balance of this loan was $3,250,000. Interest accrues on the loan on a day to day basis and is payable when the loan is redeemed. The terms of the loan note include a provision whereby the lender can require repayment within one business day of giving notice of demand, in the event of Insights ceasing to be a wholly-owned subsidiary of its former parent. No notice has been given as of September 30, 2001 and management does not expect such notice to be given.

    In connection with this loan, in accordance with UK legislation, Insights was obliged to withhold tax from the payment at the UK basic rate and account for this to the UK taxation authorities on or by January 14, 2001. This obligation was not specifically envisaged in the agreement under which the patent application rights were acquired. Insights has received legal advice to the effect that it should deduct the appropriate amount of tax from the remaining payments to be made to the former parent company of Insights. The former parent company of Insights has not formally accepted this position, and it is therefore possible that the former parent would seek to recover any such deductions from Insights. The directors have concluded that, taking into account the legal advice received, the likelihood of a material, unprovided loss arising in respect of this matter is remote. The amount of tax to be deducted is estimated at up to $2.2 million, and this obligation has been accruing interest at the UK statutory rate as from the due payment date of January 14, 2001. The Directors are negotiating with the former parent of Insights a rectification of the agreement under which the patent application rights were acquired. It was intended from the outset that the former parent company should assign to the Company all world-wide rights covered by the technology but the agreement referred only to the European patent. Other applications have been made in the United States of America and in Japan and it is proposed that the "Rectification Agreement" should clarify that all such rights in any part of the world should have been incorporated into the original assignment.

    Management has reclassified the remaining amount payable as short term debt based on the withholding tax and the notice demand.

(5) STOCKHOLDERS' EQUITY

    On February 5, 2001, the Company effected a 2-for-1 split (the "Split") of its Common Stock. As such, all share and per share information in the accompanying financial statements have been restated to reflect the Split.

    The Company sold its interest in MDA Group Plc to STG Holdings Plc, a major stockholder, on March 23, 2001 for the guaranteed value of $1,660,000 representing an excess over book value of

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES

(5) STOCKHOLDERS' EQUITY (CONTINUED)
approximately $1,000,000. As this amount represented a guarantee by a previous shareholder this excess over book value is reflected as a contribution to stockholders' equity for the period ended September 30, 2001.

(6) ACQUISITION AGREEMENTS

    On April 21, 2000, the Company acquired through a stock for stock tender offer approximately 76.73% of the outstanding ordinary shares of Radical Technology Plc (subsequently renamed HTTP Software Plc). Through subsequent additional issuances of stock the Company has acquired 99.5% of Software's outstanding common stock in exchange for 2,549,644 shares of the Company's common stock, valued at approximately $13,025,000. The acquisition has been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the dates of the acquisition. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed relates primarily to intangible assets and the remaining amount has been recorded as goodwill on the accompanying balance sheet. The fair values have been based on an independent valuation.

    During September 2000, the Company issued 3,600,000 shares of Common Stock for 100% of the outstanding stock of Core. Core is a holding company whose principal asset is an interest in Red Cube AG, a voice-over-IP telecommunications provider. The purchase agreement provided in part that Dr. Alexander Nill would guarantee to HTTP Technology that as of December 15, 2000 (the "Valuation date"), Core would have assets of not less than $25,000,000. Pursuant to this guarantee, Dr. Nill signed a Memorandum of Understanding (the "Memorandum"), on December 27, 2000, stipulating that the net assets of Core were estimated to be approximately $2,500,000 and that the warrants to purchase further Red Cube stock had a nil value. Dr. Nill acknowledged that he had been served with a formal demand to honor his obligations to HTTP pursuant to the terms of the personal guarantee provided to him as security for the transaction. The stockholder receivable amounted to approximately $14,771,000 as of September 30, 2001. As of September 30, 2001, the Company had received 3,000,000 shares (the "Escrow Shares") of the Company's Common Stock that were placed in escrow as part of the shareholder receivable. In Q3 2001, an agent, NYPPe LLC, was assigned by the escrow agent to dispose of the Escrow Shares in a secondary private placement that is expected to result in net proceeds to be received of approximately $15,000,000. The Company has also received a further 100,000 shares of the Company's Common Stock that are duly endorsed. As of September 30, 2001, the agent had sold 15,000 shares resulting in the Company's receipt of net proceeds of approximately $75,000.

    IMPAIRMENT OF VENDOR GUARANTEE. Impairment of a vendor guarantee in the amount of $4,338,000 relates to an impairment of the guarantee provided by Dr. Alexander Nill as to the fair value of certain assets acquired under the Company's acquisition of Core in September 2000. The vendor guarantee represents the fair value of 3,100,000 shares returned to the Company as partial consideration for the guarantee, of which 3,000,000 shares (the "Escrow Shares") were placed in escrow. In Q3 2001, an agent, NYPPe LLC was assigned by the escrow agent to dispose of the Escrow Shares in a secondary private placement. As of September 30, 2201, NYPPe LLC had disposed of 15,000 of the Escrow Shares for consideration of approximately $75,000. The Company has estimated the guarantee as the value of common stock based on a 15 day moving average from October 17, 2001, less a discount for the restricted nature of such Escrow Shares, for the remaining 3,085,000 giving a realizable value of

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES

(6) ACQUISITION AGREEMENTS (CONTINUED)
approximately $14,771,000. The impairment of approximately $4,338,000, of which approximately $1,428,000 was impaired in Q3 2001 and approximately $2,910,000 was impaired in the quarter ended June 30, 2001, represents the difference between the value that may be realized and the value at acquisition ($20,364,000) less a provisional estimate of the fair value of the assets acquired ($1,255,000) as of the Valuation date. The Company will endeavor to seek remedy according to the full recourse guarantee given by Dr. Nill. However, it is uncertain that Dr. Nill has sufficient assets to be able to cover the shortfall.

    On December 29, 2000, the Company acquired all of the issued and outstanding shares of Nightingale Technologies (subsequently renamed HTTP Insights Ltd.), in a stock-for-stock transaction (the "Insights Offer"). The Company received the shares of Insights on December 29, 2000; however the Company was not required to pay any consideration for such shares unless certain conditions are met. These conditions include (1) the receipt of validation by the Defense Evaluation and Research Agency ("DERA") as to the technical and commercial viability of Insight's proprietary technology and (2) either (a) the Company's first use of a medical imaging prototype for scan analysis with third parties or
(b) appropriate validation being provided to DERA as to the technical novelty and commercial viability of same, whichever shall be earlier. Upon the occurrence of each event, the Company is required to issue 15,000,000 shares of its Common Stock to Insights' shareholders.

    On February 22, 2001, the Company issued the first tranche of consideration for approximately $93,000,000 as a result of the DERA validation based on a weighted average share price of $6.20 per share. A further 15,000,000 shares will be issued either upon the Company's first use of a medical imaging prototype for scan analysis with third parties or upon appropriate validation being provided to DERA as to the technical novelty and commercial viability of same, whichever shall be earlier. Subsequent to September 30, 2001, the second tranche of contingent consideration was novated to the Company's subsidiary Medicsight Limited. Upon agreement with Insights, this obligation will transfer to Medicsight and will be fulfilled by the issuance of shares in Medicsight. The acquisition has been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the dates of the acquisitions. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed of approximately $103,443,000 has been assigned to goodwill at the date of acquisition. The allocation of the purchase price has been based on preliminary estimates. The Company is pending an independent valuation of such in-process research and development costs and expects this valuation to be completed before December 31, 2001. The Company anticipates that this valuation report may result in a substantial write off of certain in-process research and development costs. The Company developed an undiscounted cash flow projection based on its best estimate at September 30, 2001. Based on that projection, there are no indications of an impairment of the purchase price over the fair value of the assets acquired and liabilities assumed.

    The Company is in an early stage of the development of its Medicsight business, and there are numerous future milestones that must be achieved in order for the Medicsight business to reach a point of commercial viability, including reaching the point of technical feasibility. Although, as of the date of this report, there are no indications of significant development problems, the successful achievement of these milestones is subject to uncertainty.

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES

(6) ACQUISITION AGREEMENTS (CONTINUED)
    The unaudited pro forma consolidated statement of operations gives effect to the acquisition of Insights, Core and Software as if they had occurred at the beginning of each period.

                                                         NINE MONTHS          NINE MONTHS
                                                            ENDED                ENDED
                                                      SEPTEMBER 30, 2001   SEPTEMBER 30, 2000
                                                      ------------------   ------------------
                                                         (UNAUDITED)          (UNAUDITED)
Revenues............................................     $    158,796         $    452,720
Net loss............................................     $(29,101,245)        $(20,411,032)
Basic and diluted net loss per share................     $      (0.50)        $      (0.38)
Weighted average shares outstanding.................       57,868,582           54,260,580

    The unaudited pro forma consolidated financial information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had occurred at such dates or to project the Company's future results of operations.

(7) NEW ACCOUNTING PRONOUNCEMENTS

    SFAS NOS. 141 AND 142. In June 2001, the Financial Accounting Standards Board authorised the issuance of Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001. SFAS No. 141 requires intangible assets to be recognised if they arise from contractual or legal rights or are "separable", i.e., it is feasible that they may be sold, transferred, licensed, rented, exchanged or pledged. As a result, it is likely that more intangible assets will be recognised under SFAS No. 141 than its predecessor, APB Opinion No.16 although in some instances previously recognised intangibles will be subsumed into goodwill.

    Under SFAS No. 142, goodwill will no longer be amortised over its estimated useful life, but will be tested for impairment on an annual basis and whenever indicators of impairment arise. The goodwill impairment test, which is based on fair value, is to be performed on a reporting unit level. A reporting unit is defined as a SFAS No. 131 operating segment or one level lower. Goodwill will no longer be allocated to other long-lived assets for impairment testing under SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Additionally, goodwill on equity method investments will no longer be amortised; however, it will continue to be tested for impairment in accordance with Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. Under SFAS No. 142 intangible assets with indefinite lives will not be amortised. Instead they will be carried at the lower cost or market value and tested for impairment at least annually. All other recognised intangible assets will continue to be amortised over their estimated useful lives.

    SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 although goodwill on business combinations consummated after July 1, 2001 will not be amortised. On adoption the company may need to record a cumulative effect adjustment to reflect the impairment of previously recognised intangible assets. In addition, goodwill on prior business combinations will cease to be amortised. Had the Standard been in place during the nine months ended September 30, 2001, the Company would not have recorded amortization expense of approximately $14,251,000 and $965,000 for the nine months ended September 30, 2000. At this stage, the Company has not determined whether there will be a

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES

(7) NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED) cumulative effect adjustment related to impairment at date of adoption. The Company will complete this determination in early 2002.

    SFAS NO. 143. In June 2001, the Financial Accounting Standards Board issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires the fair value of a liability for asset retirement obligations be recognized in the period in which it is incurred if a reasonable estimate of the fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the related long-lived asset. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company has not yet assessed the potential impact of the adoption of SFAS No. 143.

    SFAS NO. 144. In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No, 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale consistent with the fundamental provisions of SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". Whilst it supersedes APB Opinion 30 "Reporting the Results of operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" it retains the presentation of discontinued operations but broadens that presentation to include a component of an entity (rather than a segment of a business). However, discontinued operations are no longer recorded at net realizable value and future operating losses are no longer recognised before they occur. Under SFAS No. 144 there is no longer a requirement to allocate goodwill to long-lived assets to be tested for impairment. It also establishes a probability weighted cash flow estimation approach to deal with situations in which there are a range of cash flows that may be generated by the asset being tested for impairment. SFAS No. 144 also establishes criteria for determining when an asset should be treated as held for sale.

    SFAS No. 144 is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years, with early application encouraged. The provisions of the Statement are generally to be applied prospectively. The Company currently has no plans to dispose of any operations and accordingly, does not anticipate that adoption of SFAS No. 144 will have a material impact on its results of operations or its financial position.

(8) COMPREHENSIVE INCOME

    As of September 30, 2001, and for the nine months and quarter then ended, comprehensive income is comprised of a net loss from operations and the net effect of foreign currency translation adjustments. This comprised a net loss of approximately $26,358,000 and $10,081,000 and foreign currency translation adjustments of approximately $(27,000) and $4,000, resulting in comprehensive loss of approximately $26,385,000 and $10,077,000, respectively.

(9) SUBSEQUENT EVENTS

    As discussed in Note 7, on December 29, 2000, the Company acquired all of the issued and outstanding shares of HTTP Insights Limited ("Insights"), formerly known as Nightingale Technologies, Ltd., in a stock-for-stock transaction valued at approximately $180 million (the "Insights Offer"). The Company received the shares of Insights on that date but, pursuant to the terms of the

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES

(9) SUBSEQUENT EVENTS (CONTINUED)
Insights Offer, was not required to pay any consideration for the Insights shares until certain conditions were met. The first of these conditions was satisfied on February 22, 2001. As such, the Company issued the first tranche of consideration for approximately $93,000,000 based on a weighted average share price of $6.20 per share.

    On August 10, 2001, the Company formed Medicsight Limited as a 100% owned subsidiary through the issuance of 1 ordinary L1.00 share. On November 9, 2001 the authorised and allotted share capital was converted from L1.00 to L0.05 shares. On November 22, 2001, Medicsight Limited issued 999,980 shares to the Company in exchange for consideration of L49,999. Medicsight Limited simultaneously issued 57,868,582 shares to the Company in settlement of a loan note with the Company, and the Company transferred the medical application of the proprietary technology which was acquired from Insights, into Medicsight Limited. The obligation to pay the second tranche of contingent consideration to the vendors of Insights was also transferred to Medicsight upon agreement by all parties.

    On November 22, 2001 the second tranche of contingent consideration, representing 15 million shares of Medicsight valued at approximately $37,094,000, related to the Insights acquisition, was paid. The 15,000,000 shares were valued at a price of $2.47 per share which represents the directors best estimate of the fair value of the shares at this date. This issuance results in Insights owning approximately 20% of Medicsight. The additional contingent consideration results in additional excess purchase price over the fair value of the assets acquired and liabilities assumed of approximately
$37,094,000 and has been recorded as goodwill as of the date of payment.   The
allocation of the purchase price has been based on preliminary estimates. The Company is pending an independent valuation of such in-process research and development costs. The Company anticipates that this valuation report may result in a substantial write off of certain in-process research and development costs.

    On November 30, 2001, Medicsight Limited reregistered as a public company under the name Medicsight plc.

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES

                            FINANCIAL STATEMENTS OF
              HTTP SOFTWARE PLC (FORMERLY RADICAL TECHNOLOGY, PLC)

                                AUDITORS' REPORT

To the Shareholders of Radical Technology plc:

    We have audited the accompanying balance sheets of Radical Technology plc as of March 31, 2000 and the related statements of profit and loss and cash flows for the year ended March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Radical Technology plc as of March 31, 2000, and the results of its operations and its cash flows for the year ended March 31, 2000 in conformity with accounting principles generally accepted in the United Kingdom.

    Accounting practices used by the Company in preparing the accompanying financial statements conform with generally accepted accounting principles in the United Kingdom, but do not conform with accounting principles generally accepted in the United States. A description of these differences and a reconciliation to United States generally accepted accounting principles is set forth in Note 18.

1 Purley Road                                  LEES
PURLEY                                         Chartered Accountants
Surrey CR8 2HA                                 Registered Auditor
                                               31st May 2000

                      RADICAL TECHNOLOGY PLC BALANCE SHEET
                             AS AT 31ST MARCH 2000

                                                               NOTES       2000        1999
                                                              --------   ---------   --------
FIXED ASSETS
Intangible Assets...........................................      5        770,597    59,149
Tangible Assets.............................................      6         46,564    42,391
                                                                         ---------   -------
                                                                           817,161   101,540

CURRENT ASSETS
  Work in progress..........................................                35,405    28,984
  Debtors...................................................      7        404,100   366,643
  Cash at bank and in hand..................................                81,662       577
                                                                         ---------   -------
                                                                           521,167   396,204
                                                                         ---------   -------
CREDITORS: Amounts falling due within one year..............      8        180,353   310,713
                                                                         ---------   -------
                                                                           180,353   310,713
                                                                         ---------   -------

NET CURRENT ASSETS..........................................               340,814    85,491
                                                                         ---------   -------

TOTAL ASSETS LESS CURRENT LIABILITIES.......................             1,157,975   187,031
                                                                         =========   =======

CAPITAL AND RESERVES
  Called up share capital...................................      9        284,788   212,449
  Share premium account.....................................     11        869,238        --
  Profit and loss account...................................     11          3,949   (25,418)
                                                                         =========   =======
EQUITY SHAREHOLDERS' FUNDS..................................     10      1,157,975   187,031
                                                                         =========   =======

Approved by the Board on: 31st May 2000

G R BOOT

G R Boot--Director

J A BURNS

J A Burns--Director

  The accompanying notes form an integral part of these financial statements.

                             RADICAL TECHNOLOGY PLC

                        LIMITED PROFIT AND LOSS ACCOUNT

                           YEAR ENDED 31ST MARCH 2000

                                                                NOTE        2000          1999
                                                              --------   -----------   -----------
Turnover....................................................     1       $ 1,150,259   $ 1,902,940

Change in Work in progress..................................                   6,858        29,726

Own work capitalised........................................                 720,498        32,559
                                                                         -----------   -----------

                                                                           1,877,615     1,965,225

Staff costs.................................................     3        (1,159,639)   (1,315,675)

Depreciation................................................                 (12,817)       (9,082)

Other operating income......................................                   7,611            --

Other operating charges.....................................                (681,160)     (659,410)
                                                                         -----------   -----------

Operating Profit/(Loss).....................................                  31,610       (19,185)

Interest Receivable and Similar Income......................                   1,372            --

Interest Payable and Similar Charges........................                  (8,590)       (1,442)
                                                                         -----------   -----------

Profit/(Loss) on Ordinary Activities Before Taxation........     2            24,392       (20,627)

Tax on Profit/(Loss) on Ordinary Activities.................     4                --            --
                                                                         -----------   -----------

Profit/(Loss) for the financial year........................                  24,392       (20,627)
                                                                         ===========   ===========

    All disclosures relate only to continuing operations. There were no recognised gains or losses other than the profit or loss for the year.

        The accompanying notes form an integral part of these accounts.

                             RADICAL TECHNOLOGY PLC

                              CASH FLOW STATEMENT

                       FOR THE YEAR ENDED 31ST MARCH 2000

                                                                NOTE        2000        1999
                                                              --------   ----------   ---------
Operating Profit/(Loss).....................................             $   31,610   $ (19,185)

Depreciation Charges........................................                 12,817       9,081

Increase in Stocks..........................................                 (6,778)    (29,726)

Increase in Debtors.........................................                (37,024)   (376,033)

(Decrease)/Increase in Creditors............................                (67,304)    248,587
                                                                         ----------   ---------

Net cash outflow from operating activities..................                (66,679)   (167,276)

CASH FLOW STATEMENT

Net cash outflow from operating activities..................                (66,679)   (167,276)

Returns on investment and servicing of income...............     12          (7,218)     (1,442)

Capital Expenditure.........................................               (738,367)   (113,223)
                                                                         ----------   ---------

                                                                           (812,264)   (281,941)

Financing...................................................     12         960,535     212,446
                                                                         ----------   ---------

Net increase/(decrease) in cash.............................                148,271     (69,495)
                                                                         ==========   =========

Reconciliation of net cash movement to movement in net debt

Increase/(Decrease) in cash.................................     13         148,271     (69,495)

Translations difference on cash flows.......................                 (4,841)      1,739

Opening Net debt............................................                (67,759)         --
                                                                         ----------   ---------

Closing net debt............................................                 75,671     (67,759)
                                                                         ==========   =========

  The accompanying notes form an integral part of these financial statements.

                             RADICAL TECHNOLOGY PLC

                       NOTES TO THE FINANCIAL STATEMENTS

                             AS AT 31ST MARCH 2000

(1) ACCOUNTING POLICIES

    The financial information has been prepared in accordance with Accounting Standards currently applicable in the UK. A summary of the more important accounting policies, which have been applied consistently for both the two financial years ended 31 March 2000, is set below:

    (A) BASIS OF ACCOUNTS

    The financial statements have not been prepared for the purposes of section 226 of the Companies Act 1985 (the "Act), and therefore do not constitute statutory accounts within the context of the Act. However, the financial statements include all disclosures required under the Companies Act with the exception of a directors' report, which is not required in order for the financial statements to give a true and fair view of the state of affairs at any point in time. Accordingly, the financial statements comply with UK GAAP Statutory accounts for the years ended 31 March 1999 and 31 March 2000 have been delivered to the Registrar of Companies. The auditors' reports on those accounts were unqualified and did not contain a statement under section 237(2) or 237(3).

    (B) ACCOUNTING CONVENTION

    The financial statements are prepared under the historical cost convention and in accordance with applicable accounting standards.

    (C) DEPRECIATION

    Depreciation is provided on all tangible fixed assets at rates calculated to write off the cost of each asset over its expected useful life as follows:

Fixtures and fittings................  15% per annum on reducing balance
Computer Hardware....................  25% per annum on a straight line
Bought in software...................  20% per annum on a straight line

    (D) DEVELOPED SOFTWARE

    Expenditure is charged as incurred, with the exception of software development expenditure on an individual project where the future recoverability can be foreseen with reasonable assurance. Any expenditure carried forward is amortised in line with the expected sales from the related project.

    (E) TURNOVER

    Turnover represents the value of work executed for clients during the year excluding Value Added Tax.

    (F) STOCKS AND WORK IN PROGRESS

    Stocks and work in progress are stated at the lower level of cost and net realisable value. Cost includes all production overheads and an attributable proportion of indirect overhead expenses.

                             RADICAL TECHNOLOGY PLC

                             AS AT 31ST MARCH 2000

(1) ACCOUNTING POLICIES (CONTINUED)
    (G) LONG TERM CONTRACTS

    Amounts recoverable on contracts, which are included in debtors, comprise cost plus attributable profit less provision for foreseeable losses. Cost includes direct staff costs and outlays, together with attributable overheads. Attributable profit is only added where the contract can reasonably assessed before its conclusion and consideration is also given to the percentage of contract completed. Fees rendered on account are deducted from amounts recoverable on contracts and, to the extent that they exceed the value of work done, are included in creditors as payment on account.

    (H) FOREIGN CURRENCY

    Assets and liability denominated in foreign currencies are translated at the rate of exchange ruling at the balance sheet date.

    Transactions in foreign currencies are translated into sterling and recorded at the rate ruling at the date of the transaction. All exchange differences are dealt with in the profit and loss account.

    (I) LEASING AND HIRE PURCHASE COMMITMENTS

    Assets obtained under finance leases and hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful lives.

    The interest element of the lease and hire purchase contracts is charged to the profit and loss account at a constant rate over the period of the agreement.

    Rentals paid under operating leases are charged to the profit and loss account on a straight line basis over the lease term.

    (J) DEFERRED TAXATION

    The company provides for deferred taxation on the liability method and provision is made to the extent that there is a reasonable probability that a liability will crystallise in the foreseeable future.

    (K) PENSION COSTS

    The company does not operate a pension scheme.

                             RADICAL TECHNOLOGY PLC

                             AS AT 31ST MARCH 2000

(2) PROFIT ON ORDINARY ACTIVITIES

                                                                2000       1999
                                                              --------   --------
This is stated after charging
Auditor's remuneration......................................  $ 3,544    $ 3,307
Depreciation................................................   12,967      7,428
Rent........................................................   39,668     31,705
Amortisation................................................       --      1,653
Interest on bank overdraft..................................    8,590      1,442
Computer operating lease charges............................   77,930     70,766
Equipment hire..............................................      876         --

(3) STAFF COSTS INCLUDING DIRECTORS

                                                                 2000         1999
                                                              ----------   ----------
Wages and salaries..........................................  $1,015,683   $1,192,248
Social security costs.......................................     143,956      123,427
Other pension costs.........................................          --           --
                                                              ----------   ----------
                                                               1,159,639    1,315,675
                                                              ----------   ----------

                                                                2000       1999
                                                                NO.        NO.
                                                              --------   --------
Average number of employees (including executive
  directors)................................................        23         27
Directors' emoluments as executives.........................  $349,868   $284,986
Pension contributions.......................................        --         --
                                                              --------   --------
                                                              $349,868   $284,986
                                                              ========   ========
Highest paid director.......................................  $ 96,241   $ 91,263
                                                              ========   ========

(4) TAX ON PROFIT/(LOSS) ON ORDINARY ACTIVITIES

       There is no corporation tax charge based on the results for the year.

                             RADICAL TECHNOLOGY PLC

                             AS AT 31ST MARCH 2000

(5) INTANGIBLE ASSETS

                                                              DEVELOPED SOFTWARE
                                                              ------------------
COST
At 1st April 1999...........................................       $ 60,011
Additions...................................................        712,178
                                                                   --------
At 31st March 2000..........................................        772,189
                                                                   --------

DEPRECIATION
At 1st April 1999...........................................          1,592
Charge for the Year.........................................             --
                                                                   --------
At 31st March 2000..........................................          1,592
                                                                   --------

NET BOOK VALUE
At 31st March 2000..........................................       $770,597
                                                                   ========
At 1st April 1999...........................................       $ 59,149
                                                                   ========

(6) TANGIBLE FIXED ASSETS

                                         FIXTURES & FITTINGS   COMPUTER HARDWARE   BOUGHT IN SOFTWARE    TOTAL
                                         -------------------   -----------------   ------------------   --------
COST
At 1st April 1999......................        $22,691              $11,202              $15,128        $49,021
Additions..............................          1,796               15,867                   --         17,663
                                               -------              -------              -------        -------
At 31st March 2000.....................         24,487               27,069               15,128         66,684
                                               -------              -------              -------        -------

DEPRECIATION
At 1st April 1999......................          3,171                1,471                2,511          7,153
Charge for the year....................          3,176                6,765                3,026         12,967
                                               -------              -------              -------        -------
At 31st March 2000.....................          6,347                8,236                5,537         20,120
                                               -------              -------              -------        -------

NET BOOK VALUE
At 31st March 2000.....................         18,140               18,833                9,591         46,564
                                               =======              =======              =======        =======
At 1st April 1999......................        $19,763              $ 9,853              $12,775        $42,391
                                               =======              =======              =======        =======

(7) DEBTORS

                                                                2000       1999
                                                              --------   --------
Trade debtors...............................................  $286,645   $242,525
Prepayments.................................................   117,455    124,118
                                                              --------   --------
                                                              $404,100   $366,643
                                                              ========   ========

                             RADICAL TECHNOLOGY PLC

                             AS AT 31ST MARCH 2000

(8) CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                2000       1999
                                                              --------   --------
Bank overdraft (secured)....................................  $  5,991   $ 68,336
Trade creditors.............................................    51,516     79,767
Other taxes and social security costs.......................    80,592    129,595
Accruals and deferred income................................    42,254     33,015
                                                              --------   --------
                                                              $180,353   $310,713
                                                              ========   ========

    In respect of the bank overdraft the security given represents a first fixed and floating charge over all assets of the company.

(9) SHARE CAPITAL

                                                            2000                    1999
                                                   ----------------------   ---------------------
                                                       NO           L          NO           L
                                                       --           -          --           -
Authorised Ordinary shares of 5p each (1999: L1
  each)..........................................  20,000,000   1,000,000   1,000,000   1,000,000
                                                   ==========   =========   =========   =========
Allotted, called up and fully paid ordinary
  shares of 5p each..............................   3,577,511     284,788     128,500     212,449
                                                   ==========   =========   =========   =========

    On 20th October 1999 the Ordinary L1 shares were subdivided into Ordinary 5p shares. During the year 7,880 Ordinary L1 shares and 849,911 Ordinary 5p shares were issued in order to increase the capital base of the company.

(10) RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                 2000        1999
                                                              ----------   --------
Profit/(Loss) for the financial year........................  $   24,392   $(20,627)
Foreign Currency Translation Adjustment.....................       4,975     (4,791)
Issue of Share Capital......................................     941,577    212,446

Net addition to shareholders funds..........................     970,944    187,028
Opening shareholders funds at 1st April 1999................     187,031          3
                                                              ----------   --------
Closing shareholders funds at 31st March 2000...............  $1,157,975   $187,031
                                                              ==========   ========

                             RADICAL TECHNOLOGY PLC

                             AS AT 31ST MARCH 2000

(11) RESERVES

                                                             PROFIT & LOSS   SHAREPREMIUM
                                                                ACCOUNT        ACCOUNT
                                                             -------------   ------------
At the beginning of year...................................    $(25,418)       $     --
Retained profit for the year...............................      24,392              --
Foreign Currency Translation Adjustment....................       4,975              --
                                                               --------        --------
At 31st March 2000.........................................    $  3,949        $869,238
                                                               ========        ========

(12) GROSS CASH FLOWS

                                                                2000        1999
                                                              ---------   ---------
RETURNS ON INVESTMENTS AND SERVICE OF FINANCE...............  $   1,372   $      --
Interest received...........................................     (8,590)     (1,442)
                                                              ---------   ---------
Interest paid...............................................  $  (7,218)  $  (1,422)
                                                              =========   =========

CAPITAL EXPENDITURE
Payments to acquire intangible fixed assets.................   (720,498)    (62,318)
Payments to acquire tangible fixed assets...................    (17,869)    (50,905)
                                                              ---------   ---------
                                                              $(738,367)  $(113,223)
                                                              =========   =========

FINANCING
Issuing of ordinary share capital...........................  $ 960,535   $ 212,446
                                                              =========   =========

(13) ANALYSIS OF CHANGES IN NET DEBT

                                             AT 1 APRIL     CASH      EXCHANGE     AT 31 MARCH
                                                1999       FLOWS     DIFFERENCES      2000
                                             ----------   --------   -----------   -----------
Cash at Bank and in hand...................   $    577    $ 84,873     $(3,788)      $81,662
Overdrafts.................................    (63,398)     63,398      (1,053)       (5,991)
                                              --------    --------     -------       -------
Total net debt.............................   $(67,759)   $148,271     $(4,841)      $75,671
                                              ========    ========     =======       =======

                             RADICAL TECHNOLOGY PLC

                             AS AT 31ST MARCH 2000

(14) COMMITMENTS

    Annual commitments under operating leases are as follows:

                                                 2000                          1999
                                      ---------------------------   ---------------------------
DATE OF EXPIRY                        LAND & BUILDINGS    OTHER     LAND & BUILDINGS    OTHER
--------------                        ----------------   --------   ----------------   --------
Within one year.....................      $    --        $25,722        $    --        $43,369
Between two and five years..........       47,763         48,788         47,843         33,156
                                          -------        -------        -------        -------
                                          $47,763        $74,510        $47,843        $76,525
                                          =======        =======        =======        =======

(15) RELATED PARTY

    A director of the company, Mr G R Boot, received fees of $26,783 and disbursements of $13,898 in respect of services provided to the company prior to completion of the purchase of the business of MDA Computing Ltd. No such fees were paid to him during the year ended 31st March 2000.

(16) CONTINGENT LIABILITIES

    The Company operates an interest free loan scheme for all directors and employees through an arrangement with National Westminster Bank plc. Loans of up to 7 1/2% of annual salary, or $3,821 if lower, are available after 3 months service.

    During the year a total of $36,337 was made available under this arrangement and $26,938 was outstanding at 31st March 2000.

    The Company ultimately guarantees the loan.

(17) PENSION COSTS

    The company does not operate a pension scheme.

(18) RECONCILIATION TO US GAAP

    The company's financial statements are prepared in accordance with generally accepted accounting principles applicable in the United Kingdom (UK GAAP), which materially differ in certain respects from those applicable in the United States (US GAAP). The significant areas of difference affecting the financial statements are described below:

    (A) INCOME TAXES

    Under UK GAAP, the Company provides for deferred taxation using the partial liability method on all timing differences to the extent that it is considered probable that the liabilities will crystallise in the foreseeable future. Deferred tax assets are recognized to the extent that they are recoverable with replacement in the foreseeable future. Under US GAAP, deferred taxation is provided for all temporary differences on a full liability basis. Deferred tax assets are also recognized (net of valuation allowances) to the extent that it is more likely than not that the benefit will be realised. Under both UK and US GAAP, there is no deferred tax recognized in the financial statements.

                             RADICAL TECHNOLOGY PLC

                             AS AT 31ST MARCH 2000

(18) RECONCILIATION TO US GAAP (CONTINUED)
    (B) STATEMENT OF CASH FLOWS

    The cash flow statement, prepared in accordance with Financial Reporting Standard No. 1 (Revised) "Cash Flow Statements" presents substantially the same information as that required under US GAAP. Under US GAAP however, there are certain differences from UK GAAP with regard to classification of items within the cash flow statement and with regard to the definition of cash and cash equivalents.

    Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; and management of liquid resources and financing. Under US GAAP however, only three categories are reported, being operating activities, investing activities and financing activities.

    Cash flows from returns on investments and servicing of finance and taxation are included within operating activities under US GAAP. Cash flows from capital expenditure and financial investment and cash flows from acquisitions and disposals are included within investing activities. Cash flows from equity dividends paid and management of liquid resources are included within financing activities.

    The presentation of cash flows provided by (used in) operating, investing and financing activities, classified in accordance with US GAAP would be as follows:

                                                               YEAR ENDED MARCH 31
                                                              ---------------------
                                                                2000        1999
                                                              ---------   ---------
Net cash provided by operating activities...................  $ (66,679)  $(167,276)
Net cash provided by investing activities...................   (812,264)   (281,941)
Net cash provided by financing activities...................    960,535     212,446
Net increase (decrease) in cash under US GAAP...............    148,271     (69,495)

    (C) BALANCE SHEET PRESENTATION

    The balance sheet prepared in accordance with UK GAAP differs in certain respects from US GAAP. For example, under UK GAAP, current assets are presented after fixed assets; creditors falling due within one year are deducted from current assets to present "total assets less current liabilities".

    (D) COMPREHENSIVE INCOME

    Comprehensive income (loss) under US GAAP in each of the years ended 31 March 2000 and 1999 is $29,367 and $(25,418), respectively. Other comprehensive income arises solely from the retranslation of foreign operations into US$.

    (E) NEW ACCOUNTING PRONOUNCEMENTS

    In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition in Financial Statements," which provides guidance related to revenue recognition based on interpretations and practices followed by the SEC. The Company does

                             RADICAL TECHNOLOGY PLC

                             AS AT 31ST MARCH 2000

(18) RECONCILIATION TO US GAAP (CONTINUED) not expect the implementation of SAB 101 to have a material effect on its financial position or results of operations.

    In March 2000, the FASB issued interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation, and Interpretation of APB Opinion No. 25" (FIN. 44). The interpretation is intended to clarify certain problems that have arisen in practice since the issuance of APB No. 25 "Accounting for Stock Issued to Employees." The effective date of the interpretation is July 1, 2000. The provisions of the interpretation will apply prospectively, but it will also cover certain events occurring after December 15, 1998 and after January 12, 2000. The adoption of FIN. 44 did not have an effect on the current or historical consolidated financial statements.

                     HTTP TECHNOLOGY, INC. AND SUBSIDIARIES

                              FINANCIAL STATEMENTS
                             OF HTTP INSIGHTS LTD.
                   (FORMERLY NIGHTINGALE TECHNOLOGIES, LTD.)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of HTTP Insights Limited
  (Formerly Nightingale Technologies Limited):

    We have audited the accompanying balance sheet of HTTP Insights Limited (the "Company") as of 28 December 2000 and the related statements of operations and cash flows for the period from inception on 12 July 2000 to 28 December 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present a true and fair view of the financial position of HTTP Insights Limited as of 28 December 2000, and the results of its operations and its cash flows for the period from 12 July 2000 to 28 December 2000 in conformity with accounting principles generally accepted in the United Kingdom.

    Accounting practices used by the Company in preparing the accompanying financial statements conform with generally accepted accounting principles in the United Kingdom, but do not conform with accounting principles generally accepted in the United States. A description of these differences and a reconciliation to United States generally accepted accounting principles is set forth in Note 20.

Arthur Andersen
Chartered Accountants
1 Surrey Street
London
WC2R 2PS
17 May 2001

                 STATEMENT OF OPERATIONS OF HTTP INSIGHTS, LTD.
        FOR THE PERIOD FROM INCEPTION (12 JULY 2000) TO 28 DECEMBER 2000

                                                                           PERIOD ENDED
                                                                         28 DECEMBER 2000
                                                               NOTES            L
                                                              --------   ----------------
TURNOVER....................................................                       --

Operating expenses..........................................                 (710,178)
                                                                             --------
OPERATING LOSS..............................................     2           (710,178)

Finance income, net.........................................     5             43,214
                                                                             --------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION.................                 (666,964)

Tax on loss on ordinary activities..........................     6                 --
RETAINED LOSS FOR THE PERIOD................................     13          (666,964)
                                                                             ========

   The accompanying notes are an integral part of these financial statements. There are no recognised gains or losses in the period other than the loss for that period.

                      BALANCE SHEET OF HTTP INSIGHTS, LTD.

                             AS OF 28 DECEMBER 2000

                                                                         28 DECEMBER
                                                                            2000
                                                               NOTES          L
                                                              --------   -----------
FIXED ASSETS
Intangible assets...........................................      7       6,307,753
Tangible assets.............................................      8          45,532
                                                                         ----------
                                                                          6,353,285
                                                                         ----------
CURRENT ASSETS
Debtors.....................................................      9          84,163
Cash at bank and in hand....................................                488,213
                                                                         ----------
                                                                            572,376
CREDITORS: Amounts falling due within one year..............     10      (4,226,837)
                                                                         ----------
NET CURRENT LIABILITIES.....................................             (3,654,461)
                                                                         ----------
Total assets less current liabilities.......................              2,698,824
CREDITORS: Amounts falling due after more than one year.....     11      (3,363,788)
                                                                         ----------
NET LIABILITIES.............................................               (664,964)
                                                                         ==========
CAPITAL AND RESERVES
Called-up share capital.....................................     12           2,000
Accumulated deficit.........................................     13        (666,964)
                                                                         ----------
SHAREHOLDERS' FUNDS--EQUITY INTERESTS.......................               (664,964)
                                                                         ==========

   The accompanying notes are an integral part of these financial statements.

                  STATEMENT OF CASH FLOW OF HTTP INSIGHTS LTD.

                         FOR THE PERIOD FROM INCEPTION

                       (12 JULY 2000) TO 28 DECEMBER 2000

                                                              PERIOD ENDED 28
                                                               DECEMBER 2000
                                                                     L
                                                              ---------------
RECONCILIATION OF OPERATING LOSS TO OPERATING CASH FLOWS

Operating loss..............................................      (710,178)

Depreciation of tangible assets.............................         4,781

Amortisation of intangible assets...........................       326,605

Increase in debtors.........................................       (84,163)

Increase in creditors within one year.......................        85,880
                                                                ----------

CASH OUTFLOW FROM OPERATING ACTIVITIES......................      (377,075)

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE

Interest element of finance lease rental....................          (181)
                                                                ----------

NET CASH OUTFLOW FOR RETURNS ON INVESTMENTS AND SERVICING OF
  FINANCE...................................................          (181)

CAPITAL EXPENDITURE

Payments to acquire tangible assets.........................       (22,318)
                                                                ----------

NET CASH OUTFLOW BEFORE FINANCING...........................       (22,318)

FINANCING

Issue of ordinary share capital.............................         2,000

Proceeds of loans from HTTP Technology Inc..................     3,511,483

Repayment of loan to former parent..........................    (2,577,104)

Capital payments under finance leases.......................        (7,648)
                                                                ----------

NET CASH INFLOW FROM FINANCING..............................       928,731
                                                                ----------

INCREASE IN CASH IN THE PERIOD..............................       529,157
                                                                ==========

   The accompanying notes are an integral part of these financial statements.

            NOTES TO THE FINANCIAL STATEMENTS OF HTTP INSIGHTS, LTD.

                             AS OF 28 DECEMBER 2000

(1) ACCOUNTING POLICIES

    The principal accounting policies are summarised below. They have all been applied consistently throughout the period.

    (A) PRINCIPAL ACTIVITY

    The principal activity of HTTP Insights Limited ("Insights" and formerly "Nightingale Technologies Limited") is the development of computer software, based on Insights' proprietary data classification engine. Insights was formed on July 12, 2000 and on October 5th, 2000, acquired the patent application and all the commercial rights associated with the in-process patent application for a consideration of a $10 million loan note.

    (B) BASIS OF ACCOUNTING

    The financial statements have been prepared under the historical cost convention and in accordance with applicable accounting standards.

    (C) USE OF ESTIMATES

    The financial statements have been prepared in conformity with accounting principles generally accepted ("GAAP") in the United Kingdom. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (D) RESEARCH AND DEVELOPMENT COSTS

    Research and development costs incurred directly by Insights are expensed as incurred.

    (E) INTANGIBLE ASSETS

    The company's rights to the in-process patent application, acquired from Insights' former parent, as disclosed in Note 10, are initially recorded at cost and depreciated in equal annual installments over a period of five years, being their estimated useful economic life.

    (F) TANGIBLE FIXED ASSETS

    Tangible fixed assets are stated at cost, net of depreciation and any provision for impairment. Depreciation is provided on all tangible fixed assets at rates calculated to write off the cost, less estimated residual value, of each asset on a straight-line basis over its expected useful life, as follows:

Motor Vehicles..............................................   5 years
Property, Plant and machinery...............................  2-5 years

    Residual value is calculated on prices prevailing at the date of acquisition.

    (G) TAXATION

    UK corporation tax is provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantially enacted by the balance sheet date. Deferred tax is provided using the liability method on all timing differences only to the extent that they are expected to reverse in the future without being replaced.

                             AS OF 28 DECEMBER 2000

(1) ACCOUNTING POLICIES (CONTINUED)
    (H) FOREIGN CURRENCY

    Insights' functional currency is the British Pound. Transactions in currencies other than the British Pound are recorded at the rate of exchange at the date of the transaction. Monetary assets and liabilities denominated in currencies other than the British Pound at the balance sheet date are reported at the rates of exchange prevailing at that date. All exchange differences are included in the statement of operations.

    (I) LEASES

    Assets held under finance leases and other similar contracts, which confer rights and obligations similar to those attached to owned assets, are capitalised as tangible fixed assets and are depreciated over the shorter of the lease terms and their useful lives. The capital elements of future lease obligations are recorded as liabilities, while the interest elements are charged to the statement of operations over the period of the leases to produce a constant rate of charge on the balance of capital repayments outstanding. Hire purchase transactions are dealt with similarly, except that assets are depreciated over their useful lives.

    Rentals under operating leases are charged on a straight-line basis over the lease term, even if the payments are not made on such a basis. Benefits received and receivable as an incentive to sign an operating lease are similarly spread on a straight-line basis over the lease term, except where the period to the review date on which the rent is first expected to be adjusted to the prevailing market rate is shorter than the full lease term, in which case the shorter period is used.

(2) LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION

    Loss on ordinary activities before taxation is stated after charging:

                                                              PERIOD ENDED
                                                              28 DECEMBER
                                                                  2000
                                                              ------------
                                                                   L
Depreciation and amounts written off tangible fixed assets
  -- owned..................................................       2,448
  -- held under finance leases..............................       2,333
Amortisation of rights to in-process patent application.....     326,605
Research and development....................................      97,416
Legal and consultancy fees..................................     144,862
Auditors' remuneration for audit services...................      15,000
                                                                 =======

                             AS OF 28 DECEMBER 2000

(3) STAFF COSTS

    The average monthly number of employees (including executive directors) was:

                                                              PERIOD ENDED
                                                              28 DECEMBER
                                                                  2000
                                                              ------------
                                                                 NUMBER
Development.................................................          2
Administration..............................................          5
                                                                 ------
                                                                      7
                                                                 ======

                                                              PERIOD ENDED
                                                              28 DECEMBER
                                                                  2000
                                                              ------------
                                                                   L
Their aggregate remuneration comprised:
Wages and salaries..........................................     46,102
Social security costs.......................................      5,001
                                                                 ------
                                                                 51,103
                                                                 ======

(4) DIRECTORS' REMUNERATION AND TRANSACTIONS

    The remuneration of the directors was as follows:

                                                              PERIOD ENDED
                                                              28 DECEMBER
                                                                  2000
                                                              ------------
                                                                   L
Fees paid to third parties in respect of directors'
  services..................................................     18,000
                                                                 ======

(5) FINANCE INCOME, NET

                                                              PERIOD ENDED
                                                              28 DECEMBER
                                                                  2000
                                                              ------------
                                                                   L
Interest expense on loans wholly repayable within 5 years...    (119,149)
Finance lease interest expense..............................        (181)
Exchange gains on foreign currency borrowings and deposits
  (net).....................................................     162,544
                                                                --------
Finance income, net.........................................      43,214
                                                                ========

(6) TAXATION

    No provision for corporation tax has been recorded. The Company has an unrecognised potential deferred tax asset of L200,008, which has not been recognised because its realisation is not reasonably assured.

                             AS OF 28 DECEMBER 2000

(7) INANGIBLE FIXED ASSETS

                                                                  RIGHTS TO
                                                                  IN-PROCESS
                                                              PATENT APPLICATION
                                                              ------------------
                                                                      L
COST
At 12 July 2000.............................................             --
Additions...................................................      6,634,358
                                                                  ---------
At 28 December 2000.........................................      6,634,358
                                                                  =========

AMORTISATION
At 12 July 2000.............................................             --
Charge for the period.......................................        326,605
                                                                  ---------
At 28 December 2000.........................................        326,605
                                                                  ---------

NET BOOK VALUE
At 28 December 2000.........................................      6,307,753
                                                                  =========

(8) TANGIBLE FIXED ASSETS

                                                            FIXTURES,
                                                            FITTINGS &    MOTOR
                                                            EQUIPMENT    VEHICLES    TOTAL
                                                            ----------   --------   --------
                                                                L           L          L
COST
At 12 July 2000...........................................        --          --         --
Additions.................................................    22,318      27,995     50,313
                                                              ------      ------     ------
At 28 December 2000.......................................    22,318      27,995     50,313
                                                              ======      ======     ======

DEPRECIATION
At 12 July 2000...........................................        --          --         --
Charge for the period.....................................     2,448       2,333      4,781
                                                              ------      ------     ------
At 28 December 2000.......................................     2,448       2,333      4,781
                                                              ======      ======     ======

NET BOOK VALUE
At 28 December 2000.......................................    19,870      25,662     45,532
                                                              ======      ======     ======

(9) DEBTORS

                                                              28 DECEMBER
                                                                 2000
                                                              -----------
                                                                   L
Amounts falling due within one year
Other debtors...............................................    24,863
Prepayments and accrued income..............................    59,300
                                                                ------
                                                                84,163
                                                                ======

                             AS OF 28 DECEMBER 2000

(10) CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                              28 DECEMBER
                                                                 2000
                                                              -----------
                                                                   L
Obligations under finance leases............................       4,399
Amounts owed to HTTP Software Limited.......................      71,750
Other taxation and social security (see below)..............   1,477,546
Other creditors.............................................       4,634
Amount owed to former parent (see below)....................   2,544,359
Accruals and deferred income................................     124,149
                                                               ---------
                                                               4,226,837
                                                               =========

    The Company is indebted to its former parent under a loan agreement dated October 5, 2000 in the original principal amount of $10,000,000. As of December 28, 2000, the balance of this loan is $6,000,000 (L4,017,409). The loan bears interest at 2% above LIBOR, is payable in full on October 5, 2003 and is unsecured. However, the loan became repayable on demand when HTTP
Technology, Inc. acquired the Company on 29 December 2000 (see Note 18) and is therefore classified as falling due within one year.

    In connection with the $10 million payment made by the Company to acquire the rights to an in-process patent application from its former parent, the Company was, in accordance with UK legislation, obliged to withhold tax from the payment at the UK basic rate and account for this to the UK taxation authorities on or by the 14th January 2001. This obligation was not specifically envisaged in the agreement under which the patent application rights were acquired. The Company has received legal advice to the effect that it should deduct the appropriate amount of tax from the remaining payments to be made to the former parent company. The former parent company has not formally accepted this position, and it is therefore possible that the former parent would seek to recover any such deductions from the Company. The directors have concluded that, taking into account the legal advice received, the likelihood of a material, unprovided loss arising in respect of this matter is remote. The amount of tax to be deducted is estimated at up to $2.2 million (approximately
L1.47 million), and this obligation has been accruing interest at the UK statutory rate as from the due payment date of the 14th January 2001. This estimated amount of tax to be deducted is classified above under "other taxation and social security".

    The Directors are negotiating with its former parent a rectification of the agreement under which the patent application rights were acquired. It was intended from the outset that the former parent company should assign to the company all world-wide rights covered by the technology but the agreement referred only to the European patent. Other applications have been made in the United States of America and in Japan and it is proposed that the "Rectification Agreement" should clarify that all such rights in any part of the world should have been incorporated into the original assignment.

                             AS OF 28 DECEMBER 2000

(11) CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                              28 DECEMBER 2000
                                                              ----------------
                                                                     L
Obligations under finance leases............................        15,948
Amounts owed to HTTP Technology, Inc (see below)............     3,347,840
                                                                 ---------
                                                                 3,363,788
                                                                 =========

    In respect of the amount owed to HTTP Technology, Inc. security has been granted in the form of a first fixed and floating charge over all assets of the Company. The loan bears interest at 2% above LIBOR, and is payable on demand. However, HTTP Technology, Inc. has agreed to waive this demand until January 1, 2002. This loan was transferred to an intercompany account upon acquisition of the Company by HTTP Technology, Inc (see note 17).

    The Company has granted a floating charge on its assets to secure inter company loans of L3,347,840.

    Borrowings are repayable as follows:

                                                              28 DECEMBER 2000
                                                              ----------------
                                                                     L
TOTAL BORROWINGS INCLUDING FINANCE LEASE CONTRACT
Between one and two years...................................     3,351,949
Between two and five years..................................        11,839
After five years............................................            --
                                                                 ---------
                                                                 3,363,788
On demand or within one year................................     2,548,758
                                                                 ---------
                                                                 5,912,546
                                                                 =========

(12) CALLED-UP SHARE CAPITAL

                                                              28 DECEMBER 2000
                                                              ----------------
                                                                     L
AUTHORIZED
10,000 ordinary shares of L1 each...........................       10,000
                                                                   ------
Allotted, called-up and fully-paid 2,000 ordinary shares of
  L1 each...................................................        2,000
                                                                   ------

    During the period the Company allotted 2,000 ordinary shares with a nominal value of L1 for cash consideration of L2,000.

                             AS OF 28 DECEMBER 2000

(13) RESERVES

                                                              28 DECEMBER 2000
                                                              ----------------
                                                                     L
At July 12, 2000............................................            --
Retained loss for the period................................      (666,964)
                                                                  --------
At 28 December 2000.........................................      (666,964)
                                                                  ========

(14) RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                              28 DECEMBER 2000
                                                              ----------------
                                                                     L
Loss for the period.........................................      (666,964)
New shares issued...........................................         2,000
                                                                  --------
Net decrease in shareholders' funds.........................      (664,964)
Opening shareholders' funds.................................            --
                                                                  --------
Closing shareholders' funds.................................      (664,964)
                                                                  ========

(15) FINANCIAL COMMITMENTS

    Annual commitments under non-cancellable operating leases are as follows:

                                                              28 DECEMBER 2000
                                                              ----------------
                                                                     L
Expiry date
-- within one year..........................................       62,396

    The property lease is subject to rent reviews and service charges on an annual basis.

(16) ANALYSIS OF CHANGES IN DEBT

    a.  Reconciliation of net cash flow to movement in net debt

                                                                PERIOD ENDED
                                                              28 DECEMBER 2000
                                                              ----------------
Increase in cash in the period..............................       529,157
Cash inflow from increase in debt and finance leases........       926,731
                                                                 ---------
CHANGE IN NET DEBT FROM CASH FLOWS..........................       397,574
Non cash movement in debt and finance leases................     5,189,302
                                                                 ---------
TRANSLATION DIFFERENCE......................................      (162,544)
TOTAL MOVEMENT IN NET DEBT FOR THE PERIOD...................     5,424,332
Opening net debt............................................            --
                                                                 ---------
Closing net debt............................................     5,424,332
                                                                 =========

                             AS OF 28 DECEMBER 2000

(16) ANALYSIS OF CHANGES IN DEBT (CONTINUED)
    b.  Reconciliation of net cash flow to movement in net debt

                                                               OTHER NON-    EXCHANGE
                                  12 JULY 2000   CASH FLOW    CASH CHANGES   MOVEMENT    28 DECEMBER 2000
                                  ------------   ----------   ------------   ---------   ----------------
                                       L             L             L             L              L
NET CASH:
Cash at bank and in hand........         --         529,157            --       40,944        488,213
                                    -------      ----------     ---------    ---------      ---------
DEBT:
Finance leases..................         --          (7,648)       27,994           --         20,346
Debts falling due within one
  year..........................         --      (2,577,104)    5,161,308      (39,845)     2,544,359
Debts falling due after one
  year..........................         --       3,511,483            --     (163,643)     3,347,840
                                    -------      ----------     ---------    ---------      ---------
                                         --         926,731     5,189,302     (203,488)     5,912,545
                                    -------      ----------     ---------    ---------      ---------
Net debt........................         --         397,574     5,189,302     (162,544)     5,424,332
                                    =======      ==========     =========    =========      =========

(17) RELATED PARTY TRANSACTIONS

    On October 5, 2000, the Company's former parent, Nightingale Technologies
(Niue) Limited, transferred all rights to an in-process patent application and the products to be derived there from for a consideration of US $10,000,000, comprising a loan note payable to the Company (see Note 10).

    HTTP Technology, Inc has provided loan capital for $5,000,000 (L3,511,483) to the company as part of the anticipated acquisition of the Company by HTTP Technology, Inc., and this amount was owing to HTTP Technology, Inc. at 28 December 2000.

    HTTP Software Limited, a wholly owned subsidiary of HTTP Technology, Inc., has provided services to the company during the period amounting to L71,750, and this amount was owing to HTTP Software Limited at 28 December 2000. These services were concluded at price and conditions similar to those prevailing on the open market.

(18) SUBSEQUENT EVENTS

    On December 29, 2000 HTTP Technology, Inc., acquired all of the issued and outstanding shares of the company in a stock-for-stock transaction (the "Insights Offer"). HTTP Technology, Inc. received the shares of the Company on that date but, pursuant to the terms of the Insights Offer, was not required to pay any consideration for the Insights shares until certain conditions were met. The first of these conditions, that HTTP Technology, Inc. receive a validation by the Defence Evaluation and Research Agency ("DERA"), an agency of the United Kingdom Ministry of Defence, as to the technical and commercial viability of the Company's in process patent application, was satisfied on February 22, 2001. As such, HTTP Technology, Inc. issued the first tranche of contingent consideration of 15,000,000 shares of its common stock on that date.

(19) EVENT (UNAUDITED) SUBSEQUENT TO THE AUDITORS' REPORT

    Subsequent to September 30, 2001, upon agreement with the seller of Insights and in variance of the conditions precedent set forth in the original agreement, the parties agreed that the obligation to issue the second tranche of contingent consideration may be satisfied by the direct issuance of shares in Medicsight to Nightingale Technologies Ltd. ("Nightingale"), the seller of Insights. On November 22, 2001, Medicsight issued 15,000,000 shares in Medicsight to Nightingale, and Nightingale accepted such shares in satisfaction of HTTP Technology's obligation under the original purchase agreement. Nightingale is an 8.6% stockholder of HTTP Technology.

                             AS OF 28 DECEMBER 2000

(20) GOING CONCERN

    The total liabilities of the Company exceed its total assets. The directors have considered the application of the going concern basis of accounting, and believe that for the foreseeable future the Company will have adequate resources to meet its liabilities as they fall due.

    In making this assessment the directors have considered a letter received from HTTP Technology, Inc., the Company's parent company as of December 29, 2000 (See Note 18), in which HTTP Technology, Inc. undertakes to:

    - continue to fund the Company's operations until the Company generates sufficient operating profits; and

    - not demand payment of payables to HTTP Technology group entities until the Company generates sufficient operating profits.

(21) RECONCILIATION TO US GAAP

    The company's financial statements are prepared in accordance with generally accepted accounting principles applicable in the United Kingdom (UK GAAP), which materially differ in certain respects from those applicable in the United States (US GAAP). The significant areas of difference affecting the financial statements are described below:

    (A) RECONCILIATION:

                                                                PERIOD ENDED
                                                              28 DECEMBER 2000
                                                              ----------------
                                                                     L
NET LOSS
UK GAAP: loss for the period................................       (666,964)
Amortisation of in-process patent application acquired from
  former parent company.....................................        326,605
                                                                 ----------
US GAAP: net loss...........................................       (340,359)
                                                                 ----------
SHAREHOLDERS' EQUITY
Shareholders' equity reported according to UK GAAP..........       (664,964)
Carrying value of in-process patented application acquired
  from former parent company................................     (6,307,753)
                                                                 ----------
US GAAP: Total shareholders' funds..........................     (6,972,717)
                                                                 ==========

                             AS OF 28 DECEMBER 2000

(21) RECONCILIATION TO US GAAP (CONTINUED)
    Movement in Shareholders' Funds on a US GAAP basis is as follows:

                                                                PERIOD ENDED
                                                              28 DECEMBER 2000
                                                              ----------------
                                                                     L
Shareholders' funds at 12 July 2000.........................             --
Shared issued...............................................          2,000
                                                                 ----------
Net loss for the period under US GAAP.......................       (340,359)
Dividend to former parent...................................     (6,634,358)
Net reduction in shareholders' funds........................     (6,974,717)
                                                                 ----------
Shareholders' funds at the end of the year..................     (6,972,717)
                                                                 ==========

    (B) INTANGIBLE ASSET

    The intangible assets recorded on the Company's balance sheet were acquired during the year from the former parent company. Under UK GAAP, this value was L6,634,358 (US$10,000,000) on the acquisition date.

    Under US GAAP, assets acquired from a parent company must be recorded at the historical cost of the parent company. The former parent company did not have any value assigned to this asset and as a result this asset should be recorded at zero for US GAAP purposes. The payment made is reflected as a dividend to the parent company for US GAAP purposes.

    (C) INCOME TAXES

    Under UK GAAP, the Company provides for deferred taxation using the partial liability method on all timing differences to the extent that it is considered probable that the liabilities will crystallise in the foreseeable future. Deferred tax assets are recognised to the extent that they are recoverable without replacement in the foreseeable future.

    Under US GAAP, deferred taxation is provided for all temporary differences on a full liability basis. Deferred tax assets are also recognised (net of valuation allowances) to the extent that it is more likely than not that the benefit will be realised. Under both UK and US GAAP, there is no deferred tax asset recognised in the financial statements.

    (D) STATEMENT OF CASH FLOWS

    The cash flow statement, prepared in accordance with Financial Reporting Standard No. 1 (Revised) "Cash Flow Statements" presents substantially the same information as that required under US GAAP. Under US GAAP however, there are certain differences from UK GAAP with regard to classification of items within the cash flow statement and with regard to the definition of cash and cash equivalents.

    Under UK GAAP, cash flows are presented for operating activities, returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; and management of liquid resources and financing. Under US GAAP however, only three categories are reported, being operating, investing and financing activities.

                             AS OF 28 DECEMBER 2000

(21) RECONCILIATION TO US GAAP (CONTINUED)
    Cash flows from returns on investments and servicing of finance taxation are included within operating activities under US GAAP. Cash flows from capital expenditure and financial investment and cash flows from acquisitions and disposals are included within investing activities. Cash flows from equity dividends paid and management of liquid resources are included within financing activities.

    The presentation of cash flows provided by (used in) operating, investing and financing activities, classified in accordance with US GAAP would be as follows:

                                                                2000
                                                              --------
                                                                 L
Net cash used by operating activities.......................  (418,200)
Net cash used by investing activities.......................   (22,318)
Net cash provided by financing activities...................   928,731
Net increase in cash under US GAAP..........................   488,213

    (E) NEW U.S. ACCOUNTING PRONOUNCEMENTS

    In June 2001, the Financial Accounting Standards Board authorised the issuance of Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001. SFAS No. 141 requires intangible assets to be recognised if they arise from contractual or legal rights or are "separable", i.e., it is feasible that they may be sold, transferred, licensed, rented, exchanged or pledged. As a result, it is likely that more intangible assets will be recognised under SFAS No. 141 than its predecessor, APB Opinion No.16 although in some instances previously recognised intangibles will be subsumed into goodwill.

    Under SFAS No. 142, goodwill will no longer be amortised over its estimated useful life, but will be tested for impairment on an annual basis and whenever indicators of impairment arise. The goodwill impairment test, which is based on fair value, is to be performed on a reporting unit level. A reporting unit is defined as a SFAS No. 131 operating segment or one level lower. Goodwill will no longer be allocated to other long-lived assets for impairment testing under SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Additionally, goodwill on equity method investments will no longer be amortised; however, it will continue to be tested for impairment in accordance with Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. Under SFAS No. 142 intangible assets with indefinite lives will not be amortised. Instead they will be carried at the lower cost or market value and tested for impairment at least annually. All other recognised intangible assets will continue to be amortised over their estimated useful lives.

    SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 although goodwill on business combinations consummated after July 1, 2001 will not be amortised. On adoption Insights may need to record a cumulative effect adjustment to reflect the impairment of previously recognised intangible assets. In addition, goodwill on prior business combinations will cease to be amortised. Insights has not determined the impact that these Statements will have on intangible assets or whether a cumulative effect adjustment will be required upon adoption.

                             HTTP TECHNOLOGY, INC.
             PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

    The following unaudited pro forma condensed combined statement of operations and accompanying notes, should be read in conjunction with the historical consolidated financial statements of HTTP Technology Inc., the historical financial statements of Software and the historical financial statements of Insights presented elsewhere in this prospectus.

BASIS OF PRESENTATION

    The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001 gives effect to the acquisition of HTTP Insights Limited (formerly Nightingale Technologies Limited), including the payment of contingent consideration, and the acquisition of HTTP Software Plc (formerly Radical Technology Plc) as if they had occurred on January 1, 2000.

    The unaudited pro forma condensed consolidated balance sheet as of September 30, 2001 gives effect to the payment of contingent consideration in respect of the acquisition of HTTP Insights Limited (formerly Nightingale Technologies Limited), as if it has occurred on September 30, 2001.

    In connection with the payment of the second tranche of contingent consideration in respect of the acquisition of HTTP Insights Limited (formerly Nightingale Technologies Limited), the pro forma reflects the reorganization of the group and the creation of Medicsight Plc as a subsidiary of the group.

    The pro forma condensed consolidated financial information does not reflect any adjustments in respect of taxation because the group has substantial tax losses that will shelter any deferred tax liabilities and in view of the current position of the group's operations, it would not be appropriate to recognize a net deferred tax asset.

    The unaudited pro forma condensed combined statement of operations is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of HTTP Technology Inc. after the acquisition of Software and Insights, or of the financial position or results of operations of HTTP Technology Inc. that would have actually occurred had these acquisitions been effected as of the dates described above. The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable.

    In preparing this unaudited pro forma condensed combined statement of operations, no adjustments have been made to reflect other transactions which have occurred since the dates indicated or to reflect the operating benefits and general and administrative cost savings expected to result from combining the operations of HTTP Technology Inc., Software and Insights.

            PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
              FOR THE TWELVE-MONTH PERIOD ENDED DECEMBER 31, 2000

                                               HTTP       INSIGHTS(A)   SOFTWARE(B)   ADJUSTMENTS        PRO-FORMA
                                            -----------   -----------   -----------   ------------      ------------
REVENUES..................................  $   514,152   $        --    $ 349,410    $   (230,620)(c)  $    632,942

EXPENSES..................................    8,029,811       581,151      645,798              --         9,256,760

GOODWILL AMORTIZATION.....................    1,259,871       494,839           --      28,879,014(d)     30,633,724
                                            -----------   -----------    ---------    ------------      ------------

OPERATING LOSS............................   (8,775,530)   (1,075,990)    (296,388)    (29,109,634)      (39,257,542)

OTHER INCOME..............................       28,777        65,474           --              --            94,251
                                            -----------   -----------    ---------    ------------      ------------

NET LOSS BEFORE MINORITY INTEREST.........   (8,746,753)   (1,010,516)    (296,388)    (29,109,634)      (39,163,291)

MINORITY INTEREST.........................       32,674            --           --       8,061,765(e)      8,094,439
                                            -----------   -----------    ---------    ------------      ------------

NET LOSS..................................  $(8,714,079)  $(1,010,516)   $(296,388)   $(21,047,869)     $(31,068,852)
                                            ===========   ===========    =========    ============      ============

NET LOSS PER SHARE........................  $     (0.24)                                                $      (0.78)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING.............................   36,383,441                                                   39,844,160

                  See notes to pro-forma financial statements.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2001

                                                        HTTP       ADJUSTMENTS        PRO-FORMA
                                                    ------------   -----------       ------------
REVENUES..........................................  $    158,796   $        --       $    158,796
EXPENSES..........................................    12,420,796            --         12,420,796
GOODWILL AMORTIZATION.............................    14,250,617     8,291,617 (a)     22,542,234
                                                    ------------   -----------       ------------
OPERATING LOSS....................................   (26,512,617)   (8,291,617)       (34,804,234)
OTHER INCOME......................................       152,123            --            152,123
                                                    ------------   -----------       ------------
NET LOSS BEFORE MINORITY INTEREST.................   (26,360,494)   (8,291,617)       (34,652,111)
MINORITY INTEREST.................................         2,029     7,133,138 (b)      7,135,167
                                                    ------------   -----------       ------------
NET LOSS..........................................  $(26,358,465)  $(1,158,479)      $(27,516,944)
                                                    ============   ===========       ============
NET LOSS PER SHARE................................  $      (0.48)                    $      (0.48)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING.....................................    54,956,110                       57,868,582

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001

                                                        HTTP          ADJUSTMENTS       PRO-FORMA
                                                    ------------      -----------      ------------
                                              ASSETS

Total current assets..............................  $    952,201      $        --      $    952,201

Property and Equipment............................       415,334               --           415,334

Investments.......................................       700,099               --           700,099

Security deposits.................................        47,049               --            47,049

Intangible assets.................................    98,331,633       37,093,875(a)    135,425,508

Other non-current assets..........................        30,919               --            30,919
                                                    ------------      -----------      ------------

Total Assets......................................  $100,477,235      $37,093,875      $137,571,110
                                                    ============      ===========      ============

                               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities...............................  $  4,611,224      $        --      $  4,611,224

Capitalized Lease.................................        20,604               --            20,604

Minority Interests................................            --       37,093,875(b)     37,093,875

Stockholders' Equity..............................    95,845,407               --        95,845,407
                                                    ============      ===========      ============

                                                    $100,477,235      $37,093,875      $137,571,110
                                                    ============      ===========      ============

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

        a. Represents the results of operations from July 12, 2000 (the date of inception of Insights) to December 28, 2000 (the date of acquisition of Insights), Software provided services to Insights.

        b. Represents the results of operations from January 1, 2000 to April 21, 2000 (the date of acquisition of Software).

        c. Represents the elimination of transactions between the acquired companies as follows:

               From July 12, 2000 to December 28, 2000 (the date of acquisition of Insights), Software provided services to Insights amounting to L71,750 (approximately $107,000). An adjustment has been made to eliminate these transactions in the pro forma condensed consolidated statement of operations.

               From January 1, 2000 to April 21, 2000 (the date of acquisition of Software), Software provided services to HTTP amounting to approximately L84,000 (approximately $124,000). An adjustment has been made to eliminate these transactions in the pro forma condensed consolidated statement of operations.

        d. Represents the additional amortization of goodwill for the year ended December 31, 2000 arising from the acquisitions of Software and Insights (assuming all contingent consideration had been paid) as follows:

                                                      YEAR ENDED DECEMBER 31, 2000
                                                      ----------------------------
Software............................................           $   770,979

Insights............................................            28,108,035
                                                               -----------

Total...............................................           $28,879,014

Amortization period.................................        5 years

    The detail of these acquisitions is included in the accompanying financial statements. See Note 9 of the consolidated financial statements as of December 31, 2000.

        e. Represents the allocation of loss to the minority interest shareholder in Medicsight Plc as if the minority interest had been in place for the entire year ended December 31, 2000. Upon this allocation, the Company will continue to have a liability to the minority interest shareholder.

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2001

        a. Represents the additional amortization of goodwill for the period ended September 30, 2001 resulting from the acquisition of Insights (assuming all contingent consideration had been paid) as follows:

                                                         NINE MONTH PERIOD ENDED
                                                           SEPTEMBER 30, 2001
                                                         -----------------------
Insights...............................................         $8,291,617

Amortization period....................................       5 years

    The detail of this acquisition is included in the accompanying financial statements. See Note 6 of the condensed consolidated financial statements as of September 30, 2001.

        b. Represents the allocation of loss to the minority interest shareholder in Medicsight Plc as if the minority interest had been in place for the entire year ended December 31, 2000 and the entire nine-month period ended September 30, 2001. Upon this allocation, the Company will continue to have a liability to the minority interest shareholders.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

        a. Represents the additional goodwill recorded as a result of the issuance of 15 million shares of Medicsights Plc shares to Insights during November 2001. These shares were valued at approximately $2.47 per share and the entire value has been assigned to goodwill. This share issuance represents the final tranche of contingent consideration.

        b. Represents the minority interest created upon the formation of Medicsight Plc and the issuance of 15,000,000 shares of Medicsight Plc, representing approximately 20% of the outstanding shares of Medicsight, to Insights (see Note 9 of the HTTP condensed consolidated financial statements as of September 30, 2001). For purposes of this pro forma balance sheet, it has been assumed that the amount allocated to the minority interest is equivalent to the increase in net assets resulting from the shares issuance. Upon completion of the fair value allocation related to the purchase of Insights (see Note 6 of the condensed consolidated financial statements as of September 30, 2001), the minority interest may be revised.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL OR TO BUY ONLY THE SHARES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                        --------

Forward-Looking Statements............      2

Where You Can Find More Information
  About the Company...................      3

Additional Information................      3

Prospectus Summary....................      4

Summary Consolidated Financial Data...      7

Risk Factors..........................      8

Use of Proceeds.......................     12

Capitalization........................     13

Market for Common Equity..............     13

Selected Historical Financial
  Information.........................     14

Management's Discussion and Analysis
  or Plan of Operations...............     15

Business..............................     23

Management............................     27

Executive Compensation................     29

Security Ownership of Principal
  Stockholders, Directors and
  Executive Officers..................     29

Certain Relationships and Related
  Transactions........................     32

Description of Securities.............     33

The Selling Stockholders..............     35

Plan of Distribution..................     46

Legal Matters.........................     46

Experts...............................     46

Index to Financial Statements.........    F-1

                             HTTP TECHNOLOGY, INC.

                               18,929,670 SHARES

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                               DECEMBER 26, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 24.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify under said section from and against any and all expenses, liabilities or other matters referred in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Company will have the power to purchase and maintain officers' and directors' liability insurance in order to insure against the liabilities for which such officers and directors are indemnified pursuant to its By-Laws.

    INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE COMPANY OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE COMPANY IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE COMPANY WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

    The Company carries directors' and officers' liability insurance covering losses up to $2,000,000 (subject to certain deductible amounts). Medicsight carries directors' and officers' liability insurance covering losses up to $7,500,000 (subject to certain deductible amounts).

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees...........................................  $ 23,189
Transfer Agent Fees.........................................     5,000
Blue Sky Filing Fees........................................     5,000
Printing and Mailing........................................    35,000
Professional Fees...........................................   100,000
                                                              --------
                                                              $168,189
                                                              ========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

    On October 25, 1999, the Company raised $50,000 through the issuance of a Convertible Loan Note (the "Note") to Palamon (Gestion) S.A. The Note was offered pursuant to an exemption from registration under Regulation S promulgated under the Securities Act. The purpose of this funding was to enable the Company to file all outstanding reports required by the Exchange Act, and to search for suitable acquisition candidates in Internet related fields. The Note bore interest at 5.5% per annum.

The Note was converted by the Note holder into 400,000 shares of Common Stock of the Company at the rate of $0.125 per share on January 24, 2000.

    On December 22, 1999, the Company entered into an annual consulting agreement with Oxford Capital, Inc. This primarily related to the negotiation and execution of the reverse merger with Fairfax and the raising of equity funding through Panther Capital Ltd. as set out below. Payment was made by the issuance of 1,200,000 shares of common stock at the weighted average rate of approximately $1.35 per share. Such shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act.

    On January 6, 2000, the Company entered into an underwriting agreement (the "Underwriting Agreement") with Panther Capital Ltd. ("Panther") to sell shares of Common Stock and warrants of the Company pursuant to an exemption from registration under Regulation S promulgated under the Securities Act. Pursuant to the terms of the Underwriting Agreement, the Company sold 10,000,000 shares of its Common Stock (the "Panther Shares"), at a price of $0.50 per share to certain sub-underwriters named in the Underwriting Agreement, for whom Panther acted as lead underwriter. In consideration for such underwriting, Panther received warrants to purchase up to 2,000,000 shares of Common Stock of the Company (the "Warrants"). The Warrants were exercisable at $0.50 per share if exercised within one year of the first closing of the Agreement, which occurred on January 28, 2000 (the "First Closing"), and at a price of $5.00 per share if exercised within two years of the date of the First Closing. The fair value of the Warrants on the date of the grant was approximately $4,428,000. On May 12, 2000, Panther exercised all the Warrants for $1,000,000.

    Under the Underwriting Agreement, the Company was obligated to prepare a registration statement covering 25% of the Panther Shares under the Securities Act and to file such registration statement with the Commission within 90 days of the completion of the offering of the Panther Shares (the "Registration Statement"). Prior to and during the period of 120 days after the Registration Statement is declared effective by the Commission, the Company has agreed not, without prior written consent of Panther, to issue, offer, sell, or grant options to purchase or otherwise dispose any of the Company's equity securities or any other securities convertible into or exchangeable for its common stock or other equity security, other than pursuant to transactions already disclosed to Panther. Additionally, for a period of 180 days after the first date that any of the Panther Shares are released for sale to the public, the officers and directors of the Company have agreed not to directly or indirectly sell or offer to sell or otherwise dispose any of their shares of common stock of the Company or any right to acquire any such shares without the prior written consent of Panther.

    On April 21, 2000, the Company acquired, through a stock-for-stock tender offer (the "Software Offer"), approximately 76.73% of the issued and outstanding ordinary shares of Radical Technology Plc (subsequently renamed HTTP Software Plc ("Software")). Pursuant to the Software Offer, HTTP offered 100 shares of common stock of the Company (the "Exchange Stock") for every 143 shares of capital stock of Software. Through additional issuances of stock subsequent to April 21, 2000, the Company has acquired an aggregate of 97.2% of the outstanding shares of Software in exchange for 2,429,330 shares of the Company's Common Stock. Accordingly, the Company has the right under applicable law to compulsorily acquire the balance and to treat Software as a wholly owned subsidiary. Assuming full acceptance of the Software Offer, 2,563,428 shares of the Company will be issued, constituting approximately 4.1% of the Company's outstanding shares.

    On May 25, 2000, we issued a private placement memorandum to raise up to $30 million through the sale of shares of Common Stock at a price of $6.25 per share pursuant to an exemption from registration under Regulation S promulgated under the Securities Act. We raised the minimum allowed under the private placement, $10 million, and also established a $20 million credit facility with Asia IT as of December 15, 2000 to cover the balance of the funds we sought to raise. Asia IT and its affiliates currently own approximately 12.6% of our outstanding Common Stock. As of November 15, 2001,

$600,000 is outstanding under the credit facility. We anticipate that, in the foreseeable future, we will need to draw upon the credit facility to continue to operate and implement our business strategy. The credit facility originally expired on December 31, 2001, but has been extended until December 31, 2002.

    On December 29, 2000, we acquired all of the issued and outstanding shares of Insights in a stock-for-stock transaction. We received the shares of Insights on December 29, 2000; however we were not required to pay any consideration for such shares unless certain conditions were met. On February 22, 2001, the first of these conditions was met, and as such we issued the first tranche of consideration of 15,000,000 shares, valued at approximately $93,000,000 based on a weighted average share price of $6.20 per share. Subsequent to September 30, 2001, upon agreement with the seller of Insights and in variance of the conditions precedent set forth in the original agreement, the parties agreed that the obligation to issue the second tranche of contingent consideration may be satisfied by the direct issuance of shares in Medicsight to Nightingale Technologies Ltd. ("Nightingale"), the seller of Insights. On November 22, 2001, Medicsight issued 15,000,000 shares in Medicsight to Nightingale, and Nightingale accepted such shares in satisfaction of our obligation under the original purchase agreement. Nightingale is an 8.6% stockholder of the Company. As of the date hereof, there is no public market for the Medicsight shares.

ITEM 27.  EXHIBITS AND REPORTS ON FORM 8-K

(A)  EXHIBITS

EXHIBIT NO.             DESCRIPTION
-----------             -----------
         1.1            Underwriting Agreement between Internet Holdings, Inc. and
                        Panther Capital Ltd., dated January 6, 2000(1)

         2.1 Articles of Merger of HTTP Technology, Inc., a Utah corporation(2)

         2.2 Certificate of Merger of HTTP Technology, Inc., a Delaware corporation(2)

         2.3            Offering Document to acquire shares of Radical Technology
                        Plc.(3)

         3.1 Certificate of Incorporation of HTTP Technology, Inc. and amendments thereto(2)

         3.2            By-Laws of HTTP Technology, Inc.(2)

         4.1            Form of Convertible Loan Note issued by the Company to
                        Palamon (Gestion) S.A., dated October 25, 1999(4)

         4.2            Loan Note issued by HTTP Insights, Ltd. to Nightingale
                        Technologies Ltd.(8)

         5.1            Opinion of Salans Hertzfeld Heilbronn Christy & Viener
                        (filed herewith)

        10.1 Stock Purchase Agreement, dated as of September 7, 2000, between Troy Ventures Ltd. and Internet Holdings, Inc.(5)

        10.2            Share Sale Agreement, dated as of December 29, 2000 (the
                        "Share Sale Agreement"), between Nightingale Technologies
                        Limited and HTTP Technology, Inc.(6)

        10.3            Letter Agreement between Asia IT Capital Investments, Ltd.
                        and HTTP Technology, Inc.(8)

        10.4            Novation Agreement, dated as of November 9, 2001, among HTTP
                        Technology, Inc., HTTP Insights Limited and Medicsight
                        Limited (filed herewith)

        10.5            Letter Agreement, dated as of November 22, 2001, between
                        Nightingale Technologies, Ltd. and HTTP Technology, Inc., amending the Share Sale Agreement (filed herewith)

        16.1 Letter from Callaghan Nawrocki LLP regarding change in certifying accountant dated June 30, 2000(7)

EXHIBIT NO.             DESCRIPTION
-----------             -----------
        21.1            Subsidiaries (filed herewith)

        23.1            Consent of Arthur Andersen (filed herewith)

        23.2            Consent of Lees (filed herewith)

        23.3            Consent of Arthur Andersen (filed herewith)

        23.4            Consent of Salans Hertzfeld Heilbronn Christy & Viener
                        (included in their opinion filed as Exhibit 5.1)

------------------------

(1) Incorporated herein by reference to the Company's Current Report on Form 8-K filed January 31, 2000.

(2) Incorporated herein by reference to the Company's Current Report on Form 8-K filed on January 10, 2001.

(3) Incorporated herein by reference to the Company's Current Report on Form 8-K filed on May 23, 2000.

(4) Incorporated herein by reference to the Company's Current Report on Form 8-K filed January 7, 2000.

(5) Incorporated herein by reference to the Company's Current Report on Form 8-K filed September 27, 2000.

(6) Incorporated herein by reference to the Company's Current Report on Form 8-K filed March 7, 2001.

(7) Incorporated herein by reference to the Company's Current Report on Form 8-K filed June 30, 2000.

(8) Incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 filed April 17, 2001.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England.

                                                       HTTP TECHNOLOGY, INC.

                                                       By:          /s/ STEFAN ALLESCH-TAYLOR
                                                            -----------------------------------------
                                                                      Stefan Allesch-Taylor
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER
December 26, 2001                                                 (PRINCIPAL EXECUTIVE OFFICER)

                                                       By:             /s/ JASON E. FORSYTH
                                                            -----------------------------------------
                                                                         Jason E. Forsyth
December 26, 2001                                                    CHIEF FINANCIAL OFFICER

    In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
              /s/ STEFAN ALLESCH-TAYLOR
     -------------------------------------------       Director                     December 26, 2001
                Stefan Allesch-Taylor

             /s/ SIR EUAN CALTHORPE, BT.
     -------------------------------------------       Director                     December 26, 2001
               Sir Euan Calthorpe, Bt.

                /s/ JASON E. FORSYTH
     -------------------------------------------       Director                     December 26, 2001
                  Jason E. Forsyth

                /s/ PETER VENTON, OBE
     -------------------------------------------       Director                     December 26, 2001
                  Peter Venton, OBE

               /s/ MARK WARDE-NORBURY
     -------------------------------------------       Director                     December 26, 2001
                 Mark Warde-Norbury